Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

dated as of

June 7, 2024,

among

VICTORY CAPITAL HOLDINGS, INC.,
as the Borrower,

the other Loan Parties party hereto,

the Lenders party hereto,

and

BARCLAYS BANK PLC,
as Administrative Agent

___________________________

RBC CAPITAL MARKETS,

as Lead Arranger and Bookrunner

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 7, 2024 (this “Amendment”), among VICTORY CAPITAL HOLDINGS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined in the Credit Agreement referred to below) party hereto, the Lenders party hereto and BARCLAYS BANK PLC (“Administrative Agent”), as administrative agent under the Credit Agreement referred to below.

RECITALS:

WHEREAS, reference is made to the Credit Agreement, dated as of July 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, pursuant to and in accordance with Section 9.02(c)(ii) of the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended so as to, among other things, (i) provide for a new tranche of revolving credit commitments thereunder (the “2024 Replacement Revolving Credit Commitments”) in an aggregate principal amount of $100,000,000, which will be used to replace in full the Revolving Credit Commitments outstanding under the Existing Credit Agreement as in effect immediately prior to the effectiveness of this Amendment (the “Existing Revolving Credit Commitments”) as provided in Exhibit A hereto, which 2024 Replacement Revolving Credit Commitments shall comprise a Replacement Revolving Facility under the Existing Credit Agreement and the Credit Agreement and (ii) make certain other modifications to the Existing Credit Agreement, in each case as more particularly as provided in Exhibit A hereto;

WHEREAS, each Person that executes and delivers this Agreement in the capacity as a “Replacement Revolving Lender” (each, a “Replacement Revolving Lender”) will, by the fact of such execution and delivery, be deemed (A) to have consented to the terms of this Amendment (including, without limitation, the amendments set forth in Exhibit A hereto) and (B) to have committed to make available 2024 Replacement Revolving Credit Commitments to the Borrower, on the Fifth Amendment Effective Date (as defined below), in each case in an amount not to exceed the amount set forth opposite such Replacement Revolving Lender, as applicable, set forth on Schedule 1.01(a) hereto;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.
Existing Credit Agreement Amendments. Effective as of the Fifth Amendment Effective Date, the Existing Credit Agreement is hereby amended to:
(a)
delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
(b)
Schedule 1.01(a) is hereby amended and restated as set forth in Schedule 1.01(a) to this Amendment.

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3.
[Reserved].
4.
2024 Replacement Revolving Credit Commitments.
(a)
On the terms and conditions set forth herein and subject to the satisfaction of the conditions set forth in Section 5 hereof, each Replacement Revolving Lender agrees to provide, on the Fifth Amendment Effective Date, 2024 Replacement Revolving Credit Commitments equal to the amount specified opposite such Replacement Revolving Lender on Schedule 1.01(a) hereto, and each Replacement Revolving Lender shall be a “Revolving Lender” and a “Lender” under the Credit Agreement as of the date hereof. On the Fifth Amendment Effective Date, the 2024 Replacement Revolving Credit Commitments shall replace the Initial Revolving Credit Commitments under the Existing Credit Agreement in full, and the Initial Revolving Credit Commitments shall be terminated. The commitments of the Replacement Revolving Lenders are several and not joint, and no Replacement Revolving Lender will be responsible for any other Replacement Revolving Lender’s failure to make 2024 Replacement Revolving Credit Commitments available to the Borrower on the Restatement Date; and
(b)
The Replacement Revolving Lenders hereby waive any provisions of the Existing Credit Agreement requiring advance notice of the termination of the Existing Revolving Credit Commitments (and any related prepayment of Revolving Loans) contemplated hereunder.
5.
Effective Date Conditions. This Amendment will become effective on the date (the “Fifth Amendment Effective Date”), on which each of the following conditions have been satisfied (or waived by the Lead Arranger) in accordance with the terms therein:
(a)
The Administrative Agent (or its counsel) shall have received from (i) each of the Borrower and the other Loan Parties party hereto, a counterpart of this Amendment signed on behalf of such party and (ii) each Replacement Revolving Lender, a counterpart of this Amendment signed on behalf of such party representing an aggregate of 100% of the 2024 Replacement Revolving Credit Commitments;
(b)
the Administrative Agent shall have received a certificate of each Loan Party dated as of the Fifth Amendment Effective Date signed by a Responsible Officer of each such Loan Party (i) (A) certifying and attaching the resolutions or similar consents adopted by each Loan Party approving or consenting to this Amendment, (B) certifying that the certificate or articles of organization or formation and by-laws or operating (or limited liability company) agreement of each Loan Party either (x) have not been amended since the Closing Date or (y) are attached as an exhibit to such certificate, and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of each Loan Party and (ii) certifying as to the matters set forth in clauses (d) and (e) below;
(c)
the Lead Arranger shall have received all fees and other amounts previously agreed to in writing by the Lead Arranger and the Borrower to be due on or prior to the Fifth Amendment Effective Date, including, to the extent invoiced at least three Business Days prior to the Fifth Amendment Effective Date (or such later date as is reasonably agreed by the Borrower), including legal fees and expenses and the fees and expenses of any other advisors in accordance with the terms of the Credit Agreement;

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(d)
the representations and warranties in Section 6 of this Amendment shall be true and correct in all material respects as of the Fifth Amendment Effective Date; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any such representations or warranties that are qualified by materiality, Material Adverse Effect, or similar construct, shall be true and correct in all respects;
(e)
no Default or Event of Default shall exist on the Fifth Amendment Effective Date before or after giving effect to the effectiveness of this Amendment;
(f)
the Administrative Agent shall have received a solvency certificate executed by the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower;
(g)
the Lead Arranger shall have received for the ratable benefit of each Replacement Revolving Lender as of the Fifth Amendment Effective Date, an upfront fee in an amount equal to 0.2625% of the aggregate principal amount of the commitments in respect of the Replacement Revolving Credit Commitments made available to the Borrower by such Replacement Revolving Lender on the Fifth Amendment Effective Date, which fee shall be allocated among the Replacement Revolving Lenders based on their respective percentage shares of such aggregate amount of such commitments;
(h)
the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and to the Replacement Revolving Lenders and dated the Fifth Amendment Effective Date) of (i) Willkie Farr & Gallagher LLP, in its capacity as special counsel for certain of the Loan Parties and (ii) Troutman Pepper Hamilton Sanders LLP, in its capacity as special North Carolina counsel for certain of the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arranger; and
(i)
(x) All Swingline Loans (and any accrued and unpaid interest or fees thereon or with respect to the Swingline Loan Commitments), if any, shall have been repaid to the Administrative Agent (or its designee) in full and (y) All Initial Revolving Loans (and any accrued and unpaid interest or fees thereon or with respect to the Initial Revolving Credit Commitments), if any, shall have been repaid to the Administrative Agent (or its designee) in full.
6.
Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants that:
(a)
such Loan Party has all requisite organizational power and authority to make, deliver and perform its obligations under this Amendment and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment;
(b)
such Loan Party has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the Legal Reservations;
(c)
no consent or approval of, registration or filing with, or any other action by, any Governmental Authority is required in connection with the execution, delivery,

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performance, validity or enforceability of this Amendment, except consents, authorizations, filings and notices the failure to obtain which would not reasonably be expected to have a Material Adverse Effect;
(d)
the execution, delivery and performance of this Amendment by the Loan Parties hereto will not (a) violate the Organizational Documents of the Loan Parties, (b) except as would not reasonably be expected to have a Material Adverse Effect, violate any Requirement of Law applicable to such Loan Party, and (c) violate or result in a default under any material Contractual Obligation to which such Loan Party is a party or is otherwise bound which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect;
(e)
both immediately before and after giving effect to the Fifth Amendment Effective Date, (i) the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation and warranty that is qualified by “material”, “material adverse effect” or a similar term, in all respects), in each case, on and as of the Fifth Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any such representation and warranty that is qualified by “material”, “material adverse effect” or a similar term, in all respects) as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from the consummation of this Amendment and the transactions contemplated hereby.
7.
[Reserved].
8.
Reaffirmation of the Loan Parties; Reference to and Effect on the Credit Agreement and the other Loan Documents.
(a)
Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force.
(b)
Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

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(c)
On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
9.
Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 9.02 of the Credit Agreement.
10.
Integration. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lead Arranger and/or the Administrative Agent, as applicable, or the syndication of the 2024 Replacement Revolving Credit Commitments related thereto constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Fifth Amendment Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

11.
GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.10(b) THROUGH (d) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.
12.
Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment.
14.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY

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ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
15.
Loan Document. On and after the Fifth Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

VICTORY CAPITAL HOLDINGS, INC.

By: ____________________________________
Name:
Title:

Loan Guarantors:

VICTORY CAPITAL OPERATING, LLC,

a Delaware limited liability company

By:

Name:

Title:

VCH Holdings, LLC,

a Delaware limited liability company

By:

Name:

Title:

VICTORY CAPITAL MANAGEMENT INC.,

a New York corporation

By:

Name:

Title:

Victory Capital Transfer Agency, Inc.,

a Delaware corporation

By:

Name:

Title:

[Signature Page to Fifth Amendment To Credit Agreement]

WESTEND ADVISORS, LLC,

a North Carolina limited liability company

By:

Name:

Title:

nec pipeline, llc ,

a Delaware limited liability company

By:

Name:

Title:

[Signature Page to Fifth Amendment To Credit Agreement]

barclays BANK plc, as Administrative Agent

By:

Name:

Title:

[Signature Page to Fifth Amendment to Credit Agreement]

ROYAL BANK OF CANADA, as Replacement Revolving Lender, Swingline Lender and Issuing Bank

By:

Name:

Title:

[Signature Page to Fifth Amendment to Credit Agreement]

BANK OF MONTREAL, CHICAGO BRANCH, as Replacement Revolving Lender and Issuing Bank

By:

Name:

Title:

[Signature Page to Fifth Amendment to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as Replacement Revolving Lender and Issuing Bank

By:

Name:

Title:

[Signature Page to Fifth Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Replacement Revolving Lender and Issuing Bank

By:

Name:

Title:

[Signature Page to Fifth Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Replacement Revolving Lender and Issuing Bank

By:

Name:

Title:

[Signature Page to Fifth Amendment to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Replacement Revolving Lender and Issuing Bank

By:

Name:

Title:

[Signature Page to Fifth Amendment to Credit Agreement]

Schedule 1.01(a)

2024 Replacement Revolving Credit Commitments

Royal Bank of Canada	$25,000,000.00
KeyBank National Association	$25,000,000.00
Bank of Montreal, Chicago Branch	$20,000,000.00
JPMorgan Chase Bank, N.A.	$15,000,000.00
Bank of America, N.A.	$7,500,000.00
Morgan Stanley Senior Funding, Inc.	$7,500,000.00

TOTAL	$100,000,000.00

Execution Version, conformed through First Amendment dated as of January 17, 2020, Second Amendment, dated as of February 18, 2021, Third Amendment dated as of December 31, 2021 ~~and~~, Fourth Amendment dated as of September 23, 2022 and Fifth Amendment dated as of June 7, 2024

CREDIT AGREEMENT

Dated as of July 1, 2019

among

VICTORY CAPITAL HOLDINGS, INC.,
as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

BARCLAYS BANK PLC,
as Administrative Agent, ~~Swingline Lender and an Issuing Bank,~~

BARCLAYS BANK PLC,
RBC CAPITAL MARKETS*
and
BMO CAPITAL MARKETS CORP.,
as Joint Term Lead Arrangers and Joint Term Bookrunners,

BARCLAYS BANK PLC,
RBC CAPITAL MARKETS,*
BMO CAPITAL MARKETS CORP.,
KEYBANK NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.,
BofA Securities, Inc.
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Revolving Lead Arrangers and Joint Revolving Bookrunners,

and

BARCLAYS BANK PLC,
as Syndication Agent

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Execution Version, conformed through First Amendment dated as of January 17, 2020, Second Amendment, dated as of February 18, 2021, Third Amendment dated as of December 31, 2021 ~~and~~, Fourth Amendment dated as of September 23, 2022 and Fifth Amendment dated as of June 7, 2024

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

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Page

ARTICLE 1 DEFINITIONS 1

Section 1.01. Defined Terms 1

Section 1.02. Classification of Loans and Borrowings 70

Section 1.03. Terms Generally 70

Section 1.04. Accounting Terms; GAAP 71

Section 1.05. Effectuation of Transactions 72

Section 1.06. Timing of Payment or Performance 72

Section 1.07. Times of Day 72

Section 1.08. Cashless Rollovers 72

Section 1.09. Certain Calculations and Tests 73

Section 1.10. Divisions 74

Section 1.11. [Reserved] 74

Section 1.12. Effect of Benchmark Transition Event 75

ARTICLE 2 THE CREDITS 76

Section 2.01. Commitments 76

Section 2.02. Loans and Borrowings 78

Section 2.03. Requests for Borrowings 78

Section 2.04. Swingline Loans 79

Section 2.05. Letters of Credit 81

Section 2.06. [Reserved] 86

Section 2.07. Funding of Borrowings 86

Section 2.08. Type; Interest Elections 87

Section 2.09. Termination and Reduction of Commitments 88

Section 2.10. Repayment of Loans; Evidence of Debt 89

Section 2.11. Prepayment of Loans 91

Section 2.12. Fees 96

Section 2.13. Interest 98

Section 2.14. Alternate Rate of Interest 99

Section 2.15. Increased Costs 99

Section 2.16. Break Funding Payments 101

Section 2.17. Taxes 101

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Payments 104

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(Cont.)

Page

Section 2.19. Mitigation Obligations; Replacement of Lenders 106

Section 2.20. Illegality 108

Section 2.21. Defaulting Lenders 108

Section 2.22. Incremental Credit Extensions 111

Section 2.23. Extensions of Loans and Revolving Credit Commitments 115

Section 2.24. Inability to Determine Rates 118

ARTICLE 3 REPRESENTATIONS AND WARRANTIES 119

Section 3.01. Organization; Powers 119

Section 3.02. Authorization; Enforceability 119

Section 3.03. Governmental Approvals; No Conflicts 119

Section 3.04. Financial Condition; No Material Adverse Effect 119

Section 3.05. Properties 120

Section 3.06. Litigation and Environmental Matters 120

Section 3.07. Compliance with Laws 120

Section 3.08. Investment Company Status 121

Section 3.09. Taxes 121

Section 3.10. ERISA 121

Section 3.11. Disclosure 121

Section 3.12. Solvency 122

Section 3.13. Capitalization and Subsidiaries 122

Section 3.14. Security Interest in Collateral 122

Section 3.15. Labor Disputes 122

Section 3.16. Federal Reserve Regulations 122

Section 3.17. Senior Indebtedness 122

Section 3.18. Use of Proceeds 122

Section 3.19. OFAC; PATRIOT ACT and FCPA 122

Section 3.20. Certain Regulatory Matters. 123

ARTICLE 4 CONDITIONS 124

Section 4.01. Closing Date 124

Section 4.02. Each Credit Extension 127

ARTICLE 5 AFFIRMATIVE COVENANTS 128

Section 5.01. Financial Statements and Other Reports 128

(Cont.)

Page

Section 5.02. Existence 131

Section 5.03. Payment of Taxes 132

Section 5.04. Maintenance of Properties 132

Section 5.05. Insurance 132

Section 5.06. Inspections 132

Section 5.07. Maintenance of Book and Records 133

Section 5.08. Compliance with Laws 133

Section 5.09. Designation of Subsidiaries 133

Section 5.10. Use of Proceeds 134

Section 5.11. Covenant to Guarantee Obligations and Give Security 134

Section 5.12. Maintenance of Ratings 136

Section 5.13. Further Assurances 136

ARTICLE 6 NEGATIVE COVENANTS 137

Section 6.01. Indebtedness 137

Section 6.02. Liens 142

Section 6.03. [Reserved] 146

Section 6.04. Restricted Payments; Restricted Debt Payments 146

Section 6.05. Burdensome Agreements 151

Section 6.06. [Reserved] 152

Section 6.07. Fundamental Changes; Disposition of Assets 152

Section 6.08. Sale and Lease-Back Transactions 156

Section 6.09. Transactions with Affiliates 156

Section 6.10. Lines of Business 158

Section 6.11. Amendments or Waivers of Organizational Documents 158

Section 6.12. Amendments of or Waivers with Respect to Restricted Debt 158

Section 6.13. Fiscal Year 158

Section 6.14. Financial Covenant 158

ARTICLE 7 EVENTS OF DEFAULT 160

Section 7.01. Events of Default 160

ARTICLE 8 THE ADMINISTRATIVE AGENT 163

Section 8.01. General Agency Provisions 163

Section 8.02. Certain ERISA Matters 171

(Cont.)

Page

ARTICLE 9 MISCELLANEOUS 172

Section 9.01. Notices 172

Section 9.02. Waivers; Amendments 175

Section 9.03. Expenses; Indemnity 181

Section 9.04. Waiver of Claim 182

Section 9.05. Successors and Assigns 182

Section 9.06. Survival 190

Section 9.07. Counterparts; Integration; Effectiveness 191

Section 9.08. Severability 191

Section 9.09. Right of Setoff 191

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process 192

Section 9.11. Waiver of Jury Trial 193

Section 9.12. Headings 193

Section 9.13. Confidentiality 193

Section 9.14. No Fiduciary Duty 194

Section 9.15. Several Obligations 195

Section 9.16. USA PATRIOT Act 195

Section 9.17. Disclosure of Agent Conflicts 195

Section 9.18. Appointment for Perfection 195

Section 9.19. Interest Rate Limitation 195

Section 9.20. Conflicts 195

Section 9.21. Release of Loan Guarantors 195

Section 9.22. Judgment Currency 196

Section 9.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 196

Section 9.24. Acknowledgement Regarding Any Supported QFC 197

SCHEDULES:
Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Dutch Auction
Schedule 1.01(c)	–	Mortgages
Schedule 1.01(d)	–	Existing Investments
Schedule 1.01(f)	–	Broker-Dealer Subsidiaries
Schedule 1.01(g)	–	Introducing Broker Subsidiaries
Schedule 3.05(a)	–	Fee Owned Real Estate Assets
Schedule 3.13	–	Subsidiaries
Schedule 3.20	–	Certain Regulatory Matters
Schedule 5.09	–	Unrestricted Subsidiaries
Schedule 6.01(i)	–	Existing Indebtedness
Schedule 6.02(l)	–	Existing Liens
Schedule 6.07(bb)	–	Certain Dispositions
Schedule 6.09(e)	–	Existing Transactions with Affiliates
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery
EXHIBITS:
Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	Form of Affiliated Lender Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H	–	Form of Pledge and Security Agreement
Exhibit I	–	Form of Guaranty Agreement
Exhibit J-1	–	Form of Patent Security Agreement
Exhibit J-2	–	Form of Trademark Security Agreement
Exhibit J-3	–	Form of Copyright Security Agreement
Exhibit K	–	Form of Letter of Credit Request
Exhibit L-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M	–	Form of Solvency Certificate
Exhibit N	–	Form of Prepayment Notice

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of July 1, 2019 (this “Agreement”), by and among Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party hereto and Barclays Bank PLC (“Barclays”), as administrative agent and collateral agent for the Secured Parties (in such capacities, together with its successors and assigns in such capacities, the “Administrative Agent”), a Swingline Lender and an Issuing Bank.

RECITALS

WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of November 6, 2018 (including the exhibits and schedules thereto, the “Acquisition Agreement”), by and among the Borrower, USAA Investment Corporation, a Delaware corporation, and, solely for the express purposes set therein, USAA Capital Corporation, a Delaware corporation, on the Closing Date the Borrower will acquire (the “Acquisition”) 100% of the outstanding equity interests of each of USAA Asset Management Company, a Delaware corporation (“USAA Adviser”), and USAA Transfer Agency Company, a Delaware corporation (“USAA Transfer Agent” and, together with USAA Adviser, the “Targets”) from the current equity-holders thereof (the “Sellers”);

WHEREAS, in connection therewith, the Borrower has requested that the Lenders extend credit to the Borrower in the form of (a) Initial Term Loans made on the Closing Date in an aggregate principal amount of up to $1,100,000,000, the proceeds of which shall be used to finance all or a portion of the Transactions, and (b) Revolving Credit Commitments in an aggregate principal amount of $100,000,000, the proceeds of which shall be used to finance the working capital needs and other general corporate purposes of the Borrower and the Restricted Subsidiaries;

WHEREAS, in order to facilitate the Acquisition, the Borrower has requested that the Lenders authorize and ratify the Administrative Agent’s actions to enter into the escrow arrangements contemplated by the Escrow Agreement prior to the Closing Date; and

WHEREAS, the Lenders are willing to extend credit to the Borrower as so requested, subject to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.01.
Defined Terms. As used in this Agreement (including the preamble and the recitals above), the following terms have the meanings specified below:

“2021 Incremental Term Loans” means the 2021 Incremental Term Loans as defined in the Third Amendment.

“2021 Incremental Term Loan Commitment” means the 2021 Incremental Term Loan Commitments as defined in the Third Amendment.

“2021 Incremental Term Lender” means, at any time, any Lender that has a 2021 Incremental Term Loan Commitment or 2021 Incremental Term Loan outstanding at such time.

“2021 Incremental Term Loan Maturity Date” means, the date that is seven years from the Third Amendment Effective Date.

“2021 Incremental Term Loan Installment Date” has the meaning assigned to such term in Section 2.10(g).

“2024 Replacement Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make 2024 Replacement Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its 2024 Replacement Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.23. The aggregate amount of the 2024 Replacement Revolving Credit Commitments as of the Fifth Amendment Effective Date is $100,000,000.

“2024 Replacement Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all 2024 Replacement Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Exposure, in each case, attributable to its 2024 Replacement Revolving Credit Commitment.

“2024 Replacement Revolving Credit Maturity Date” means March 31, 2026.

“2024 Replacement Revolving Facility” means the 2024 Replacement Revolving Credit Commitments and the 2024 Replacement Revolving Loans and other extensions of credit thereunder.

“2024 Replacement Revolving Lender” means any Lender with an 2024 Replacement Revolving Credit Commitment or any 2024 Replacement Revolving Credit Exposure.

“2024 Replacement Revolving Loan” means any revolving loan made by the 2024 Replacement Revolving Lenders to the Borrower pursuant to Section 2.01(a)(ii).

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” means any Borrowing at the Alternate Base Rate.

“ABR Loan” means a Loan that bears interest with reference to the Alternate Base Rate.

“ABR Revolving Borrowing” means any Borrowing of Revolving Loans at the Alternate Base Rate.

“ABR Revolving Loan” means a Revolving Loan that bears interest with reference to the Alternate Base Rate.

“Acceptable Compliance Certificate” has the meaning assigned to such term in the definition of Applicable Rate.

“Acceptable Intercreditor Agreement” means an intercreditor agreement the terms of which are reasonably satisfactory to the Administrative Agent, the Required Lenders and the Borrower.

“ACH” means automated clearing house transfers.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR determined as provided above shall ever be less than 0.00%, then Adjusted Term SOFR shall be deemed to be 0.00%, provided, further that, solely with respect to the 2021 Incremental Term Loans, if Adjusted Term SOFR determined as provided above shall ever be less than 0.50%, then Adjusted Term SOFR shall be deemed to be 0.50%.

“Acquisition” has the meaning assigned to such term in the recitals to this Agreement.

“Acquisition Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 or 9.02(c).

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Loans” means any Additional Revolving Loans and any Additional Term Loans.

“Additional Revolving Credit Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate Outstanding Amount at such time of such Lender’s LC Exposure and Swingline Exposure attributable to its Additional Revolving Credit Commitment.

“Additional Revolving Lender” means any Lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.

“Additional Revolving Loans” means any revolving loan added hereunder pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Term Lender” means any Lender with an Additional Term Loan Commitment or an outstanding Additional Term Loan.

“Additional Term Loan Commitment” means any term commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).

“Additional Term Loans” means any term loan added pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).

“Advisers Act” means the Investment Advisers Act of 1940.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of the Borrower or any Subsidiary thereof solely because it is an unrelated portfolio company of any Sponsor and none of the Agents, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, the Borrower or any Subsidiary.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).

“Agents” means, collectively, the Administrative Agent, the Lead Arrangers and the Syndication Agent.

“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.22.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the sum of 1.00% plus Adjusted Term SOFR for an Interest Period of one month on such day (or if such day is not a Business Day, on the immediately preceding Business Day); provided that if the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR for an Interest Period of one month is less than 0.00%, then such rate shall deemed to be 0.00%; provided, further that, solely with respect to the 2021 Incremental Term Loans, if the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR for an Interest Period of one month is less than 0.50%, then such rate shall be deemed to be 0.50%; provided, further that solely for purposes of the foregoing, Adjusted Term SOFR for any day shall be calculated using Adjusted Term SOFR for an Interest Period of one month on such day at approximately 11:00 a.m. (New York City time). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist.

“Applicable Percentage” means, (a) with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of such Term Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Term Commitments of all Term Lenders under the applicable Class and (b) with respect to any Revolving Lender of any Class, the percentage of the aggregate amount of the Revolving Credit Commitments of such Class represented by such Lender’s Revolving Credit Commitment of such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, such Defaulting Lender’s Revolving Credit Commitment shall be disregarded for any relevant calculation. In the case of clause (b), in the event that the Revolving Credit Commitments of any Class have expired or been terminated, the Applicable Percentage of any Revolving Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class, giving effect to any assignment thereof.

“Applicable Period” has the meaning assigned to such term in the definition of Applicable Rate.

“Applicable Rate” means, for any day: (a) (i) with respect to any Initial Term Loan prior to the First Amendment Effective Date, (A) that is an ABR Loan, 2.25% per annum or (B) that is a Term SOFR Loan, 3.25% per annum, (ii) with respect to any Tranche B-1 Term Loan on and after the First Amendment Effective Date and prior to the Second Amendment Effective Date, (A) that is an ABR Loan, 1.50% per annum or (B) that is a Term SOFR Loan, 2.50% per annum, (iii) with respect to any Tranche B-2 Term Loan on and after the Second Amendment Effective Date, (A) that is an ABR Loan, 1.25% per annum or (B) that is a Term SOFR Loan, 2.25% per annum and (iv) with respect to 2021 Incremental Term Loans, (A) that is an ABR Loan, 1.25% per annum or (B) that is a Term SOFR Loan, 2.25% per annum; (b) with respect to any ~~Initial~~2024 Replacement Revolving Loan, that is an ABR Loan or a Term SOFR Loan, the percentage per annum as set forth in the pricing grid below for the appropriate Level; and (c) with respect to any Extended Term Loan or other Additional Term Loan of any Class or any Extended Revolving Loan or other Additional Revolving Loan of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.

Level	First Lien Leverage Ratio	Applicable Rate for ~~Initial~~2024 Replacement Revolving Loans (ABR Rate Loans)	Applicable Rate for ~~Initial~~2024 Replacement Revolving Loans (Term SOFR Loans)
1	Greater than 2.50:1.00	~~2.25~~1.75%	~~3.25~~2.75%
2	Less than or equal to 2.50:1.00 but greater than 2.00:1.00	~~2.00~~1.50%	~~3.00~~2.50%
3	Less than or equal to 2.00:1.00	~~1.75~~1.25%	~~2.75~~2.25%

The Applicable Rate shall be re-determined quarterly on the first day immediately following the date of delivery to the Administrative Agent of a Compliance Certificate containing a reasonably detailed calculation of the First Lien Leverage Ratio pursuant to Section 5.01 (an “Acceptable Compliance Certificate”); provided that, if an Acceptable Compliance Certificate is not delivered to the Administrative Agent pursuant to Section 5.01, without constituting a waiver of any Default or Event of Default arising as a result thereof, then (i) the rate set forth in “Level 1” shall apply as of the first day after the date on which a Compliance Certificate was required to have been delivered but was not delivered and shall continue to so apply through but not including the date on which an Acceptable Compliance Certificate is delivered (and from and after delivery of such Acceptable Compliance Certificate, the pricing level shall be determined based on the First Lien Leverage Ratio set forth therein); provided, further, that, in the event that any calculation of the First Lien Leverage Ratio previously delivered pursuant to Section 5.01 is at any time restated or otherwise revised or the information set forth therein otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period (an “Applicable Period”), then, without constituting a waiver of any Default or Event of Default arising as a result thereof, (i) the rate set forth in “Level 1” shall apply as of the first day after the date on which a Compliance Certificate was required to have been delivered and shall continue to so apply through but not including the date on which a corrected Acceptable Compliance Certificate is delivered and (ii) the Borrower shall, within five (5) Business Days of written demand thereof by the Administrative Agent, pay to the Administrative Agent (for the benefit of the Lenders in accordance with this Agreement) the accrued additional interest with respect to such Loans owing as a result of such increased Applicable Rate for such Applicable Period.

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Credit Commitment at such time represented by such Revolving Lender’s Revolving Credit Commitments at such time; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in the relevant calculations. In the event that (x) the Revolving Credit Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article 7), the Applicable Revolving Credit Percentage shall be recalculated without giving effect to the Revolving Credit Commitments of such Class or (y) the Revolving Credit Commitments of all Classes have terminated (or the Revolving Credit Commitments of any Class have terminated pursuant to Article 7), the Applicable Revolving Credit Percentage shall be determined based upon the Revolving Credit Commitments (or the Revolving Credit Commitments of such Class) most recently in effect, giving effect to any assignments thereof.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in substantially the form of Exhibit A-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a)
the sum of:
(i)
the greater of $137,500,000 and 33.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; plus
(ii)
50.0% of Consolidated Net Income, which amount shall not be less than zero, for the period from the first day of the Fiscal Quarter during which the Closing Date occurred to and including the last day of the most recently ended Fiscal Quarter prior to such date for which consolidated financial statements of the Borrower are internally available (this clause (ii), the “Builder Basket”); plus
(iii)
the amount of any capital contributions or other proceeds of any issuance of Qualified Capital Stock of the Borrower (other than any amount (x) constituting a Cure Amount, capital contributions used to incur Indebtedness pursuant to Section 6.01(r) or proceeds of an issuance of Disqualified Capital Stock, (y) received from the Borrower or any Restricted Subsidiary or (z) consisting of the proceeds of any loan or advance made pursuant to clause (h)(ii) of the definition of Permitted Investment) received as Cash equity by the Borrower or any Restricted Subsidiary, plus the fair market value, as determined by the Borrower in good faith, of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution or in return for any issuance of Capital Stock of the Borrower (other than any amount (x) constituting a Cure Amount, capital contributions used to incur Indebtedness pursuant to Section 6.01(r) or proceeds of any issuance of Disqualified Capital Stock or (y) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(iv)
the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as determined by the Borrower in good faith) of any property or assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(v)
the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to clause (r) of the definition of Permitted Investment (in an amount not to exceed the original amount of such Investment made in reliance on the Available Amount); plus
(vi)
to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to clause (r) of the definition of Permitted Investment (in an amount not to exceed the original amount of such Investment made in reliance on the Available Amount); plus
(vii)
to the extent that such Investment was made pursuant to clause (r) of the definition of Permitted Investment and to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, an amount equal to the sum of (A) the amount of any Investment by the Borrower or any Restricted Subsidiary in any third party or any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment made pursuant to clause (r) of the definition of Permitted Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as determined by the Borrower in good faith) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary made pursuant to clause (r) of the definition of Permitted Investment) to the

Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(viii)
to the extent not otherwise applied to prepay Term Loans of Lenders that have not declined their Applicable Percentage of the applicable prepayment, the amount of any Declined Proceeds; plus
(ix)
to the extent not otherwise included in clause (a)(ii) above, the aggregate amount of any cash dividend or other cash distribution received by the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary after the Closing Date (in an amount not to exceed the amount of the initial Investment in such Unrestricted Subsidiary made in reliance on the Available Amount); minus
(b)
an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi), plus (iii) Investments made pursuant to clause (r) of the definition of Permitted Investment, in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 1.12(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, operational foreign exchange management, current account facilities and any arrangements or services similar to any of the foregoing or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) (a) under any arrangement that is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate of) any Lender or

Agent as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is (or is an Affiliate of) any Lender or Agent at the time such arrangement is entered into, in each case in connection with Banking Services that have been designated to the Administrative Agent in writing by the Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and any Acceptable Intercreditor Agreement as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Barclays” has the meaning assigned to such term in the preamble to this Agreement.

“Benchmark” means, initially, Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 1.12.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent with respect to any Benchmark Transition Event: (1) Daily Simple SOFR; or (2) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents; provided that, solely with respect to the 2021 Incremental Term Loans, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.50%, the Benchmark Replacement will be deemed to be 0.50% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “US Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent in consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof) or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12 and (y) ending at the time that a Benchmark

Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Tax Refund Receivable” means a receivable of the Borrower in respect of a refund of U.S. federal income taxes for the taxable year ended December 31, 2013.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Broker-Dealer Licenses and Memberships” means (a) the memberships of each Broker-Dealer Subsidiary with FINRA and (b) the licenses with Governmental Authorities of each Broker-Dealer Subsidiary, in each case, to the extent necessary and material to the normal conduct of the business of the applicable Broker-Dealer Subsidiary as a Registered Broker-Dealer or Introducing Broker, as applicable.

“Broker-Dealer Registrations” means the registrations of each Broker-Dealer Subsidiary with the SEC and all other Governmental Authorities which require registration and have jurisdiction over such Broker-Dealer Subsidiary, in each case, to the extent necessary and material to the normal conduct of the business of the applicable Broker-Dealer Subsidiary as a Registered Broker-Dealer or Introducing Broker, as applicable.

“Broker-Dealer Subsidiary” means (a) the Restricted Subsidiaries of the Borrower listed on Schedule 1.01(f) and any other Restricted Subsidiary of the Borrower that becomes a broker-dealer registered under the Exchange Act or associated persons thereof, as defined therein (a “Registered Broker-Dealer”), after the Closing Date and (b) the Restricted Subsidiaries listed on Schedule 1.01(g) and any other Restricted Subsidiary that is an introducing broker (“Introducing Broker”) that is required to register under the Commodity Exchange Act after the Closing Date.

“Builder Basket” has the meaning assigned to such term in clause (a)(ii) of the definition of “Available Amount.”

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and, if the applicable Business Day relates to notices, determinations, fundings, disbursements, settlements or payments in connection with Term SOFR, Adjusted Term SOFR or any Term SOFR Loans, or any other dealings with respect to Term SOFR, Adjusted Term SOFR or any Term SOFR Loan, a day which is also a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to the Borrower and the Restricted Subsidiaries for any period, the aggregate amount, without duplication, of (x) all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, be included as additions to property, plant and equipment, (y) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that are reported in the Borrower’s consolidated statement of cash flows for such period and (z) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means any and all shares, interests, participations, preferred equity certificates, convertible preferred equity certificates or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests (whether general or limited), and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from

S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof or any foreign bank or its branches or agencies and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any investment fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law. The term “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above in foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (g) above or in the foregoing clause (x).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority after the Closing Date or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding voting Capital Stock of the Borrower and (y) the percentage of the total voting power of all of the outstanding voting Capital Stock of the Borrower owned, directly or indirectly, beneficially by the Permitted Holders, unless, in the case of each of clauses (x) and (y) above, one or more Permitted Holders has, at such time, the right or the ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors (or comparable governing body or managers) of the Borrower. Notwithstanding the foregoing, the right to acquire voting Capital Stock (so long as such Person does not have the right to direct the voting of the Capital Stock subject to such right) or any veto power in connection with the acquisition or disposition of voting Capital Stock will not cause a party to be a beneficial owner.

“Charge” means any charge, loss, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), Initial Revolving Loans, 2024 Replacement Revolving Loans or Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii), (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, an Additional Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.21 or 9.02(c), an Initial Revolving Credit Commitment, a 2024 Replacement Revolving Credit Commitment, an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.21 or 9.02(c)(ii), (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Credit Commitment of a particular Class.

“Closing Date” means the date on which (a) the Escrow Funding Date shall have occurred, and (b) the Escrow Release Conditions shall have been met, which date shall have occurred on July 1, 2019.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Loan Party subject to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement or any other Loan Document, (y) the time periods (and extensions thereof) set forth in Section 5.11 and (z) the terms of any Acceptable Intercreditor Agreement, the requirement that:

(b)
the Administrative Agent shall have received (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.11 owns U.S. registrations of or U.S. applications to register Patents, Trademarks (excluding any intent-to-use applications for the registration of any Trademarks or similar applications) or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit J-1, Exhibit J-2 or Exhibit J-3, as applicable, (D) a completed Perfection Certificate (or, with respect to information provided after the Closing Date, a completed Perfection Certificate Supplement) and (E) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request;

(c)
the Administrative Agent shall have received with respect to any Material Real Estate Assets, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Borrower):
(i)
evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(ii)
one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as determined by the Borrower in good faith)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;
(iii)
customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Loan Party, in each case as the Administrative Agent may reasonably request, with respect to the enforceability of the relevant Mortgage; and
(iv)
surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and “Life-of-Loan” flood certifications under Regulation H (to the extent applicable, together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept any such existing certificate, appraisal or survey so long as such existing certificate or appraisal satisfies any applicable local law requirements.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (v) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business of such Person.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Initial Revolving Credit Commitment, 2024 Replacement Revolving Credit Commitment and Additional Commitment, as applicable, in effect as of such time.

“Commitment Fee Rate” means, for any day: (a) with respect to the ~~Initial~~2024 Replacement Revolving Credit Commitments, the rate per annum as set forth in the pricing grid below for the appropriate Level; provided, however, that until the delivery of the financial statements and related Compliance Certificate for the first full Fiscal Quarter ending after the Closing Date pursuant to Section 5.01, the Commitment Fee Rate shall be the rate set forth in “Level 1” of the pricing grid below; and (b) with respect to Additional Revolving Credit Commitments of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.

Level	First Lien Leverage Ratio	Commitment Fee Rate
1	Greater than 2.50:1.00	0.50%
2	Less than or equal to 2.50:1.00 but greater than 2.00:1.00	0.375%
3	Less than or equal to 2.00:1.00	0.25%

The Commitment Fee Rate shall be re-determined quarterly on the first day immediately following the date of delivery to the Administrative Agent of a Compliance Certificate containing a reasonably detailed, certified calculation of the First Lien Leverage Ratio pursuant to Section 5.01; provided that, if such certification is not provided in accordance with Section 5.01, without constituting a waiver of any Default or Event of Default arising as a result thereof, then (i) the pricing set forth in “Level 1” shall apply as of the first day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply through but not including the date on which such Compliance Certificate is so delivered (and therefrom, the pricing level shall be based off of the reasonably detailed calculations of the First Lien Leverage Ratio certified by the Borrower in such Compliance Certificate); provided, further, that, in the event that the certified calculation of the First Lien Leverage Ratio previously delivered pursuant to Section 5.01 is at any time restated or otherwise revised or the information set forth in such certification otherwise proves to be false or incorrect such that the Commitment Fee Rate would have been higher than was otherwise in effect during any Applicable Period, then, without constituting a waiver of any Default or Event of Default arising as a result thereof, (i) the pricing level set forth in “Level 1” shall apply as of the first day after which such Compliance Certificate was required to have been delivered pursuant to Section 5.01 and shall continue to so apply through but not including the date on which the correct certified calculation of the First Lien Leverage Ratio for such Applicable Period in a Compliance Certificate is so delivered and (ii) the Borrower shall, within five (5) Business Days of written demand thereof by the Administrative Agent, pay to the Administrative Agent (for the benefit of the Lenders in accordance with this Agreement) the accrued additional interest with respect to such Loans owing as a result of such increased Commitment Fee Rate for such Applicable Period.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a) reflecting the Commitments in effect on the Closing Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Company Competitor” means any Person that is a direct competitor of the Borrower or any of its Subsidiaries.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any person that is Controlling, Controlled by or under common Control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity with respect to decisions involving any investment in debt of the Borrower or any of its Subsidiaries.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Compliance Date” means the last day of any applicable Fiscal Quarter (commencing with the first full Fiscal Quarter ending after the Closing Date) if as of such date the aggregate Outstanding Amount of the Revolving Credit Exposure (excluding (i) for the first four full Fiscal Quarters ending after the Closing Date, any Revolving Loans funded on the Closing Date to fund any original issue discount or upfront fees implemented pursuant to the “market flex” provisions of the Fee Letter, (ii) any Letters of Credit under the Initial Revolving Facility, the 2024 Replacement Revolving Facility, any Incremental Revolving Facility and any Replacement Revolving Facility that have been cash collateralized or otherwise backstopped in an amount equal to at least 103.0% of the Stated Amount thereof (minus any amount then on deposit in any cash collateral account established for the benefit of the relevant Issuing Bank) or otherwise cash collateralized in a manner reasonably satisfactory to the relevant Issuing Bank and (iii) non-cash collateralized or backstopped Letters of Credit in an aggregate outstanding amount not exceeding $2,500,000) exceeds an amount equal to 35.0% of the Total Revolving Credit Commitment.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:

(d)
Consolidated Net Income for such period; plus
(e)
to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy in an amount representing the earnings for such period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent such proceeds are not actually received within such period, to the extent previously added back to Consolidated Net Income in determining Consolidated Adjusted EBITDA for a prior Fiscal Quarter such reimbursement amounts so added back but not so received shall be deducted in calculating Consolidated Adjusted EBITDA for the Fiscal Quarter immediately following such four Fiscal Quarter period)); plus
(f)
without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:
(i)
Consolidated Interest Expense;
(ii)
Taxes paid and any provision for Taxes, including income, capital, U.S. federal, state, local, foreign, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement) for such period and, without duplication, the amount of any Restricted Payments made by such Person to any direct or indirect parent entity that is a consolidated tax filer with such Person and the Restricted Subsidiaries made for the purpose of funding the payment of any such Taxes of such parent entity to the extent attributable to such Person and the Restricted Subsidiaries paid or declared in respect of such period;
(iii)
to the extent deducted in the calculation of Consolidated Net Income, any earn-out obligation expense incurred in connection with any Permitted Investment, any Restricted Payment made in compliance with Section 6.04(a) or any Investment consummated prior to the Closing Date, which is paid or accrued during such period;
(iv)
(A) depreciation, (B) amortization (including amortization of goodwill, software and other intangible assets), (C) impairment Charges (including any bad debt expense) relating to goodwill and other assets and (D) any asset write-off or write-down;
(v)
any non-cash Charge, including any Charge from Investments recorded using the equity method and, if applicable, the excess of rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual of or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);
(vi)
any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement);
(vii)
(A) Transaction Costs, (B) Charges incurred in connection with the consummation of any issuance or offering of Capital Stock (including any Public Offering), any Investment, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties), any non-compete agreement or any transaction similar to any of the foregoing (in each case, including any transaction proposed and not consummated), whether or not permitted under this Agreement, (C) the amount of any Charge that is reimbursed or reimbursable by third party pursuant to indemnification or expense reimbursement provisions or similar agreements or insurance; provided that in respect of any Charge that is added back in reliance on clause (C) above, the relevant Person in good faith expects to receive reimbursement for such Charge within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, to the extent previously added back to Consolidated Net Income in determining Consolidated Adjusted EBITDA for a prior Fiscal Quarter, such reimbursement amount so added back but not so received shall be deducted in calculating Consolidated Adjusted EBITDA for the Fiscal Quarter immediately following such four Fiscal Quarter period pursuant to clause (i)(i) below) and (D) Public Company Costs;
(viii)
without duplication of any amount referred to in clause (b) above, the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge or (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction pursuant to clause (i)(ii) below in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of amounts included in a prior period under clause (B)(i) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);
(ix)
the amount of any management, monitoring, consulting, transaction and advisory fees and expenses and indemnification payments under any management, monitoring, consulting, transaction, advisory or similar agreement, in each case, to the extent permitted under this Agreement;
(x)
any Charge attributable to the undertaking or implementation of restructurings (including any Tax restructurings), new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions or synergies or similar initiatives or programs (including in connection with any integration or transition, any curtailment, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening or pre-opening, any facility realignment, any inventory optimization program or any curtailment), any business optimization Charge (including lean and 5S implementation), any Charge relating to the closure or consolidation of any facility (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any consulting Charge, any signing Charge, any retention or completion bonus, any expansion or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any Charge relating to a new contract, any consulting Charge or any corporate development Charge; and
(xi)
the amount of any Charge incurred or accrued in connection with any single or one-time event, including (A) in connection with the Transactions or any acquisition consummated after the Closing Date (including legal, accounting and other professional fees and expenses incurred in connection with acquisitions and other similar Investments made prior to the Closing Date), (B) in connection with the closing, consolidation or reconfiguration of any facility during such period and (C) one-time consulting costs; plus
(g)
the amount of any Charge or deduction associated with the Borrower or any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party; plus
(h)
to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period in respect of a previous non-cash gain so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (f) below for any previous period and not added back or was realized in a period prior to the Closing Date; plus
(i)
without duplication of any Charges added back pursuant to clause (c) of this definition, the amount of (i) pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of actual amounts realized) related to the Transactions that are reasonably identifiable, factually supportable and projected by such Person in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) and realized within 24 months after the Closing Date and (ii) pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of actual amounts realized) related to acquisitions and other Investments, Dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other similar initiatives that are reasonably identifiable, factually supportable and projected by such Person in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) and realized within 24 months after such acquisition or other Investment, Disposition or other specified transaction, restructuring, cost savings initiative or other initiative; minus
(j)
any amount of any non-cash income or non-cash gain that has been included in the determination of Consolidated Net Income for such period, all as determined in accordance with GAAP (provided that if any such non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus

(k)
the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non‑cash Charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period; minus
(l)
to the extent such amounts increase Consolidated Net Income:
(i)
the amount added back to Consolidated Adjusted EBITDA pursuant to clause (c)(vii)(C) above (as described in such clause) to the extent such reimbursement amounts were not received within the time period required by such clause; and
(ii)
the amount added back to Consolidated Adjusted EBITDA pursuant to clause (c)(viii)(B) above (as described in such clause) to the extent such business interruption insurance proceeds were not received within the time period required by such clause.

“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on the Collateral.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including (and without duplication), amortization of any debt issuance cost or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non‑cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount or other fee or charge owed with respect to any letter of credit or bankers’ acceptance, any fee or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Loan Party, plus (or, in the case of gains, minus) (c) any gains, losses or obligations arising from any Hedge Agreement or other derivative financial instrument issued by such Person for the benefit of such Person or its Subsidiaries, in each case determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the net income (loss) of such Subject Person and its Subsidiaries, determined in accordance with GAAP, but excluding, without duplication:

(m)
(i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of the Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of the Restricted Subsidiaries by such Person during such period, (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of the Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of the Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period or (iii) the income or loss of any Unrestricted Subsidiary,
(n)
any gain or Charge as a result of, or in connection with, any asset Disposition or abandonment outside the ordinary course of business (including asset retirement costs),
(o)
(i) any gain or Charge from (A) any extraordinary item or (B) any non-recurring or unusual items or (ii) any Charge associated with or payment of any actual or prospective legal settlement, fine, judgment or order,
(p)
any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of such Subject Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Subject Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) or (iii) any facility that has been closed during such period,
(q)
any net loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement or other derivative instruments),
(r)
(i) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement (including any Charge resulting from a deferred compensation arrangement or contingent transaction payment), (ii) any Charge for such period relating to payments made to option holders of any direct or indirect parent entity in connection with, or as a result of, any distributions being made to its equityholders or its direct or indirect parent entities, which payments are being made to compensate such option holders as though they were equityholders as of the date of, and entitled to share in, such distribution and (iii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of any direct or indirect parent entity of the Subject Person, the Subject Person or any Restricted Subsidiary of the Subject Person, in the case of clause (ii) or this clause (iii), to the extent that any such cash Charge is funded with net cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock of the Subject Person that are Not Otherwise Applied,
(s)
any Charge that is established, adjusted or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP or (ii) as a result of the adoption or modification of accounting principles or policies in accordance with GAAP, on a cumulative basis,
(t)
(A) the effects of adjustments (including the effects of such adjustments pushed down to the Borrower or a Restricted Subsidiary) in the consolidated financial statements of the Borrower pursuant to GAAP (including in the inventory, property and equipment, leases, rights, fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items thereof), resulting from the application of recapitalization accounting or the acquisition method of accounting, as the case may be, in relation to the Transactions or any consummated acquisition or other Investment or the amortization or write-off of any amounts thereof, net of Taxes, and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income,
(u)
any write-off or amortization made in such period of any deferred financing cost or premium paid or other Charge incurred directly in connection with any early extinguishment of Indebtedness,
(v)
solely for purposes of calculating Excess Cash Flow, the income or loss of (i) any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such other Person’s assets are acquired by the Borrower or any Restricted Subsidiary and (ii) any of such Person’s Restricted Subsidiaries (other than Loan Parties) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiaries of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,
(w)
(i) any realized or unrealized net gain or loss in respect of (x) any obligation under any Hedge Agreement as determined in accordance with GAAP or (y) any other derivative instrument pursuant to, in the case of this clause (y), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (ii) any realized or unrealized net foreign currency translation or transaction gain or loss impacting net income (including any currency re-measurement of Indebtedness and any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk), and
(x)
any income or Charge from Investments recorded using the equity method.

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in the applicable period.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Collateral.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds, debentures and similar instruments, Capital Leases and purchase money Indebtedness (excluding, for the avoidance of doubt, undrawn letters of credit); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount (to the extent the Unrestricted Cash Amount is greater than zero) and (ii) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; and (c) all rights corresponding to any of the foregoing.

“Credit Extension” means each of (i) the making of a Revolving Loan or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“Credit Facilities” means the Revolving Facility and the Term Facility.

“Cure Amount” has the meaning assigned to such term in Section 6.14(b).

“Cure Period” has the meaning assigned to such term in Section 6.14(b).

“Cure Right” has the meaning assigned to such term in Section 6.14(b).

“Current Assets” means, at any date, all assets of the Borrower and the Restricted Subsidiaries which under GAAP would be classified as current assets (excluding any (i) Cash or Cash Equivalents (including Cash and Cash Equivalents held on deposit for third parties by the Borrower or any Restricted Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred Taxes and (v) management fees receivables).

“Current Liabilities” means, at any date, all liabilities of the Borrower and the Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (i) current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposure, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred Taxes, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Borrower or any Restricted Subsidiary, (ix) management fees payables, (x) the current portion of any Capital Lease obligation, (xi) the current portion of any other long term liability for borrowed money, (xii) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding 12-month period after such date, (xiii) the effects from applying purchase accounting, (xiv) any accrued professional liability risks, (xv) restricted marketable securities and (xvi) the current portion of deferred revenue.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Fund Affiliate” means any Affiliate of any Sponsor (other than a natural Person) that is a bona fide debt fund or investment vehicle (in each case with one or more bona fide investors to whom its managers owe fiduciary duties independent of their fiduciary duties to such Sponsor) primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of its activities and for which the personnel making the primary investment decisions are not personnel primarily engaged in making investment decisions in respect of any equity fund which has a direct or indirect equity investment in the Borrower or the Restricted Subsidiaries (“Equity Personnel”) or personnel controlled by such Equity Personnel.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(vi).

“Default” means any event or condition which, upon notice, lapse of time or both, would become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(f), any Lender that has (a) defaulted in its payment obligations under this Agreement, including to make a Loan within two Business Days of the date required to be made by it hereunder or to fund its participation in a Letter of Credit or Swingline Loan required to be funded by it hereunder within two Business Days of the date such obligation arose or such Loan, Letter of Credit was required to be made or funded unless such Lender, acting in good faith, notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied,

(b) notified the Administrative Agent, the Swingline Lender or any Issuing Bank or the Borrower in writing that it does not intend to satisfy any such obligation or has made a public statement to that effect (unless such writing or public statement (x) is made by such Lender acting in good faith, (y) relates to such Lender’s obligation to fund a Loan hereunder and (z) states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (d) failed, within two Business Days after the request of the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent, (e) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (f) (i) become (or any parent company thereof has become) the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (f), the Borrower and the Administrative Agent have each determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrower and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of (I) the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority or (II) in the case of any Lender or parent company which is a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable Requirements of Law require that such appointment not be made public; provided that such ownership interest or action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(f)) upon delivery of written notice of such determination to the Borrower, the Swingline Lender, each Issuing Bank and each Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC).

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its Subsidiaries shall constitute a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise Disposed of in compliance with Section 6.07.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation, in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, Public Offering or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital

Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (a) any bank, financial institution or other institutional lender that is identified by name on or prior to November 6, 2018 in a written notice to the Lead Arrangers and (b) any Company Competitor or any Affiliate thereof that is identified by name prior to November 6, 2019 in a written notice to the Lead Arrangers and (c) any Affiliate of any Person described in clauses (a) or (b) that is clearly identifiable as an Affiliate solely on the basis of its name (it being understood and agreed that no Debt Fund Affiliate or Competitor Debt Fund Affiliate may be designated as a Disqualified Institution); provided that no written notice delivered pursuant to clauses (b) or (c) shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation or allocation in any Credit Facility, subject to the provisions of Section 9.05(f). Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine, inquire into or monitor whether any Lender, Participant or potential Lender or Participant is a Disqualified Institution or to inquire into, monitor or enforce the compliance with the provisions hereof related to Disqualified Institutions, and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution (provided that any such assignment or participation shall be subject to the terms of Section 9.05(c) or (f), as applicable) or disclosure of Confidential Information to any Disqualified Institution.

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Disregarded Domestic Person” means any Domestic Subsidiary (i) substantially all the assets of which consist of the equity or debt of one or more Foreign Subsidiaries that is a CFC or (ii) that is treated as a disregarded entity or partnership for U.S. federal income tax purposes and that holds no material assets other than equity of one or more CFCs.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary that is incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Dutch Auction” has the meaning assigned to such term on Schedule 1.01(b).

“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.11(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line fees or amendment fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not payable to all relevant lenders ratably; provided, however, that (A) to the extent that Adjusted Term SOFR or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to loans in respect to which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that Adjusted Term SOFR or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender and (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person or any entity owned and operated for the primary benefit of a natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Borrower or any of its Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law or actual or alleged Environmental Liability; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to natural resources, the environment or human health and safety as a result of exposure to Hazardous Materials.

“Environmental Laws” means any and all applicable Requirements of Law and Governmental Authorizations relating to (a) environmental matters, including those relating to any Hazardous Materials Activity or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) any Hazardous Material

Activities, (c) exposure to any Hazardous Materials, or (d) any contract pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Personnel” has the meaning assigned to such term in the definition of “Debt Fund Affiliate”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member, and (c) solely for purpose of ERISA Section 302 and Code Section 412, any affiliated service group within the meaning of Code Section 414(m), of which that Person is a member.

“ERISA Event” means (a) a “reportable event” (as defined in Section 4043 of ERISA) with respect to a Pension Plan (unless notice has been waived under applicable regulations); (b) a withdrawal by any Loan Party or any ERISA Affiliate of a Loan Party from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of any Loan Party or any ERISA Affiliate of a Loan Party as described in Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate of a Loan Party from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on any Loan Party or any ERISA Affiliate of a Loan Party or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by any Loan Party or any ERISA Affiliate of a Loan Party of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums payable but not delinquent under ERISA Section 4007, upon any Loan Party or ERISA Affiliate of any Loan Party, in connection with the termination of any Pension Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (h) a failure by Loan Party or any ERISA Affiliate of a Loan Party to make a required contribution to a Multiemployer Plan; or (i) the imposition of a Lien with respect to a Pension Plan pursuant to Section 303(k) of ERISA.

“Escrow Account” means a segregated account, under the control of the Escrow Agent that includes only the Escrow Amount, free from all Liens.

“Escrow Agent” means Barclays, solely in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Account Terms and Conditions, dated as of June 28, 2019, among the Borrower, the Administrative Agent and the Escrow Agent, as amended, supplemented or modified from time to time.

“Escrow Amount” has the meaning assigned to such term in the Escrow Agreement.

“Escrow Funding Conditions” means the conditions set forth in Section 4.01 (other than Sections 4.01(j), (k) and (l)), which, in each case, shall be determined as if the provisions of this Agreement were in full force and in effect on the Escrow Funding Date.

“Escrow Funding Date” shall mean the date of funding of the Escrow Amount into the Escrow Account upon the satisfaction (or waiver in accordance with Section 9.02) of the Escrow Funding Conditions, which date shall have occurred on June 28, 2019.

“Escrow Release Conditions” means the delivery by the Administrative Agent of the Payment Instruction (as defined in the Escrow Agreement) to the Escrow Agent on the Escrow Funding Date directing the Escrow Agent to release the funds from the Escrow Account.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Excess Cash Flow Period, any amount (if positive) equal to:

(y)
Consolidated Net Income for such Excess Cash Flow Period; plus
(z)
(i) an amount equal to the amount of all non-cash Charges to the extent deducted in calculating Consolidated Net Income for such period, including any Charge from Investments recorded using the equity method but excluding any such non-cash Charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period and (ii) an amount equal to the amount of all cash gains for such period to the extent excluded from Consolidated Net Income pursuant to clauses (b), (c) or (k) of the definition thereof; plus
(aa)
cash receipts in respect of Hedge Agreements to the extent not included in such Consolidated Net Income; plus
(bb)
the decrease, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase or recapitalization accounting, (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement or (v) changes to Consolidated Working Capital resulting from non-cash charges and credits to Current Assets and Current Liabilities (including derivatives and deferred income tax); minus
(cc)
(i) an amount equal to the amount of all non-cash credits to the extent included in calculating Consolidated Net Income for such period (but excluding any non-cash credits to the extent representing the reversal of an accrual or reserve described in clause (b)(i) above) and (ii) an amount equal to the amount of all cash Charges for such period to the extent excluded from Consolidated Net Income pursuant to the definition thereof; minus

(dd)
the amount, if any, which, in the determination of Consolidated Net Income for such Excess Cash Flow Period, has been included in respect of gains from any Disposition of the Borrower or any Restricted Subsidiary and any casualty or condemnation, taking or similar event to the extent the same is utilized to prepay Loans pursuant to Section 2.11(b)(ii); minus
(ee)
cash payments actually made in respect of the following (without duplication):
(i)
any Permitted Investment (other than Permitted Investments in (A) Cash and Cash Equivalents or (B) the Borrower or any Restricted Subsidiary) or any Restricted Payment permitted by Section 6.04 (solely to the extent not paid to the Borrower or a Restricted Subsidiary) and in each case actually made in cash during such Excess Cash Flow Period or, at the option of the Borrower, in the case of any Excess Cash Flow Period, committed to be made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent the relevant Permitted Investment or Restricted Payment is financed with long term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amounts deducted from Excess Cash Flow for a prior Excess Cash Flow Period;
(ii)
Capital Expenditures and acquisitions of IP Rights made in cash during such Excess Cash Flow Period or, at the option of the Borrower, in the case of any Excess Cash Flow Period, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent financed with long term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amounts deducted from Excess Cash Flow for a prior Excess Cash Flow Period;
(iii)
any long-term liability (other than Indebtedness), excluding the current portion of any such liability of the Borrower or any Restricted Subsidiary;
(iv)
the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries during such Fiscal Year (including any expenditure for the payment of financing fees) to the extent that such expenditures are not expensed; minus
(ff)
(i) the aggregate principal amount of all optional prepayments of Indebtedness (other than any optional prepayment of (A) Indebtedness that is deducted from the amount of any Excess Cash Flow payment in accordance with Section 2.11(b)(i) or (B) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (ii) the aggregate principal amount of all mandatory prepayments or scheduled repayments of Indebtedness during such Excess Cash Flow Period and (iii) the amount of any premium, make-whole or penalty payment actually paid in cash by the Borrower or any Restricted Subsidiary that is required to be made in connection with any prepayment of Indebtedness, in each case, except to the extent the relevant payment is financed with long term Indebtedness (other than revolving Indebtedness); minus
(gg)
the amount of cash Taxes paid or Tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period (other than any such cash Taxes paid or reserves set aside with respect to estimated Tax obligations deducted pursuant to clause (k) in any prior period); minus

(hh)
the increase, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase or recapitalization accounting, (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement and (v) changes to Consolidated Working Capital resulting from non-cash charges and credits to Current Assets and Current Liabilities (including derivatives and deferred income tax); minus
(ii)
the amount of any Tax obligation of the Borrower or any Restricted Subsidiary that is estimated in good faith by the Borrower as due and payable (but is not currently due and payable) by the Borrower or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Borrower or any Restricted Subsidiary that the Borrower in good faith expects to repatriate within 12 months of the end of such period; minus
(jj)
without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate amount (i) required to be paid in Cash by the Borrower or the Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures and acquisitions of IP Rights, Permitted Investments or Restricted Payments described in clause (g) above or (ii) otherwise committed to be made in connection with Capital Expenditures or acquisitions of IP Rights or Permitted Investments or Restricted Payments (other than Restricted Payments in the form of dividends and other distributions constituting a return on capital (as opposed to such distributions made to fund selling, general and administrative expenses, taxes and similar items) to the Investors) described in clause (g) above (clauses (l)(i) and (l)(ii), the “Scheduled Consideration”) (other than Permitted Investments in (A) Cash and Cash Equivalents or (B) the Borrower or any Restricted Subsidiary) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures or acquisitions of IP Rights, Permitted Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters; minus
(kk)
cash payments made during such Excess Cash Flow Period for any liability the accrual of which in a prior Excess Cash Flow Period did not reduce Consolidated Net Income (and so increased Excess Cash Flow in such prior period) (provided that there was no other deduction to Consolidated Net Income or Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than revolving Indebtedness); minus
(ll)
cash expenditures made in respect of any Hedge Agreement during such period to the extent (i) not otherwise deducted in the calculation of Consolidated Net Income and (ii) not financed with long-term Indebtedness (other than revolving Indebtedness); minus
(mm)
amounts paid in Cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such period on account of (i) items that were accounted for as non-Cash reductions of Consolidated Net Income in a prior period and (ii) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income.

“Excess Cash Flow Period” means each Fiscal Year, commencing with the Fiscal Year ending on December 31, 2020.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(nn)
(i) any asset to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Requirements of Law (including rules and regulations of any Governmental Authority), (ii) any asset the grant or perfection of a security interest in which is prohibited or restricted under applicable Requirements of Law (including any requirement to obtain the consent, approval, license or authorization of any Governmental Authority) (unless such consent, approval, license or authorization has been obtained), in each case except to the extent such prohibition or restriction is ineffective under the applicable UCC or other applicable Requirements of Law, (iii) leases, contracts, agreements, licenses, franchises and permits to the extent the grant of a security interest therein is prohibited or restricted by applicable Requirements of Law or by the terms thereof (including any requirement to obtain the consent, approval, license or authorization of any third party (unless such consent, approval, license or authorization has been obtained)), in each case except to the extent such prohibition or restriction is ineffective under the applicable UCC or other applicable Requirements of Law, or (iv) equipment and assets that are subject to a Lien securing a purchase money or Capital Lease obligation permitted under this Agreement (not including assets subject to Liens securing Indebtedness permitted by Section 6.01(q)(iii)), if the underlying contract or other agreement prohibits or restricts the creation of any other Lien on such equipment (including any requirement to obtain the consent of a third party) (unless such consent has been obtained) or the granting of a Lien on such assets would trigger the termination (or a right of termination) of any such purchase money or Capital Lease pursuant to any “change of control” or similar provision in favor of any third party or the ability for any third party to amend any rights, benefits or obligations of the Loan Parties in respect of those assets, except to the extent such prohibition or restriction is ineffective under the applicable UCC or other applicable Requirements of Law; it being understood that any proceeds or receivables arising out of any asset described in this clause (a) shall not constitute Excluded Assets pursuant to this clause (a) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,
(oo)
the Capital Stock of any (i) Captive Insurance Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit Subsidiary or (iv) special purpose entity used for any securitization facility,
(pp)
any intent-to-use application for the registration of any Trademark or similar application under applicable federal law, provided that upon the filing and acceptance by the U.S. Patent and Trademark Office of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto or circumstances otherwise change so that the interests of a Loan Party in such Trademark application(s) is no longer on an “intent-to-use” basis, such Trademark application(s)

shall automatically and without further action by the parties be considered Collateral and subject to the security interest granted by such Loan Party hereunder,
(qq)
(i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset that is not a Material Real Estate Asset,
(rr)
any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary (i) which cannot be pledged without the consent of one or more third parties other than the Borrower or any of its Wholly-Owned Restricted Subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law) (except to the extent such consent has been obtained) or (ii) the pledge of which could give rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than the Borrower or any of its Wholly-Owned Restricted Subsidiaries,
(ss)
any Margin Stock,
(tt)
the Capital Stock of (i) any Foreign Subsidiary and (ii) any Disregarded Domestic Person, other than 65.0% of the issued and outstanding voting Capital Stock and 100.0% of the issued and outstanding non-voting Capital Stock of any such Person that is a first-tier Foreign Subsidiary or Disregarded Domestic Person,
(uu)
Commercial Tort Claims with a value (as estimated in good faith by the Borrower) of less than $5,000,000,
(vv)
Instruments (i) under which the only relevant obligors are Loan Parties and (ii) with an outstanding balance of less than $7,500,000,
(ww)
any Cash or Cash Equivalents comprised of (i) funds used or to be used for payroll and payroll Taxes and other employee benefit payments to or for the benefit of the employees of the Borrower or any Restricted Subsidiary, (ii) funds used or to be used to pay any Taxes required to be collected, remitted or withheld (including U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (iii) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of any third Person,
(xx)
any asset or Collateral to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent, and
(yy)
any asset the grant or perfection of a security interest in which would result in a material and adverse tax consequence as reasonably determined by the Borrower and notified in writing to the Administrative Agent.

“Excluded Subsidiary” means:

(zz)
any Unrestricted Subsidiary,
(aaa)
any Subsidiary that is not a Wholly-Owned Subsidiary,
(bbb)
any Immaterial Subsidiary,

(ccc)
any Subsidiary (i) that is prohibited or restricted by Requirement of Law or any Contractual Obligation (limited, in the case of a Contractual Obligation, to such Contractual Obligations in place on the Closing Date or on the date such Person becomes a Restricted Subsidiary and that was not incurred in contemplation thereof) from providing a Loan Guaranty, (ii) that would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) in order to provide a Loan Guaranty (other than any such consent, approval, license or authorization that has been obtained) or (iii) if the provision of a Loan Guaranty by such Subsidiary would result in material adverse tax consequences as reasonably determined by the Borrower,
(ddd)
any not-for-profit Subsidiary,
(eee)
any Captive Insurance Subsidiary,
(fff)
any special purpose entity used for any permitted securitization or receivables facility or financing,
(ggg)
any Foreign Subsidiary,
(hhh)
any Disregarded Domestic Person,
(iii)
any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC or a Disregarded Domestic Person,
(jjj)
without limiting clause (d) of this definition, any Subsidiary acquired by the Borrower or any Restricted Subsidiary that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness that is permitted pursuant to Section 6.01(q) to the extent (as for so long as) the documentation governing such Indebtedness prohibits such Subsidiary from providing a Loan Guaranty; provided that such prohibition was not incurred or amended in contemplation of such acquisition,
(kkk)
any Broker-Dealer Subsidiary,
(lll)
any Subsidiary that is a trust company organized pursuant to the laws of the United States, any state or any other jurisdiction therein,
(mmm)
any Subsidiary that is an investment company under the Investment Company Act of 1940,
(nnn)
any Investment Vehicle,
(ooo)
any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby, and
(ppp)
for the avoidance of doubt, any Investment Manager Subsidiary shall not be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such

Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes (i) imposed on (or measured by) net income (however denominated) or franchise Taxes, in each case, imposed by the jurisdiction under the Requirements of Law under which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the U.S. or any similar tax imposed by any other jurisdiction described in clause a(i) or (ii), (c) any U.S. federal withholding Tax that is imposed on amounts payable to the relevant recipient pursuant to a law in effect at the time the relevant recipient becomes a party to this Agreement or acquires an interest in any Commitment (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19(b) and (ii) to the extent that the relevant recipient was entitled, immediately before designation of a new lending office (or, in the case of an assignment, to the extent the assignor was entitled immediately before assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the relevant recipient to comply with Section 2.17(f) and (e) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of February 12, 2018 by and among the Borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a)(i).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a)(i).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (for purposes of giving effect to Section 2.23) and the Borrower executed by each of (a) the Loan Parties, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations, official guidance or interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (or related legislation or official administrative rules) implementing any of the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.19(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Fee Letter” means that certain fee letter dated as of November 6, 2018 between the Borrower and the Lead Arrangers (as amended by that certain Joinder Agreement to Project Eagle/Patriot Commitment Letter, dated as of November 30, 2018 between the Borrower and the Lead Arrangers and as further amended by that certain Amended and Restated Joinder Agreement to Project Eagle/Patriot Commitment Letter, dated as of December 3, 2018 between the Borrower and the Lead Arrangers).

“Fifth Amendment” means, that certain Fifth Amendment to Credit Agreement dated as of June 7, 2024 among the Borrower, the Administrative Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” means, the date on which the conditions precedent set forth in Section 5 of the Fifth Amendment were satisfied or waived in accordance therewith, which date occurred on June 7, 2024.

“FINRA” means the Financial Industry Regulatory Authority or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority.

“First Amendment” means that certain First Amendment to this Amendment, dated as of January 17, 2020, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“First Amendment Effective Date” means the “First Amendment Effective Date” under and as defined in the First Amendment.

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower and the Restricted Subsidiaries on a consolidated basis.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any Acceptable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.

“Fixed Amounts” has the meaning assigned to such term in Section 1.09(d).

“Fixed Incremental Amount” means (a) the greater of $415,000,000 and 100.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period minus (b) the aggregate outstanding principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred or issued in reliance on the Fixed Incremental Amount.

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Benefit Event” means with respect to any Foreign Pension Plan, (a) the failure of any such Foreign Pension Plan or any trust thereunder intended to qualify for tax exempt status under any Requirements of Law, (b) the existence of unfunded liabilities in excess of the amount permitted under any Requirements of Law, (c) the failure to make the required contributions or payments under any Requirements of Law on or before the due date for such contributions or payments, (d) the receipt of a notice by a Governmental Authority relating to its intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (e) the incurrence of any liability on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (f) the occurrence of any transaction that is prohibited under any Requirements of Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party, or the imposition on any Loan Party of any fine, excise tax or penalty resulting from any noncompliance with any Requirement of Law, in the case of the acts, omissions, and occurrences described in clauses (a) through (f) above, only to the extent that such acts, omissions or occurrences could reasonably be expected to result in a Material Adverse Effect.

“Foreign Lender” means any Lender or Issuing Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Pension Plan” means any defined benefit pension plan or other similar program established or maintained outside the United States by any Loan Party for employees of any Loan Party residing outside the United States, which fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government (including any supranational bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Growth Available Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Cap.”

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof that is defined, listed or regulated as hazardous, toxic, a pollutant or a contaminant under applicable Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary designated by the Borrower pursuant to written notice provided to the Administrative Agent as an “Immaterial Subsidiary”; provided that no Borrower may be designated as an Immaterial Subsidiary; provided, further, that (a) the gross assets of any Immaterial Subsidiary (after eliminating any intercompany obligations) shall not exceed 5.0% of Consolidated Total Assets of the Borrower and the Restricted Subsidiaries, and (b) the contribution to Consolidated Adjusted EBITDA of any Immaterial Subsidiary shall not exceed 5.0% of the Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; and provided, further, that, if (i) the combined gross assets (after eliminating any intercompany obligations) of all Immaterial Subsidiaries exceeds 5.0% of Consolidated Total Assets of the Borrower and the Restricted Subsidiaries or (ii) the contribution to Consolidated Adjusted EBITDA of all Immaterial Subsidiaries exceeds 5.0% of Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period, the Borrower shall designate one or more of such Subsidiaries as non-Immaterial Subsidiaries pursuant to written notice provided to the Administrative Agent, such, after giving effect thereto, (x) the combined gross assets (after eliminating any intercompany obligations) of all Immaterial Subsidiaries does not exceed 5.0% of Consolidated Total Assets of the Borrower and the Restricted Subsidiaries and (y) the contribution to Consolidated Adjusted EBITDA of all Immaterial Subsidiaries does not exceed 5.0% of Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a)
the Fixed Incremental Amount; plus
(b)
(1) the amount of (A) any optional prepayment of any (x) Term Loan in accordance with Section 2.11(a), (y) Incremental Equivalent Debt (to the extent originally incurred using the Fixed Incremental Amount) or (z) Refinancing Indebtedness or (B) any permanent reduction of any Revolving Credit Commitment and (2) the cash amount paid in respect of any reduction in any Term Loan (other than any Incremental Term Facility incurred pursuant to clause (c) below) resulting from assignments to (and purchases by) the Borrower or any Restricted Subsidiary, in each case so long as such optional prepayment or assignment and purchase, as the case may be, was not funded with the proceeds of any Refinancing Indebtedness or other long-term Indebtedness (other than revolving Indebtedness) or with proceeds constituting a Cure Amount (such amount, the “Growth Available Incremental Amount”); plus
(c)
an unlimited amount so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility, (i) if the relevant Incremental Facility is unsecured or secured solely by assets that do not constitute Collateral, the Total Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period (including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility) and, in the case of any Incremental Commitment, assuming a full drawing of such Incremental Commitment) does not exceed, at the election of the Borrower, (A) 4.50:1.00 or (B) if the relevant Incremental Facility is incurred in connection with any Permitted Acquisition or other permitted Investment, the Total Leverage Ratio immediately prior to such Permitted Acquisition or other permitted Investment, (ii)

if the relevant Incremental Facility is secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Term Facility, the Secured Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period (including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility) and, in the case of any Incremental Commitment, assuming a full drawing of such Incremental Commitment) does not exceed, at the election of the Borrower, (A) 4.50:1.00 or (B) if the relevant Incremental Facility is incurred in connection with any Permitted Acquisition or other permitted Investment, the Secured Leverage Ratio immediately prior to such Permitted Acquisition or other permitted Investment, and (iii) if the relevant Incremental Facility is secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Term Facility, the First Lien Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period (including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility) and, in the case of any Incremental Commitment, assuming a full drawing of such Incremental Commitment) does not exceed, at the election of the Borrower, (A) 2.65:1.00 or (B) if the relevant Incremental Facility is incurred in connection with any Permitted Acquisition or other permitted Investment, the First Lien Leverage Ratio immediately prior to such Permitted Acquisition or other permitted Investment;

provided that (x) (I) the Borrower may elect to use amounts under clause (c) above (to the extent compliant therewith) prior to utilization of amounts under clauses (a) or (b) above; provided that, if the Borrower does not make such election, the Borrower will be deemed to have elected to use clause (c) above first and (II) Incremental Facilities and/or Incremental Equivalent Debt may be incurred simultaneously under clauses (a) through (c) above, and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (c) above and then calculating the incurrence under clauses (a) and/or (b) above specifying the amount so requested under each such clause and (y) the Borrower may re-designate any Incremental Facility or Incremental Equivalent Debt originally designated as incurred under clauses (a) and/or (b) above as having been incurred under clause (c) above so long as, at the time of such re-designation, the Borrower would be permitted to incur under clause (c) above the aggregate principal amount of such Incremental Facility or Incremental Equivalent Debt being so re-designated (for purposes of clarity, with any such re-designation having the effect of increasing the Borrower’s ability to incur indebtedness under clauses (a) and/or (b) above as of the date of such re-designation by the amount of the Incremental Facility or Incremental Equivalent Debt so re-designated); provided, further, that, unless the Borrower elects otherwise, any Incremental Facility or Incremental Equivalent Debt originally designated as incurred under clauses (a) and/or (b) above shall be automatically reclassified as having been incurred under clause (c) above if the Total Leverage Ratio, Secured Leverage Ratio or First Lien Leverage Ratio, as applicable, test under clause (c) above is satisfied at any time after the incurrence of such Incremental Facility or Incremental Equivalent Debt.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.

“Incremental Equivalent Debt” means Indebtedness in the form of secured or unsecured notes or loans or junior secured or unsecured notes or loans or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans which would otherwise be permitted to be incurred under an Incremental Facility; provided that:

(d)
the aggregate outstanding principal amount thereof shall not exceed the Incremental Cap;

(e)
on the date that such notes or loans or commitments are issued, incurred or implemented, the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date; provided, further, that representations and warranties that are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects;
(f)
no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such notes or loans and, except as otherwise agreed by the lenders or holders providing such notes or loans in connection with an acquisition or other Investment permitted under this Agreement, no other Event of Default exists or would exist immediately after giving effect to such notes or loans;
(g)
the Weighted Average Life to Maturity applicable to any such Indebtedness in the form of notes or term loans is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans; provided that this requirement shall not apply to Incremental Equivalent Debt in the form of one-year bridge loans that are convertible or exchangeable into other instruments meeting the requirements set forth in this definition (but for the avoidance of doubt, excluding any loans, securities or other debt which are exchanged for or otherwise replace such bridge loans);
(h)
the final maturity date with respect to such notes or loans is no earlier than the Latest Term Loan Maturity Date on the date of the issuance or incurrence, as applicable, thereof; provided that this requirement shall not apply to Incremental Equivalent Debt in the form of one-year bridge loans that are convertible or exchangeable into other instruments meeting the requirements set forth in this definition (but for the avoidance of doubt, excluding any loans, securities or other debt which are exchanged for or otherwise replace such bridge loans);
(i)
in the case of any such Indebtedness incurred in the form of term loans that are pari passu with the Tranche B-2 Term Loans or the 2021 Incremental Term Loans with respect to security (other than any such Indebtedness that constitutes MFN Adjustment Excluded Indebtedness), the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) will not be more than 0.50% per annum higher than the Effective Yield in respect of the Tranche B-2 Term Loans or the 2021 Incremental Term Loans (as determined on such date), as applicable, unless the Effective Yield with respect to the Tranche B-2 Term Loans or the 2021 Incremental Term Loans, as applicable, is adjusted to be equal to such Effective Yield applicable to such Indebtedness, minus, 0.50% per annum; provided that solely with respect to 2021 Incremental Term Loans, this clause (f) shall only apply through and including the date that is 12 months after the Third Amendment Effective Date.
(j)
(i) any such notes or loans must rank pari passu with or junior to the Term Facility in right of payment and may rank pari passu with or junior to the Term Facility with respect to security or may be unsecured and (ii) to the extent such notes or loans are ranked pari passu with the Term Facility with respect to security or are subordinated to the Term Facility in right of payment or security, they shall be subject to an Acceptable Intercreditor Agreement;
(k)
no such Indebtedness may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral; and

(l)
notwithstanding anything to the contrary in this definition or in any other provision of any Loan Document, if the proceeds of any Incremental Equivalent Debt are intended to be applied to finance an acquisition or other Investment that is permitted under this Agreement, the conditions to entering into and availability of such Incremental Equivalent Debt (including applicability of customary “SunGard” or other “certain funds” conditionality but without in any way limiting the other applicable conditions to Incremental Equivalent Debt specified in this Agreement), and the timing of satisfaction or waiver of any such conditions (as between being satisfied or waived upon execution of an amendment evidencing such Incremental Equivalent Debt or upon the making of any notes or loans thereunder), shall be as agreed to among the Borrower and the lenders in respect of such Incremental Equivalent Debt; provided that no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Incremental Equivalent Debt.

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower executed by each of (a) the Loan Parties, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.09(d).

“Indebtedness” as applied to any Person means, without duplication:

(a)
all indebtedness for borrowed money;
(b)
that portion of obligations with respect to Capital Leases to the extent recorded (or required to be recorded) as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(c)
all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)
any obligation of such Person owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn-out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP and (B) has not been paid within sixty (60) days after becoming due and payable, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;
(e)
all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person;
(f)
the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;
(g)
the Guarantee by such Person of the Indebtedness of another;
(h)
all obligations of such Person in respect of any Disqualified Capital Stock; and
(i)
all net obligations of such Person under any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).

For the avoidance of doubt, Indebtedness shall exclude ordinary course intercompany payables among the Borrower and the Restricted Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning set forth in Section 3.11(a).

“Information Materials” means the Confidential Information Memorandum dated May 21, 2019 relating to the Borrower and its Subsidiaries and the Transactions.

“Initial Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.23. The aggregate amount of the Initial Revolving Credit Commitments as of (x) the Closing Date, but prior to the Fifth Amendment Effective Date, is $100,000,000 and (y) the Fifth Amendment Effective Date is $0.

“Initial Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Exposure, in each case, attributable to its Initial Revolving Credit Commitment.

“Initial Revolving Credit Maturity Date” means the date that is five years after the Closing Date.

“Initial Revolving Facility” means the Initial Revolving Credit Commitments and the Initial Revolving Loans and other extensions of credit thereunder.

“Initial Revolving Lender” means any Lender with an Initial Revolving Credit Commitment or any Initial Revolving Credit Exposure.

“Initial Revolving Loan” means any revolving loan made by the Initial Revolving Lenders to the Borrower pursuant to Section 2.01(a)(ii).

“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Initial Term Loans under this Agreement in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name on the Commitment Schedule (or the Assignment and Assumption pursuant to which such Term Lender became a Lender), as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to Section 9.05 or (ii) increased from time to time pursuant to Section 2.22 or Section 2.23. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,100,000,000.

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i) on the Closing Date.

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including a Patent Security Agreement substantially in the form of Exhibit J-1, a Trademark Security Agreement substantially in the form of Exhibit J-2 and a Copyright Security Agreement substantially in the form of Exhibit J-3.

“Interest Election Request” means a request by the Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the ~~Initial~~2024 Replacement Revolving Credit Maturity Date or the maturity date applicable to such Loan, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing, solely with respect to the 2021 Incremental Term Loans outstanding on the Fourth Amendment Effective Date, such 2021 Incremental Term Loans may be converted into Term SOFR Loans with an initial Interest Period shorter than one month; provided that (1) such period shall end on the last day of the Interest Period that is then-applicable to the Initial Term Loans outstanding on the Fourth Amendment Effective Date, and (2) the interest with respect to the 2021 Incremental Term Loans for such period shall be accrued on the basis of Adjusted Term SOFR for an Interest Period of one month.

“Introducing Broker” has the meaning assigned to such term in the definition of the term “Broker-Dealer Subsidiary.”

“Investment” means (a) any purchase or other acquisition by the Borrower or any Restricted Subsidiary of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance or capital contribution by the Borrower or any Restricted Subsidiary to any other Person. Subject to Section 5.09, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, less any cash repayments thereof and returns thereon (whether as a principal payment, distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment) and other than any such amount that increases the Available Amount.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations thereunder

“Investment Manager Subsidiary” means each Subsidiary that is duly registered, licensed or qualified as an investment adviser under the Advisers Act.

“Investment Vehicle” means (a) a separate account, investment strategy, fund or vehicle for collective investing (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, including each separate portfolio or series of any of the foregoing, and including any entity investing in collateralized loan obligations or collateralized debt obligations) that is managed directly or indirectly by the Borrower or any Restricted Subsidiary, (b) any separate account, investment strategy, fund or vehicle for collective investing that, upon the making of an Investment therein or upon the acquisition of the related management rights with respect thereto, would be an Investment Vehicle pursuant to clause (a) above, and (c) any entity created for the sole purpose of receiving funds to be invested in a separate account, investment strategy, fund or vehicle for collective investing that constitutes an Investment Vehicle pursuant to clauses (a) or (b) above.

“Investors” means, collectively, the Sponsors and the Management Investors.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).

“Issuing Bank” means, as the context may require, (a) each of ~~Barclays,~~ Royal Bank of Canada, Bank of Montreal, Chicago Branch, KeyBank National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. and (b) any other Revolving Lender that is appointed as an Issuing Bank in accordance with Section 2.05(i) hereof. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Judgment Currency” has the meaning assigned to such term in Section 9.22.

“Junior Indebtedness” means any Indebtedness (other than Indebtedness among the Borrower and/or its Subsidiaries) of the Borrower or any Restricted Subsidiary that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among the Borrower and/or its Subsidiaries) that is expressly junior or subordinated to the Lien securing the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, Term Commitment, Revolving Loan or Revolving Credit Commitment.

“Latest Revolving Credit Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Revolving Credit Commitment hereunder at such time.

“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Term Loan or Term Commitment hereunder at such time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“LC Commitment” means (a) with respect to ~~Barclays~~Royal Bank of Canada, $~~2,000,000~~2,500,000, (b) with respect to ~~Royal Bank of Canada~~KeyBank National Association, $~~2,000,000~~2,500,000, (c) with respect to Bank of Montreal, Chicago Branch, $2,000,000, (d) with respect to ~~KeyBank National Association, $2,000,000, (e) with respect to~~ JPMorgan Chase Bank, N.A., $~~1,000,000~~1,500,000, (~~f~~e) with respect to Bank of America, N.A., $~~500,000~~750,000, (~~g~~f) with respect to Morgan Stanley Senior Funding, Inc., $~~500,000~~750,000, and (~~h~~g) with respect to any other Issuing Bank, an amount, not greater than the Letter of Credit Sublimit, agreed to by such Issuing Bank.

“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Lead Arrangers” means, collectively, the Term Lead Arrangers and Revolving Lead Arrangers.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity or principles of good faith and fair dealing.

“Lenders” means the Term Lenders, the Revolving Lenders, any Additional Lender, any lender with an Additional Commitment or an outstanding Additional Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e).

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“Letter of Credit Sublimit” means $10,000,000, subject to increase in accordance with Section 2.22 hereof.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guarantor” means (x) on the Closing Date, each Subsidiary of the Borrower that is not an Excluded Subsidiary on the Closing Date and (y) thereafter, each Subsidiary of the Borrower that is not an Excluded Subsidiary and that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Loan Guaranty” means (a) the Guaranty Agreement, substantially in the form of Exhibit I, executed by each Loan Party thereto and the Administrative Agent for the benefit of the Secured Parties and (b) each other guaranty agreement executed by any Person pursuant to Section 5.11 in substantially the form attached as Exhibit I or another form that is otherwise reasonably satisfactory to the Administrative Agent and the Borrower.

“Loan Parties” means the Borrower and each Loan Guarantor.

“Loans” means any Initial Term Loan, any Additional Term Loan, any Revolving Loan, any Additional Revolving Loan or any Swingline Loan.

“Management Investors” means the directors, officers and employees of the Borrower, any Restricted Subsidiary or any Parent Company who are (directly or indirectly through one or more Investment Vehicles) investors in the Borrower, any Restricted Subsidiary or any Parent Company.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and the Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent or the Lenders under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) on the Closing Date, the Loan Parties’ fee-owned Real Estate Assets located in the United States and listed on Schedule 1.01(c) and (b) any fee-owned Real Estate Asset located in the United States and acquired by the Loan Parties after the Closing Date having a fair market value (as determined by the Borrower in good faith after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $10,000,000 as of the date of acquisition thereof.

“Maturity Date” means (a) with respect to the Initial Revolving Facility, the Initial Revolving Credit Maturity Date, (b) with respect to the Tranche B-2 Term Loans, the Term Loan Maturity Date, (c) with respect to the 2021 Incremental Term Loans, the 2021 Incremental Term Loan Maturity Date, (d) with respect to any Replacement Term Loans or Replacement Revolving Facility, the final maturity date for such Replacement Term Loans or Replacement Revolving Facility, as the case may be, as set forth in the applicable Refinancing Amendment, (e) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, ~~and~~ (f) with respect to any Extended Revolving Credit Commitment or Extended Term Loans, the final maturity date set forth in the applicable Extension Amendment and (g) with respect to the 2024 Replacement Revolving Facility, the 2024 Replacement Revolving Credit Maturity Date.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“MFN Adjustment Excluded Indebtedness” means (i) Incremental Term Loans or Incremental Equivalent Debt that are customary bridge loans and/or term A loans, and (ii) solely with respect to 2021 Incremental Term Loans, Incremental Term Loans or Incremental Equivalent Debt that are incurred in connection with a Permitted Acquisition or other permitted Investment.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” means any mortgage, deed of trust, deed to secure debt, trust deed or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means any Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which any Loan Party or any ERISA Affiliate of a Loan Party, makes or is obligated to make contributions, or with respect to which any Loan Party or any ERISA Affiliate of a Loan Party has any obligation or liability.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any Restricted Subsidiary (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any Restricted Subsidiary or (ii) as a result of the taking of any assets of the Borrower or any of the Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs and expenses incurred by the Borrower or any Restricted Subsidiary in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Secured Obligations, Indebtedness under any Credit Facility and any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including, without duplication, pursuant to Tax sharing arrangements or any Tax distribution)) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds) and (vi) in the case of any covered loss or taking from any non-Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (vi)) attributable to any minority interest and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof.

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including, without duplication, pursuant to Tax sharing arrangements or any Tax distributions) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Secured Obligations and any other Indebtedness secured by a Lien that is pari passu with or expressly junior or subordinated to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrower or any Restricted Subsidiary) from the sale price for such Disposition and (v) in the case of any Disposition by any non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to any minority interest and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means each Sponsor and each Affiliate of such Sponsor (other than any Affiliate of such Sponsor that is a Debt Fund Affiliate).

“Non-Public Information” means material non-public information (within the meaning of United States federal securities laws) with respect to the Borrower or the Restricted Subsidiaries or any of their respective Securities.

“Not Otherwise Applied” means, with respect to the any proceeds of any transaction or event, that such proceeds were not (a) required to be applied to repay the Loans pursuant to Section 2.11(b), or (b) previously (or concurrently) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on the receipt or availability of such proceeds (including with respect to the making of any Investments, Restricted Payments or Restricted Debt Payments).

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.14(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.19(a).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(i).

“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any intangible, recording, filing or similar Taxes from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under or otherwise with respect to, any Loan Document, but not including Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)), or for the avoidance of doubt, any Excluded Taxes.

“Outstanding Amount” means (a) with respect to any Term Loan or Revolving Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loan or Revolving Loan, as the case may be, occurring on such date, (b) with respect to any Letter of Credit, the aggregate amount available to be drawn under such Letter of Credit and (c) with respect to any LC Disbursement on any date, the amount of the aggregate outstanding amount of such LC Disbursement on such date after giving effect to any disbursements with respect to any Letter of Credit occurring on such date and any other changes in the aggregate amount of such LC Disbursement as of such date, including as a result of any reimbursements by the Borrower of such unreimbursed LC Disbursement.

“Parent Company” means any Person of which the Borrower is a direct or indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; and (d) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any Benefit Plan (other than a Multiemployer Plan) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, in which any Loan Party or any ERISA Affiliate of a Loan Party maintains or contributes to or has an obligation to contribute to or otherwise has any liability or obligation.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means, with respect to Collateral, the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate or promissory note, together with instruments of transfer executed in blank, in each case, to the extent required by the applicable Loan Documents.

“Permitted Acquisition” means any acquisition made by the Borrower or any Restricted Subsidiary, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line (including research and development and related assets in respect of any product) of, any Person or of a majority of the outstanding Capital Stock of any Person who is engaged in a Similar Business (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture constituting a Subsidiary for the purpose of increasing the Borrower’s or such Restricted Subsidiary’s ownership interest in such joint venture); provided that (I) immediately after giving effect thereto, no Event of Default has occurred and is continuing, and (II) the total consideration paid (directly or indirectly) by Persons that are Loan Parties for (a) the Capital Stock of any Person that does not become a Loan Party or (b) in the case of an asset acquisition, assets that are not acquired by any Loan Party, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed (together with any Investments in a non-Loan Party pursuant to clause (b)(iii) of the definition of Permitted Investment) the sum of (i) the greater of $145,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period plus (ii) amounts otherwise available to be invested in a Restricted Subsidiary that is not a Loan Party under Section 6.04(a); provided that the limitation described in this proviso shall not apply to any acquisition to the extent (A) any such consideration is financed with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower or any Restricted Subsidiary or (B) the Person so acquired (or the Person owning the assets so acquired) becomes a Loan Guarantor even though such Person owns Capital Stock in Persons that are not otherwise required to become Loan Guarantors, if, in the case of this clause (B), at least 60.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired in such acquisition (or the Persons owning the assets so acquired) (for this purpose and for the component definitions used in the definition of “Consolidated Adjusted EBITDA”, determined on a consolidated basis for such Person(s) and the Restricted Subsidiaries) is generated by Person(s) that will become Loan Guarantors (i.e., disregarding any Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Persons that are not (or will not become) Loan Guarantors).

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Investment” means the following:

(a)
Investments in Cash and Investments that were Cash Equivalents at the time made;

(b)
(i) Investments existing on the Closing Date in the Borrower or in any Subsidiary, (ii) Investments made after the Closing Date among the Borrower or one or more Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed (together with any Permitted Acquisition of a non-Loan Party pursuant to clause (b)(i) of the definition of “Permitted Investment”) the greater of $145,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, (iv) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party or any other Restricted Subsidiary that is not a Loan Party and (v) Investments made by any Loan Party or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party, in each case, to the extent not prohibited by Section 6.07;
(c)
Investments (i) constituting deposits, prepayments or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of this clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;
(d)
Investments in Similar Businesses in an aggregate outstanding amount not to exceed the greater of $25,000,000 and 6.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;
(e)
(i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Loan Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions;
(f)
Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and, in the case of any such Investment with an outstanding amount in excess of $2,500,000, described on Schedule 1.01(d) and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this definition;
(g)
Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;
(h)
loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of the Borrower, any Restricted Subsidiary or any Parent Company or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company, either (i) in an aggregate principal amount at any one time outstanding not to exceed greater of $37,500,000 and 9.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;
(i)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(j)
Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted

Payments permitted under Section 6.04 (other than Sections 6.04(a)(i)(F) and 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04(b) and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));
(k)
Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(l)
Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(m)
(i) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries)) in the ordinary course of business and (ii) any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;
(n)
Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;
(o)
(i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this definition or otherwise under Section 6.04(a) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under the foregoing clause (o)(i) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this definition;
(p)
Investments made in connection with the Transactions;
(q)
Investments made after the Closing Date by the Borrower or any Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed:
(i)
the greater of $41,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, plus

(ii)
in the event that (A) the Borrower or any Restricted Subsidiary makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;
(r)
so long as, immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, Investments made after the Closing Date by the Borrower or any Restricted Subsidiary in an aggregate outstanding amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r);
(s)
to the extent not constituting Indebtedness, (i) Guarantees of leases or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower or the Restricted Subsidiaries, in each case, in the ordinary course of business;
(t)
Investments in any Person in amounts and for purposes for which Restricted Payments to such Person are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall constitute utilization (to the extent of the amount of such Investment) of the applicable Restricted Payment basket under Section 6.04(a);
(u)
Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Loan Party in such Restricted Subsidiary pursuant to this definition (other than Investments made pursuant to clause (e)(ii) of this definition);
(v)
Investments in Subsidiaries in connection with internal reorganizations or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Loan Guaranty, taken as a whole, nor the value of the Collateral, taken as a whole, is materially impaired and the Collateral and Guarantee Requirement remains satisfied;
(w)
Investments under any Derivative Transaction of the type permitted under Section 6.01(s);
(x)
Investments in joint ventures in an aggregate outstanding amount not to exceed the greater of $41,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;
(y)
Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements;
(z)
unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law;
(aa)
Investments in the Borrower, any Subsidiary or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb)
Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons or in the ordinary course of business;
(cc)
Seed Capital Investments in an aggregate amount not to exceed the greater of $82,500,000 and 20.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;
(dd)
Investments in any Restricted Subsidiary that is a Broker-Dealer Subsidiary to the extent necessary for such Restricted Subsidiary to be in compliance with its net capital requirements under any Requirements of Law;
(ee)
Investments for (i) utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (ii) trade accounts created, or prepaid expenses accrued, in the ordinary course of business; and
(ff)
so long as immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, other Investments so long as, immediately after giving effect thereto, the First Lien Leverage Ratio is no greater than 2.65:1.00, determined on a Pro Forma Basis for the most recently ended Test Period.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, firm, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prepayment Asset Sale” means any Disposition outside of the ordinary course of business by the Borrower or any Restricted Subsidiary made pursuant to Sections 6.07(h), 6.07(q) (but solely to the extent the related acquisition was financed with Term Loans, it being expressly understood and agreed that the Net Proceeds of any such Disposition shall be deemed to be Net Proceeds of a Prepayment Asset Sale in the same proportion as the related acquisition was financed by such Term Loans (i.e., if 30.0% of the purchase price for such acquisition was financed with Term Loans, 30.0% of the Net Proceeds of such Disposition shall be deemed to be the proceeds of a Prepayment Asset Sale)), 6.07(x), 6.07(aa), 6.07(bb) or 6.08.

“Prepayment Notice” means a notice by the Borrower of a prepayment in accordance with Section 2.11 and in substantially the form attached hereto as Exhibit N or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio, Consolidated Adjusted

EBITDA or Consolidated Total Assets (including component definitions thereof) that each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a)
(i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division or product line of the Borrower or any Restricted Subsidiary or (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (a) may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”,
(b)
any retirement or repayment of Indebtedness in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,
(c)
any Indebtedness incurred by the Borrower or any Restricted Subsidiary in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate determined in good faith by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen by the Borrower or, if no such rate is chosen, the rate that would otherwise apply, and
(d)
the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries, or the Disposition of any assets included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the First Lien Leverage Ratio for purposes of Section 6.14(a) (other than for the purpose of determining pro forma compliance with Section 6.14(a) as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Projections” means the financial projections of the Borrower and its Subsidiaries included in the Information Materials (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), or the rules of national securities exchange companies with listed equity or debt securities, in each case as applicable to companies with equity or debt securities held by the public, including such Requirements of Law and rules relating to directors’, managers’ or employees’ compensation, fees and expense reimbursement, and including Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, related legal and other professional fees (including auditors’ and accountants’ fees), listing fees, filing fees and other costs and/or expenses associated with being a public company.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to the Borrower and each of its Affiliates, Subsidiaries or Securities.

“Public Offering” means the issuance and sale by the Borrower or any Parent Company of its common Capital Stock in any underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which the net Cash proceeds are received by or contributed to the Borrower.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR Reference Rate, 11:00 a.m. (New York City time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not Term SOFR Reference Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) each of the Loan Parties, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement

Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Credit Facilities Indebtedness” means Refinancing Indebtedness incurred in respect of Indebtedness permitted under Section 6.01(a).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Registered Broker-Dealer” has the meaning assigned to such term in the definition of the term “Broker-Dealer Subsidiaries.”

“Regulation H” means Regulation H of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Rejection Notice” has the meaning assigned to such term in Section 2.11(b)(vi).

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Representative” has the meaning assigned to such term in Section 9.13.

“Repricing Transaction” means each of (a) the refinancing of all or a portion of the Tranche B-2 Term Loans or the 2021 Incremental Term Loans with the proceeds of any secured term loans (including any Replacement Term Loans) incurred by any Loan Party or any of their respective Subsidiaries having an Effective Yield (as determined on the date of initial incurrence thereof) that is less than the Effective Yield (as determined on such date) applicable to the Tranche B-2 Term Loans or 2021 Incremental Term Loans so refinanced and (b) any amendment, waiver or other modification of or to this Agreement that has the effect of reducing the Effective Yield applicable to the Tranche B-2 Term Loans or the 2021 Incremental Term Loans; provided that the primary purpose of such refinancing or amendment, waiver or other modification was to reduce the Effective Yield applicable to the Tranche B-2 Term Loans or the 2021 Incremental Term Loans; and provided, further, that in no event shall any such refinancing or amendment, waiver or other modification in connection with a Change of Control, Public Offering or Transformative Acquisition constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct of the Administrative Agent.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 2.15:1.00, 50.0%, (b) if the First Lien Leverage Ratio is less than or equal to 2.15:1.00 and greater than 1.65:1.00, 25.0%, and (c) if the First Lien Leverage Ratio is less than or equal to 1.65:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.11(b)(i) for any Excess Cash Flow Period, the First Lien Leverage Ratio shall be calculated as of the scheduled date of, and giving pro forma effect to, such prepayment.

“Required Lenders” means, at any time, Lenders having Loans and unused Commitments representing more than 50.0% of the sum of the total Loans and such unused Commitments at such time. The Loans and unused Commitments of any Defaulting Lender shall be disregarding in determining Required Lenders at any time.

“Required Prepayment Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 2.15:1.00, 100.0%, (b) if the First Lien Leverage Ratio is less than or equal to 2.15:1.00 and greater than 1.65:1.00, 50.0%, and (c) if the First Lien Leverage Ratio is less than or equal to 1.65:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that is required to be applied to prepay the Term Loans under Section 2.11(b)(ii) at any time, the First Lien Leverage Ratio shall be calculated as of the scheduled date of, and giving pro forma effect to, such prepayment.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposure representing more than 50.0% of the sum of the total Revolving Credit Exposure at such time. The Revolving Credit Exposure of any Defaulting Lender shall be disregarding in determining Required Revolving Lenders at any time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, national, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes.

“Restricted Debt” means (a) any unsecured Indebtedness, (b) any Junior Lien Indebtedness or (c) any Junior Indebtedness.

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Foreign Subsidiary Amount” has the meaning set forth in Section 2.11(b)(v)(A).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Joint Venture Amount” has the meaning set forth in Section 2.11(b)(v)(B).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary now or hereafter outstanding and (d) any Restricted Investment.

“Restricted Subsidiary” means, as to any Person, any direct or indirect Subsidiary of such Person other than any Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Restricted Tax Amount” has the meaning set forth in Section 2.11(b)(v)(C).

“Revolving Borrowing” means any Borrowing of Revolving Loans.

“Revolving Credit Commitment” means any Initial Revolving Credit Commitment, any 2024 Replacement Revolving Credit Commitment and any Additional Revolving Credit Commitment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of such Lender’s Initial Revolving Credit Exposure, 2024 Replacement Revolving Credit Exposure and Additional Revolving Credit Exposure.

“Revolving Facility” means the Initial Revolving Facility, the 2024 Replacement Revolving Facility, any Incremental Revolving Facility, any facility governing Extended Revolving Credit Commitments or Extended Revolving Loans and any Replacement Revolving Facility hereunder.

“Revolving Lead Arrangers” means, (x) with respect to the Initial Revolving Credit Commitments, collectively, Barclays, RBC Capital Markets, BMO Capital Markets Corp., KeyBank National Association, JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Morgan Stanley Senior Funding, Inc., and (y) with respect to the 2024 Replacement Revolving Credit Commitments, RBC Capital Markets, in each case, in their respective capacities as joint lead arrangers and joint bookrunners in respect of the applicable Revolving Facility.

“Revolving Lender” means any Initial Revolving Lender, any 2024 Replacement Revolving Lender and any Additional Revolving Lender.

“Revolving Loans” means any Initial Revolving Loans, any 2024 Replacement Revolving Loans and any Additional Revolving Loans.

“S&P” means Standard & Poor’s Financial Services LLC, a Subsidiary of S&P Global Inc., or any successor by merger or consolidation to its business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Scheduled Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Amendment” means that certain Second Amendment to this Amendment, dated as of February 18, 2021, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Second Amendment Effective Date” means the “Second Amendment Effective Date” under and as defined in the Second Amendment.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is a Lender or an Agent or any Affiliate of a Lender or an Agent as of the Closing Date or (b) is entered into after the Closing Date between any Loan Party and any counterparty that is (or is an Affiliate of) any Lender or any Agent at the time such Hedge Agreement is entered into, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Sections 9.03 and Section 9.10 as if it were a Lender.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower and the Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders and the Issuing Banks, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (v) the Lead Arrangers and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit H, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Seed Capital Investment” means any “seed” or “early stage” investment in, or segregating of funds in, an Investment Vehicle in which the Borrower or one or more of the Restricted Subsidiaries has invested or is segregating capital for the purpose of establishing or maintaining an investment record in order to offer one or more products or investment strategies to third-party investors.

“Sellers” has the meaning assigned to such term in the recitals to this Agreement.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.

“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means that (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured in the ordinary course, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured in the ordinary course and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes hereof, (i) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5) and (ii) it is assumed that the indebtedness and other obligations incurred on the Closing Date will come due on their respective maturities.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Acquisition Agreement Representations” means the representations made by or with respect to the Targets and their respective Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders (but only to the extent that the Borrower or its Affiliates have the right (taking into account any cure provisions) not to consummate the Acquisition, or to terminate their obligations (or otherwise do not have an obligation to close), under the Acquisition Agreement, as a result of a failure of such representations in the Acquisition Agreement to be true and correct).

“Specified Representations” means the representations and warranties set forth in Section 3.01 (relating to organizational existence and organizational power and authority of the Loan Parties to enter into the Loan Documents), Section 3.02, Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14, Section 3.16, Section 3.18 and Sections 3.19(a)(ii), (b) (as it relates to the USA PATRIOT Act) and (c)(ii).

“Sponsors” means Crestview Partners II, L.P., Reverence Capital Partners and their respective Affiliates.

“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Subject Loans” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or any Restricted Subsidiary’s respective ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any Subsidiary (or any business unit, line of business or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.09 hereof or (e) any incurrence or repayment of Indebtedness or other event, that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity (whether or not existing as at the date hereof) of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that no Investment Vehicle shall be deemed hereunder to be a Subsidiary of the Borrower or any Subsidiary thereof. Unless otherwise specified, “Subsidiary” shall mean any Subsidiary of the Borrower.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” means any Borrowing of Swingline Loans.

“Swingline Exposure” means, with respect to any Swingline Lender at any time, the aggregate Outstanding Amount at such time of all Swingline Loans of such Lender. The Swingline Exposure of any

Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means ~~Barclays~~Royal Bank of Canada, in its capacity as lender of Swingline Loans hereunder, and any other Revolving Lender approved by the Borrower and the Administrative Agent that agrees to act as the “Swingline Lender” hereunder; provided that Swingline Loans made by no more than one Swingline Lender may be outstanding at any time.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Loan Commitment” means the obligation of a Swingline Lender to make Swingline Loans and of each Lender having a Revolving Credit Commitment to participate in Swingline Loans pursuant to Section 2.04(c).

“Swingline Sublimit” means $20,000,000.

“Syndication Agent” means Barclays, in its capacity as syndication agent.

“Target Refinancing” has the meaning assigned to such term in Section 4.01(l).

“Targets” has the meaning assigned to such term in the recitals to this Agreement.

“Tax Group” has the meaning assigned to such term in Section 6.04(a)(i)(B).

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means any Borrowing of Term Loans.

“Term Commitment” means any Initial Term Loan Commitment and any Additional Term Loan Commitment.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lead Arrangers” means, collectively, Barclays, RBC Capital Markets and BMO Capital Markets Corp., in their respective capacities as joint lead arrangers and joint bookrunners in respect of the Term Facility.

“Term Lender” means any Initial Term Lender and any Additional Term Lender.

“Term Loan” means the Initial Term Loans and, if applicable, any Additional Term Loans.

“Term Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Term Loan Maturity Date” means the date that is seven years after the Closing Date.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day Term SOFR Reference Rate for the applicable tenor has not been published by Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR Reference Rate has not occurred, then Term SOFR will be Term SOFR Reference Rate for such tenor as published by Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day Term SOFR Reference Rate for the applicable tenor has not been published by Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR Reference Rate has not occurred, then Term SOFR will be Term SOFR Reference Rate for such tenor as published by Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.00%, then Term SOFR shall be deemed to be 0.00%, provided, further that, solely with respect to the 2021 Incremental Term Loans, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.50%, then Term SOFR shall be deemed to be 0.50%.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Test Period” means, as of any date, (a) for purposes of determining actual compliance with Section 6.14(a), the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) and (b) for any other purpose, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the most recent period of four consecutive Fiscal Quarters in respect of which financial statements for the Borrower are available.

“Third Amendment” means, that certain Third Amendment to Credit Agreement dated as of December 31, 2021 among the Borrower, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” means, the date on which the conditions precedent set forth in Section 3 of the Third Amendment were satisfied or waived in accordance therewith, which date occurred on December 31, 2021

“Threshold Amount” means, as of any date of termination, an amount equal to $50,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Borrower and the Restricted Subsidiaries on a consolidated basis.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

“Trademark” means the following: (a) all trademarks, service marks, common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; and (c) all rights corresponding to any of the foregoing.

“Tranche B-1 Term Commitments” means the “Tranche B-1 Term Commitments” as defined in the First Amendment.

“Tranche B-1 Term Loans” means the “Tranche B-1 Term Loans” as defined in the First Amendment.

“Tranche B-1 Term Loan Lender” means any Lender with a Tranche B-1 Term Loan Commitment or an outstanding Tranche B-1 Term Loan.

“Tranche B-2 Term Commitments” means the “Tranche B-2 Term Commitments” as defined in the Second Amendment.

“Tranche B-2 Term Loans” means the “Tranche B-2 Term Loans” as defined in the Second Amendment.

“Tranche B-2 Term Loan Lender” means any Lender with a Tranche B-2 Term Loan Commitment or an outstanding Tranche B-2 Term Loan.

“Transaction Costs” means fees, commissions, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by any Parent Company, the Borrower or its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder on the Closing Date, (b) the Victory Refinancing, (c) the Target Refinancing, (d) the Acquisition, (e) the escrow arrangement contemplated by the Escrow Agreement, and (f) the payment of the Transaction Costs.

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, the terms of the Loan Documents would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility for the continuation or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person whether or not held in a Deposit Account pledged to secure the Secured Obligations (but excluding Cash and Cash Equivalents of any Subsidiary the income of which is excluded under clause (a)(i) of the definition of “Consolidated Net Income”) and (b) Cash and

Cash Equivalents of such Person that are restricted as a result of the Credit Facilities and any other Indebtedness permitted hereunder to be secured by a Lien on the Collateral along with the Credit Facilities.

“Unrestricted Subsidiary” means any Subsidiary that is listed on Schedule 5.09 or designated by the Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.09 and any Subsidiary of any Unrestricted Subsidiary.

“U.S.” or “United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“USPTO” means the United States Patent and Trademark Office.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Victory Refinancing” has the meaning assigned to such term in Section 4.01(j).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person that is a Wholly-Owned Subsidiary of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Term Borrowing”).
Section 1.03.
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”, (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights and (h) the word “or” is not exclusive. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.07 and 6.09 or whether an Investment is a Permitted Investment, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a), (x) and (z)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.07 and 6.09 or the definition of Permitted Investment, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.07 or 6.09 or the definition of Permitted Investment, respectively, but may instead be permitted in part under any combination thereof (it being understood that compliance with each such section is separately required). For purposes of any amount herein expressed as “the greater of” a specified fixed amount and a percentage of Consolidated Adjusted EBITDA, “Consolidated Adjusted EBITDA” shall be deemed to refer to Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries.
Section 1.04.
Accounting Terms; GAAP.
(a)
All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to any of the Agents or the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)
Notwithstanding anything to the contrary herein, but subject to Section 1.09 hereof, all financial ratios and tests (including the financial covenant in Section 6.14(a), the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) (it being understood, for the avoidance of doubt, that solely for purposes of calculating quarterly compliance with Section 6.14(a), the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

(c)
Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the FASB on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in the financial statements.
Section 1.05.
Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.06.
Timing of Payment or Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period” or as otherwise expressly provided herein) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
Section 1.07.
Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.08.
Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.09.
Certain Calculations and Tests.
(a)
Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (x) compliance with any financial ratio or test (including Section 6.14(a) hereof, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test, the amount of Consolidated Total Assets or the amount of Consolidated Adjusted EBITDA or any cap expressed as a percentage of Consolidated Adjusted EBITDA) or (y) the absence of a Default or Event of Default (or any type of Default or Event of Default but excluding any Event of Default under Sections 7.01(a), 7.01(f) (with respect to the Borrower) or 7.01(g) (with respect to the Borrower)) as a condition to:
(i)
(A) the making of any Investment or (B) the consummation of any transaction in connection with any Investment (including the assumption or incurrence of Indebtedness or Liens in connection therewith), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the execution of the definitive agreement with respect to such Investment or (II) the consummation of such

Investment, in each case, after giving effect to the relevant Investment or other transaction and any related Indebtedness or Liens on a Pro Forma Basis,
(ii)
the making of any Restricted Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the declaration of such Restricted Payment; provided that such Restricted Payment shall be made within 60 days of such declaration or (II) the making of such Restricted Payment, in each case, after giving effect to the relevant Restricted Payment on a Pro Forma Basis, and
(iii)
the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the delivery of an irrevocable notice of redemption or repayment or (II) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant Restricted Debt Payment on a Pro Forma Basis.
(b)
Notwithstanding the foregoing, if the Borrower has made an election to test at the time of:
(i)
the execution of the definitive agreement with respect to an Investment or the consummation of any transaction in connection with any Investment, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the date on which such Investment is consummated or (y) the date that the definitive agreement for such Investment is terminated or expires without consummation of such Investment, any such ratio or test shall be calculated on (A) a Pro Forma Basis assuming such Investment or any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and also on (B) a standalone basis without giving effect to such Investment and any such transactions in connection therewith;
(ii)
the declaration of a Restricted Payment, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the making of such Restricted Payment and (y) the date that is 60 days after the declaration of such Restricted Payment, any such ratio or test shall be calculated on a Pro Forma Basis assuming such Restricted Payment has been consummated, and/or
(iii)
the delivery of an irrevocable notice of redemption or repayment (which may be conditional) in respect of a Restricted Debt Payment, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date and prior to the date on which such Restricted Debt Payment is made, any such ratio or test shall be calculated on (A) a Pro Forma Basis assuming such Restricted Debt Payment has been consummated and also on (B) standalone basis without giving effect to such Restricted Debt Payment.
(c)
For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including Section 6.14(a), any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test, the amount of Consolidated Total Assets or the amount of Consolidated Adjusted EBITDA), such financial ratio or test shall be calculated as set forth in clause (a) above (if applicable), or at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the relevant time set forth in clause (a) above (if applicable) or the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(d)
Notwithstanding anything to the contrary herein, with respect to any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction incurred, entered into or consummated, as applicable, in reliance on a provision of this Agreement under a limitation or restrictive covenant that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction incurred, entered into or consummated in reliance on a provision of this Agreement in the same limitation or restrictive covenant that requires compliance with any such financial ratio or test (including the financial covenant in Section 6.14(a), the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (i) the Incurrence-Based Amounts shall first be calculated without giving effect to any Fixed Amounts being relied upon for any portion of such incurrence or transactions and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction to be entered into in reliance on any Fixed Amounts shall be calculated.
Section 1.10.
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
Section 1.11.
[Reserved].
Section 1.12.
Effect of Benchmark Transition Event
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Derivative Transaction shall be deemed not to be a “Loan Document” for purposes of this Section 1.12), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date on which notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of any outstanding Class.

(b)
Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendment implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document other than the consent of the Borrower in accordance with the definition of “Benchmark Replacement Conforming Changes”.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Change, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent and/or the Borrower, as applicable, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.12 and/or any component definition used herein.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent and the Borrower may modify the definition of “Interest Period” for any Benchmark setting at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
(f)
Interest Rate. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate (to the extent determined in reference to Adjusted Term SOFR), Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability; it being understood and agreed that this Section 1.12(f) shall not impair or otherwise limit the express provisions of this Agreement. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Term SOFR Reference Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error in the calculation of any such rate (or component thereof) by any such reasonably selected information source or service.
ARTICLE 2
THE CREDITS
Section 2.01.
Commitments.
(a)
Subject to the terms and conditions set forth herein, (i) each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Closing Date, in Dollars, in a principal amount not to exceed its Initial Term Loan Commitment, and (ii) each 2024 Replacement Revolving Lender severally, and not jointly, agrees to make 2024 Replacement Revolving Loans to the Borrower, in Dollars, at any time and from time to time on and after the ~~Closing~~Fifth Amendment Effective Date, and until the earlier of the ~~Initial~~2024 Replacement Revolving Credit Maturity Date and the termination of the ~~Initial~~2024 Replacement Revolving Credit Commitment of such ~~Initial~~2024 Replacement Revolving Lender in accordance with the terms hereof; provided that, after giving effect to any Borrowing of ~~Initial~~2024 Replacement Revolving Loans, the Outstanding Amount of such Lender’s ~~Initial~~2024 Replacement Revolving Credit Exposure shall not exceed such Lender’s ~~Initial~~2024 Replacement Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, ~~Initial~~2024 Replacement Revolving Loans may be borrowed, paid, repaid and reborrowed. Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.
(b)
Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, each Additional Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Borrower, which Loans shall not exceed for any such Additional Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Additional Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.
(c)
Subject to the terms and conditions hereof and of the First Amendment, each Tranche B-1 Term Loan Lender with a Tranche B-1 Term Commitment severally made or exchanged, as applicable, on the First Amendment Effective Date, a Tranche B-1 Term Loan to the Borrower in Dollars in an amount equal to such Tranche B-1 Term Loan Lender’s Tranche B-1 Term Commitment. The Borrower may make only one borrowing under the Tranche B-1 Term Commitments, which shall be on the First Amendment Effective Date. Each Lender’s Tranche B-1 Term Commitment shall terminate immediately and without further action on the First Amendment Effective Date after giving effect to the funding of such Lender’s Tranche B-1 Term Commitment on such date. Amounts paid or prepaid in respect of the Tranche B-1 Term Loans may not be reborrowed.

(d)
Subject to the terms and conditions hereof and of the Second Amendment, each Tranche B-2 Term Loan Lender with a Tranche B-2 Term Commitment severally made or exchanged, as applicable, on the Second Amendment Effective Date, a Tranche B-2 Term Loan to the Borrower in Dollars in an amount equal to such Tranche B-2 Term Loan Lender’s Tranche B-2 Term Commitment. The Borrower may make only one borrowing under the Tranche B-2 Term Commitments, which shall be on the Second Amendment Effective Date. Each Lender’s Tranche B-2 Term Commitment shall terminate immediately and without further action on the Second Amendment Effective Date after giving effect to the funding of such Lender’s Tranche B-2 Term Commitment on such date. Amounts paid or prepaid in respect of the Tranche B-2 Term Loans may not be reborrowed.
(e)
Subject to the terms and conditions hereof and of the Third Amendment, each 2021 Incremental Term Lender with a 2021 Incremental Term Loan Commitment severally agrees to make, on the Third Amendment Effective Date, a 2021 Incremental Term Loan to the Borrower in Dollars in an amount equal to such 2021 Incremental Term Lender’s 2021 Term Loan Commitment. The Borrower may make only one borrowing under the 2021 Incremental Term Loan Commitments, which shall be on the Third Amendment Effective Date. Each Lender’s 2021 Incremental Term Loan Commitment shall terminate immediately and without further action on the Third Amendment Effective Date after giving effect to the funding of such Lender’s 2021 Incremental Term Loan Commitment on such date. Amounts paid or prepaid in respect of the 2021 Incremental Term Loans may not be reborrowed.
Section 2.02.
Loans and Borrowings.
(a)
Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.
(b)
Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith; provided that each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Term SOFR Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Term SOFR Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 with respect to such Term SOFR Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).
(c)
At the commencement of each Interest Period for any Term SOFR Borrowing, such Term SOFR Borrowing shall comprise an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000. Except in the case of any Swingline Loan, each ABR Borrowing when made shall be in a minimum principal amount of $500,000; provided that an ABR Revolving

Borrowing may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 7 different Interest Periods in effect for Term SOFR Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(d)
Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.
Section 2.03.
Requests for Borrowings. Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 12:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of Term SOFR Loans (or one Business Day in the case of any Borrowing of Term SOFR Loans to be made on the Closing Date) and (ii) except in the case of any Swingline Loan, 10:00 a.m. on the Business Day of the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent) (provided that with respect to any notice requesting a Revolving Borrowing pursuant to this clause (ii) that is not received prior to 10:00 a.m. on the Business Day prior to the requested date of such Revolving Borrowing, the aggregate principal amount of such Revolving Borrowing shall not exceed $10,000,000); provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period of other than one, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders. Each written notice with respect to a Borrowing by the Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)
the Class of such Borrowing;
(ii)
the aggregate amount of the requested Borrowing;
(iii)
the date of such Borrowing, which shall be a Business Day;
(iv)
whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;
(v)
in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)
the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any Term SOFR Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.

Section 2.04.
Swingline Loans.
(a)
Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, in Dollars, at any time and from time to time on and after the Closing Date, and until the earlier of the ~~Initial~~2024 Replacement Revolving Credit Maturity Date and the termination of the Swingline Loan Commitment in accordance with the terms hereof; provided that no Swingline Loan may be advanced unless, after giving effect to any Borrowing of Swingline Loans, (i) the Swingline Exposure shall not exceed the Swingline Sublimit, (ii) the aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (iii) the aggregate amount of the Additional Revolving Credit Exposure attributable to any Class of Additional Revolving Credit Commitments does not exceed the aggregate amount of the Additional Revolving Credit Commitments of such Class. For the avoidance of doubt, except for the purpose of calculating the Commitment Fee Rate, any advance of Swingline Loans shall reduce the availability under the Revolving Credit Commitment on a dollar-for-dollar basis. Each Swingline Loan shall be in a minimum principal amount of not less than $100,000 or such lesser amount as may be agreed by the Swingline Lender; provided that a Swingline Loan may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, Swingline Loans may be borrowed, paid, repaid and reborrowed. Each Swingline Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon (including interest) shall be payable to the Swingline Lender solely for its own account.
(b)
To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in writing not later than 2:00 p.m. on the day of the proposed Swingline Loan. Each such notice shall be irrevocable and shall be in a form of written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than 2:00 p.m. on the day of the proposed Swingline Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the Class of such Borrowing, (ii) the aggregate amount of the requested Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iv) that such Borrowing is to be an ABR Borrowing; and (v) the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower pursuant to instructions previously agreed upon between the Swingline Lender and the Borrower by 4:00 p.m. on the requested date of such Swingline Loan. Each Revolving Lender acknowledges and agrees that in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 4.02.
(c)
The Swingline Lender may, by written notice given to the Administrative Agent not later than 1:00 p.m. on any Business Day, require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding, and the Revolving Lenders shall be obligated to purchase participations in any Swingline Loan on a pro rata basis based on their Applicable Percentage of ~~Initial~~2024 Replacement Revolving Credit Commitments. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Revolving Credit Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolving Credit Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall promptly notify the Borrower of any participations in any Swingline Loans acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loans shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding anything herein to the contrary, (1) such obligations of such Swingline Lender to make Swingline Loans hereunder (but not to purchase and fund risk participations in Swingline Loans pursuant to Section 2.04(c)) are subject to the condition that such Swingline Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 4.02 to the making of the applicable Swingline Loans were not satisfied and (2) the Swingline Lender shall not be obligated to make any Swingline Loans (i) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (ii) it does not in good faith believe that all conditions under Section 4.02 to the making of such Swingline Loan have been satisfied or waived by the Required Lenders or (iii) if any of the Revolving Lenders is a Defaulting Lender but, in the case of this clause (iii) only to the extent that (A) the Defaulting Lender’s participation in such Swingline Loan may not be reallocated pursuant to Section 2.21(d)(i) or (B) other arrangements reasonably satisfactory to it and Borrower (including pursuant to Section 2.21(d)(ii)) to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loan (including cash collateralization by the Borrower of such Defaulting Lender’s pro rata share of the outstanding Swingline Loans) have not been entered into.

Section 2.05.
Letters of Credit.
(a)
General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date to the thirtieth day prior to the Latest Revolving Credit Maturity Date, upon the request of the Borrower, to issue Letters of Credit (provided that no Issuing Bank shall be required to issue Commercial Letters of Credit without its consent) issued for the account of the Borrower or any Restricted Subsidiary (provided that the Borrower will be the applicant and that each Letter of Credit shall be issued by a single Issuing Bank determined by the Borrower to the extent possible such that the Stated Amount of all Letters of Credit issued by an Issuing Bank does not exceed such Issuing Bank’s LC Commitment) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor drafts under the Letters of Credit, and (ii) the Revolving Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.05(d).
(b)
Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of any Letter of Credit, the Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit K. To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the Borrower shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least three Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal; provided, that, any request for extension or renewal shall not exceed twelve (12) months and in no event shall extend beyond the dates set forth in Section 2.05(c). If requested by the applicable Issuing Bank in connection with any request for any Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by the Borrower with any Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement)), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). No Letter of Credit may be issued, amended, extended or renewed unless (and on the issuance, amendment, extension or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal (i) the LC Exposure does not exceed the Letter of Credit Sublimit, (ii) the aggregate Stated Amount of all Letters of Credit issued by an Issuing Bank does not exceed such Issuing Bank’s LC Commitment and (iii) (A) the aggregate amount of the ~~Initial~~2024 Replacement Revolving Credit Exposure shall not exceed the aggregate amount of the ~~Initial~~2024 Replacement Revolving Credit Commitments then in effect, (B) the aggregate amount of the Additional Revolving Credit Exposure attributable to any Class of Additional Revolving Credit

Commitments does not exceed the aggregate amount of the Additional Revolving Credit Commitments of such Class then in effect and (C) if such Letter of Credit has a term extending beyond any Maturity Date applicable to the Revolving Credit Commitments of any Class, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such Maturity Date does not exceed the aggregate amount of the Revolving Credit Commitments then in effect that are scheduled to remain in effect after such Maturity Date. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent (if so requested by the Administrative Agent) a true and complete copy of such Letter of Credit or amendment. Upon receipt of such Letter of Credit or amendment, the Administrative Agent shall notify the Revolving Lenders, in writing, of such Letter of Credit or amendment, and if so requested by a Revolving Lender, the Administrative Agent will provide such Revolving Lender with copies of such Letter of Credit or amendment. Not later than the third Business Day following the last day of each month (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), each Issuing Bank shall provide to the Administrative Agent a schedule of all outstanding Letters of Credit issued by such Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance, the account party, the original face amount (if any), the expiration date and the reference number, in each case, of each such Letter of Credit, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month.
(c)
Expiration Date. No Letter of Credit shall expire later than the earlier of (A) the date that is one year (or, in the case of documentary letters of credit, 180 days) after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Latest Revolving Credit Maturity Date; provided that, any Letter of Credit may provide for the automatic extension thereof for any number of additional periods of up to one year in duration (which additional periods shall in no event extend beyond the date referred to in the preceding clause (B) unless 103.0% of the Stated Amount thereof (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank) is Cash collateralized or backstopped on or before the date that such Letter of Credit is extended beyond the date referred to in clause (B) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank on or prior to the date that is 5 Business Days prior to the Latest Revolving Credit Maturity Date).
(d)
Participations. By the issuance of any Letter of Credit (or an amendment to any Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)
Reimbursement.

(i)
If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m. one Business Day immediately following the date on which the Borrower receives notice of such LC Disbursement under paragraph (g) of this Section 2.05; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount (any such Revolving Borrowing in clauses (x) or (y), a “Letter of Credit Reimbursement Loan”) and, to the extent so financed, the obligation of the Borrower to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Credit Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Credit Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
(ii)
If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of (A) the Administrative Agent’s customary rate for interbank advances in Dollars (or, if greater, the Federal Funds Effective Rate) from time to time in effect and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.
(f)
Obligations Absolute. The obligation of the Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)
Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by written notice upon any LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)
Interim Interest. If any Issuing Bank makes any LC Disbursement, unless the Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or the date on which such LC Disbursement is reimbursed with the proceeds of a Loan, as applicable), at the rate per annum then applicable to ~~Initial~~2024 Replacement Revolving Loans that are ABR Loans (or, to the extent of the participation in such LC Disbursement by any Revolving Lender of another Class, the rate per annum then applicable to the Revolving Loans of such other Class); provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment and shall be payable on the date on which the Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).
(i)
Replacement or Resignation of an Issuing Bank or Designation of New Issuing Banks.
(i)
Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the relevant Revolving Lender, designate one or more additional Revolving Lenders to act as an Issuing Bank under the terms of this Agreement. Any Revolving Lender designated as an Issuing Bank pursuant to this paragraph (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Lender) in respect of Letters of Credit issued or to be issued by such Revolving Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Revolving Lender.
(ii)
Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon thirty days’ (or if such Issuing Bank is also acting as the Administrative Agent and such resignation is submitted concurrently with such Person’s resignation as the Administrative Agent pursuant to Article 8, upon ten days’ prior written notice) prior written notice to the Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than thirty days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint any Revolving Lender that accepts such appointment in writing as successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.
(j)
Cash Collateralization.
(i)
If any Event of Default exists and the Loans have been declared due and payable in accordance with Article 7 hereof, then on the Business Day on which the Borrower receives notice from the Administrative Agent at the direction of the Required Revolving Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j), the Borrower shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 103.0% of the Stated Amount of any outstanding Letters of Credit as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 7.01(f) or 7.01(g).
(ii)
Any such deposit under clause (i) above shall be held by the Administrative Agent as Collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrower hereby grants the Administrative Agent, for the benefit of the Revolving Lenders and the Issuing Banks, a First Priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders) be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the Borrower promptly but in no event later than three Business Days after such Event of Default has been cured or waived.
(k)
Governing Law; Applicability of ISP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, each Letter of Credit shall be governed by, and shall be construed in accordance with the rules of the ISP, and as to matters not governed by the ISP, the laws of the State of New York. Notwithstanding the foregoing, or anything else in this Agreement or the other Loan Documents to the contrary, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower solely in its capacity as an Issuing Bank shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
Section 2.06.
[Reserved].
Section 2.07.
Funding of Borrowings.
(a)
Each Lender shall make each Loan to be made by it hereunder not later than (i) 12:00 p.m., in the case of Term SOFR Loans and (ii) 3:00 p.m., in the case of ABR Loans, in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower; provided that Letter of Credit Reimbursement Loans shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)
Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the rate of interest per annum at which overnight deposits in Dollars, would be offered for such day by the Administrative Agent in the applicable offshore interbank market for Dollars (or, if greater, the Federal Funds Effective Rate) and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.
Section 2.08.
Type; Interest Elections.
(a)
Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section 2.08, the Borrower shall deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower to the Administrative Agent.
(c)
Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and
(iv)
if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto and provided that no such notice shall be required in the case of an Event of Default under Section 7.01(f) or Section 7.01(g).
Section 2.09.
Termination and Reduction of Commitments.
(a)
Unless previously terminated, (i) the Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, (ii) the ~~Initial~~2024 Replacement Revolving Credit Commitments shall automatically terminate on the ~~Initial~~2024 Replacement Revolving Credit Maturity Date, (iii) the Additional Term Loan Commitments of any Class shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Loan Commitment is not drawn on the date that such Additional Term Loan Commitment is required to be drawn pursuant to the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, the undrawn amount thereof shall automatically terminate and (iv) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.
(b)
Upon delivery of the notice required by Section 2.09(c), the Borrower may at any time terminate or from time to time reduce, the Revolving Credit Commitments of any Class; provided that (i) each reduction of the Revolving Credit Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect to any concurrent prepayment of Revolving Loans, the aggregate amount of the Revolving Credit Exposures attributable to the Revolving Credit Commitments of such Class would exceed the aggregate amount of Revolving Credit Commitments of such Class; provided that, after the establishment of any Additional Revolving Credit Commitments, any such termination or reduction of the Revolving Credit Commitments of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 or 9.02, as applicable.
(c)
The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Revolving Credit Commitment under paragraph (b) of this Section 2.09 in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitment pursuant to this Section 2.09(c) shall be permanent. Upon any reduction of any Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s Applicable Percentage of such reduction amount.
Section 2.10.
Repayment of Loans; Evidence of Debt.
(a)
(i) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Tranche B-2 Term Loans to the Administrative Agent for the accounts of the Initial Term Lenders:

(A) on the last Business Day of each March, June, September and December (commencing with the last Business Day of the first Fiscal Quarter ending after the Closing Date) prior to the Term Loan Maturity Date (each such date being referred to as a “Term Loan Installment Date”) in a principal amount equal to 0.25% of the original principal amount of such Tranche B-2 Term Loans on a pro rata basis to the Initial Term Lenders (as such payments may be (x) reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and/or repurchases in accordance with Section 9.05(g) or (y) increased as a result of any increase in the amount of the Tranche B-2 Term Loans pursuant to Section 2.22(a)); and

(B) on the Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Tranche B-2 Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii)
The Borrower shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 or repurchases in accordance with Section 9.05(g)).
(iii)
Prior to any repayment of Term Loans of any Class under this Section 2.10(a), the Borrower may select the Term Borrowing or Borrowings of the applicable Class to be repaid by notifying the Administrative Agent in writing of such selection (A) in the case of a repayment of any Term SOFR Borrowing, not later than 12:00 p.m. three Business Days before the scheduled date of repayment and (B) in the case of a repayment of an ABR Borrowing, not later than 10:00 a.m. on the scheduled date of repayment (or, in the case of clauses (A) and (B), such later time as to which the Administrative Agent may agree); provided that in the absence of such notice by the Borrower, any such repayment shall be applied, first, to the ABR Borrowings of the Term Loans of such Class, if any, and, second, to Term SOFR Borrowings of the Term Loans of such Class (and, as among any such Term SOFR Borrowings, in the direct order of the shortest remaining Interest Periods applicable thereto). Each repayment of any Term Borrowing pursuant to this Section 2.10(a) shall be applied ratably to the Term Loans included in such Term Borrowing.
(b)
(i) The Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each ~~Initial~~2024 Replacement Revolving Lender the then-unpaid principal amount of the ~~Initial~~2024 Replacement Revolving Loans of such Lender on the ~~Initial~~2024 Replacement Revolving Credit Maturity Date, (B) to the Administrative Agent for the account of each Additional Revolving Lender the then-unpaid principal amount of each Additional Revolving Loan of such Additional Revolving Lender on the Maturity Date applicable thereto and (C) to the Administrative Agent for the account of the Swingline Lender and any applicable Revolving Lenders, all Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans on the earlier of (x) the date which is ten (10) Business Days after the incurrence thereof and (y) the date of termination of the Revolving Credit Commitments.
(ii)
On the Maturity Date applicable to the Revolving Credit Commitments of any Class, the Borrower shall (A) cancel and return outstanding Letters of Credit (or alternatively, with respect to each outstanding Letter of Credit, furnish to the Administrative Agent) a Cash deposit (or if reasonably satisfactory to the relevant Issuing Bank, a “backstop” letter of credit) equal to 103.0% of the Stated Amount thereof (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank) as of such date, in each case to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class shall not exceed the Revolving Credit Commitments of such other Class then in effect and (B) make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility of the applicable Class then due, together with accrued and unpaid interest (if any) thereon.
(c)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or the Issuing Banks and each Lender’s or Issuing Bank’s share thereof.
(e)
The entries made in the accounts maintained pursuant to paragraphs (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of each of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section 2.10 and any Lender’s records, the accounts of the Administrative Agent shall govern.
(f)
Any Lender may request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered assigns; it being understood and agreed that such Lender (or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision reasonably satisfactory to the Borrower.
(g)
The Borrower hereby unconditionally promises to repay the outstanding principal amount of the 2021 Incremental Term Loans to the Administrative Agent for the accounts of the 2021 Incremental Term Lenders (i) on the last Business Day of each March, June, September and December (commencing with the last Business Day of the first full Fiscal Quarter ending after the Third Amendment Effective Date) prior to the 2021 Incremental Term Loan Maturity Date (each such date being referred to as a “2021 Incremental Term Loan Installment Date”) in a principal amount equal to 0.25% of the original principal amount of such 2021 Incremental Term Loans on a pro rata basis to the 2021 Incremental Term Lenders (as such payments may be (x) reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and/or repurchases in accordance with Section 9.05(g) or (y) increased as a result of any increase in the amount of the 2021 Incremental Term Loans pursuant to Section 2.22(a)); and (ii) on the 2021 Incremental Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the 2021 Incremental Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
Section 2.11.
Prepayment of Loans.
(a)
Optional Prepayments.
(i)
Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of any Class in whole or in part without premium or penalty (but subject (A) in the case of Borrowings of Tranche B-2 Term Loans only, to Section 2.12(e), (B) to Section 2.16 and (C) in the case of Borrowings of 2021 Incremental Term Loans only, to Section 2.12(f)). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(ii)
Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class, in whole or in part without premium or penalty (but subject to Section 2.16); provided that after the establishment of any Additional Revolving Credit Commitment, any such prepayment of any Borrowing of Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 or 9.02, as applicable. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(iii)
The Borrower shall notify the Administrative Agent in writing of any prepayment under this Section 2.11(a). Each such notice must be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission, including “.pdf” or “.tif”) not later than (A) in the case of prepayment of a Term SOFR Borrowing, not later than 12:00 p.m. three Business Days before the date of prepayment or (B) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m. on the day of prepayment (or, in the case of clauses (A) and (B), such later time as to which the Administrative Agent may agree). Each such Prepayment Notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any Prepayment Notice delivered by the

Borrower may be conditioned upon the effectiveness of other transactions, in which case such Prepayment Notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such Prepayment Notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $500,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid). Each prepayment of Term Loans shall be applied to the Class of Term Loans specified in the applicable Prepayment Notice, and each prepayment of Term Loans of such Class made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class in the manner specified by the Borrower or, in the absence of any such specification on or prior to the date of the relevant optional prepayment, in direct order of maturity.
(b)
Mandatory Prepayments.
(i)
No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2020, the Borrower shall prepay the outstanding principal amount of Term Loans then subject to ratable prepayment requirements in accordance with clause (vii) of this Section 2.11(b) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and the Restricted Subsidiaries for the Fiscal Year then ended, minus, without duplication of amounts reducing Excess Cash Flow, (B) at the option of the Borrower, the aggregate principal amount of (x) any Term Loans (excluding any Incremental Term Loans that are not secured by the Collateral) and any Revolving Loans (to the extent accompanied by a permanent reduction in the Revolving Credit Commitment) (excluding any Incremental Revolving Loans that are not secured by the Collateral on a first lien basis), and (y) the amount of any reduction in the outstanding amount of any Term Loans resulting from any assignment made to the Borrower or any of its Subsidiaries made in accordance with Section 9.05(g) of this Agreement (including in connection with any Dutch Auction) prior to the date of prepayment pursuant to this Section 2.11(b)(i), in the case of this clause (y), based upon the actual amount of cash paid in connection with the relevant assignment, in each case, excluding any such optional prepayments (I) made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (in the case of any prepayment of revolving Indebtedness, to the extent accompanied by a permanent reduction in the relevant commitment, and (II) in the case of all such prepayments, solely to the extent that such prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Borrower or the Restricted Subsidiaries or proceeds constituting a Cure Amount); provided that any such Excess Cash Flow prepayment shall be required only to the extent the amount of such prepayment exceeds $5,000,000; provided, further, that if at the time that any such prepayment would be required, the Borrower or any Restricted Subsidiary is required to prepay, repay or repurchase (or offer to prepay, repay or repurchase) any other Indebtedness that is secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with any portion of the ECF Prepayment Amount (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply the ECF Prepayment Amount on a pro rata basis to the prepayment of the Term

Loans and to the repurchase, prepayment or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; it being understood that (1) the portion of the ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of the ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(ii)
No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of (x) $7,000,000 in a single transaction or series of related transactions or (y) $30,000,000 in the aggregate for all such transactions after the Closing Date, the Borrower shall apply an amount equal to the Required Prepayment Percentage of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds (collectively, the “Subject Proceeds”) to prepay the outstanding principal amount of Term Loans then subject to ratable prepayment requirements (the “Subject Loans”) in accordance with clause (vii) below; provided that (A) if prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in assets used or useful in the business (other than Cash or Cash Equivalents) of the Borrower or any Restricted Subsidiary, then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 365 days following receipt thereof, or (y) the Borrower or any Restricted Subsidiary has committed to so reinvest the Subject Proceeds during such 365-day period and the Subject Proceeds are so reinvested within 180 days after the expiration of such 365-day period; it being understood that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the outstanding principal amount of the Subject Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) and (B) if, at the time that any such prepayment would be required hereunder, the Borrower or any Restricted Subsidiary is required to prepay, repay or repurchase (or offer to prepay, repay or repurchase) any Other Applicable Indebtedness with any portion of the Subject Proceeds, then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the repurchase, prepayment or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; it being understood that (1) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Subject Loans in accordance with the terms hereof), and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof.
(iii)
In the event that the Borrower or any Restricted Subsidiary (x) receives Net Proceeds from the issuance or incurrence of (A) Indebtedness by the Borrower or any Restricted Subsidiary that is not permitted under Section 6.01, (B) Indebtedness that constitutes (I) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (II) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22 or (III) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c), the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the Borrower or such Restricted Subsidiary, as the case may be, apply an amount equal to 100.0% of such Net Proceeds to prepay the outstanding principal amount of the relevant Term Loans in accordance with clause (vii) below or (y) obtains a Replacement Revolving Facility, the Borrower shall comply with Section 9.02(c)(ii)(I);
(iv)
[Reserved].
(v)
Notwithstanding anything in this Section 2.11(b) to the contrary:
(A)
if the Borrower determines in good faith that the repatriation to the Borrower of any amount of the relevant Excess Cash Flow generated by any Foreign Subsidiary, the Net Proceeds of the relevant Prepayment Asset Sale consummated by any Foreign Subsidiary or the relevant Net Insurance/Condemnation Proceeds received by any Foreign Subsidiary, as the case may be, that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) above would be prohibited under any Requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or would reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (such amount, a “Restricted Foreign Subsidiary Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Foreign Subsidiary Amount; it being understood that if the repatriation of the relevant affected Excess Cash Flow or Subject Proceeds, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or would reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant Foreign Subsidiary will to the extent then available promptly repatriate the relevant Excess Cash Flow or Subject Proceeds, as the case may be, and the repatriated Excess Cash Flow or Subject Proceeds, as the case may be, will be applied promptly after such repatriation (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (v)(A)),
(B)
if the Borrower determines in good faith that the distribution to the Borrower of the relevant Excess Cash Flow generated by any joint venture or the relevant Subject Proceeds received by any joint venture to prepay any amount of such Excess Cash Flow or Subject Proceeds that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) above would be prohibited under the Organizational Documents governing such joint venture (such amount, a “Restricted Joint Venture Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Joint Venture Amount; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant joint venture will promptly distribute to the Borrower to the extent then available the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and such Excess Cash Flow or Subject Proceeds (net of additional Taxes payable or reserved against as a result of such distribution) will be applied promptly after such distribution to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (v)(B)),
(C)
if the Borrower determines in good faith that the repatriation to the Borrower or any dividend or other distribution, as applicable, to the Borrower of any amounts required to mandatorily prepay the Term Loans pursuant to Sections 2.11(b)(i) or (ii) above would result in a material Tax liability (including any withholding Tax) (such amount, a “Restricted Tax Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Tax Amount; provided that to the extent that within the 365-day period following the event giving rise to the relevant Subject Proceeds or the end of the applicable Excess Cash Flow Period, as the case may be, such repatriation or dividend or other distribution, as applicable, of the relevant Subject Proceeds or Excess Cash Flow to the Borrower would no longer result in a material Tax liability, to the extent then available the Subject Proceeds or Excess Cash Flow, as applicable, will be promptly repatriated or paid as a dividend or otherwise distributed to the Borrower and will be applied promptly thereafter (net of additional Taxes payable or reserved against as a result of such repatriation, dividend or other distribution, as applicable) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (v)(C));
(vi)
The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (i), (ii) or (iii) of this Section 2.11(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each applicable Lender of the contents of any such notice from the Borrower and of such Lender’s Applicable Percentage of the prepayment. Each Term Lender will have the right to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 12:00 p.m. two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment (provided that if any Lender fails to deliver a Rejection Notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment of Term Loans within the time frame specified above, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment); provided that (A) in the event that any Term Lender elects to decline receipt of such Declined Proceeds, the remaining amount thereof may be retained by the Borrower and (B) for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) to the extent that such prepayment is made with the Net Proceeds of (x) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (y) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22 or (z) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c).
(vii)
Except as otherwise provided in any Refinancing Amendment, any Incremental Facility Amendment or any Extension Amendment, each prepayment of Term Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of any Refinancing Indebtedness, Incremental Term Facility or Replacement Term Loans shall be applied to the applicable Class of Term Loans being refinanced or replaced). With respect to each Class of Term Loans, all accepted prepayments under this Section 2.11(b) shall be applied against the remaining scheduled installments of principal due in respect of such Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of such Term Loans in direct order of maturity), and each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentage of the applicable Class. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term SOFR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.11(b)(vi), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to the then outstanding Term Loans that are ABR Loans and then to the then outstanding Term Loans that are Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.
(viii)
(A) In the event that the Revolving Credit Exposure of any Class exceeds 100.0% of the amount of the Revolving Credit Commitment of such Class then in effect, the Borrower shall, within five Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Loans or reduce LC Exposure in an aggregate amount sufficient to reduce such Revolving Credit Exposure as of the date of such payment to an amount not to exceed the Revolving Credit Commitment of such Class then in effect by taking any of the following actions as it shall determine at its sole discretion: (x) prepaying Revolving Loans or (y) with respect to any excess LC Exposure, depositing Cash in a Cash collateral account established for the benefit of the relevant Issuing Bank or “backstopping” or replacement of the relevant Letters of Credit, in each case, in an amount equal to 103.0% of such excess LC Exposure attributable to the Stated Amount of such Letters of Credit (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank).
(B)
Each prepayment of any Revolving Borrowing under this Section 2.11(b)(viii) shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the applicable Class.
(ix)
Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16, (C) in the case of prepayments of Tranche B-2 Term Loans under clause (iii) above as part of a Repricing Transaction, subject to Section 2.12(e), but shall otherwise be without premium or penalty, and (D) in the case of prepayments of 2021 Incremental Term Loans under clause (iii) above as part of a

Repricing Transaction, subject to Section 2.12(f), but shall otherwise be without premium or penalty.
Section 2.12.
Fees.
(a)
The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate applicable to the Revolving Credit Commitments of such Class on the average daily amount of the unused Revolving Credit Commitment of such Class of such Revolving Lender during the period from and including the Closing Date to the date on which such Lender’s Revolving Credit Commitment of such Class terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December (commencing with the last Business Day of September, 2019) for the quarterly period then ended, and on the date on which the Revolving Credit Commitments of the applicable Class terminate. For purposes of calculating the commitment fee only, the Revolving Credit Commitment of any Class of any Revolving Lender shall be deemed to be used to the extent of Revolving Loans of such Class of such Revolving Lender and the LC Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
(b)
The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Revolving Lender of any Class, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Revolving Loans of such Class that are Term SOFR Loans on the daily face amount of such Lender’s LC Exposure attributable to its Revolving Credit Commitment of such Class (excluding any portion thereof that is attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to the earlier of (A) the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure attributable to its Revolving Credit Commitment of such Class and (B) the Termination Date, (ii) to each Issuing Bank, a fronting fee, in Dollars, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the earlier of (A) the expiration date of such Letter of Credit, (B) the date on which such Letter of Credit terminates or (C) the Termination Date, computed at a rate equal to equal to 0.125% per annum or the rate agreed by such Issuing Bank and the Borrower, and (iii) to each Issuing Bank, for its own account, such Issuing Bank’s standard fees in Dollars with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall accrue to but excluding the last Business Day of each March, June, September and December and be payable in arrears for the quarterly period then ended on the last Business Day of each March, June, September and December (commencing, if applicable, with the last Business Day of September, 2019); provided that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate, and any such fees accruing after the date on which the Revolving Credit Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within thirty days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.
(c)
The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee in the amounts and at the times set forth in the Fee Letter.
(d)
Except as otherwise provided in the Fee Letter, all fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to any Issuing Bank). Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.
(e)
In the event that, on or prior to the date that is six months following the Second Amendment Effective Date, (A) any Tranche B-2 Term Loans are refinanced in a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (B) any amendment, waiver or other modification of or to this Agreement is effected that constitutes a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Tranche B-2 Term Lenders, (I) in the case of clause (A), a premium of 1.00% of the aggregate principal amount of the Tranche B-2 Term Loans so refinanced and (II) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the Tranche B-2 Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such Repricing Transaction. If, on or prior to the date that is six months following the Second Amendment Effective Date, all or any portion of the Tranche B-2 Term Loans held by any Term Lender are prepaid or assigned at the election of the Borrower pursuant to Section 2.19(b)(iv) as a result of such Term Lender being a Non-Consenting Lender in respect of any amendment, waiver or modification of or to this Agreement constituting a Repricing Transaction, the Borrower shall pay to such Term Lender a fee equal to 1.00% of the aggregate principal amount of the Tranche B-2 Term Loans held by such Term Lender that are so prepaid or assigned (it being expressly understood and agreed that such fee shall be paid in lieu of, and not in addition to, any amounts that would be payable in respect of such Tranche B-2 Term Loans pursuant to the immediately preceding sentence). All such amounts payable pursuant to this Section 2.12(e) shall be due and payable on the date of effectiveness of the applicable Repricing Transaction.
(f)
In the event that, on or prior to the date that is six months following the Third Amendment Effective Date, (A) any 2021 Incremental Term Loans are refinanced in a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (B) any amendment, waiver or other modification of or to this Agreement is effected that constitutes a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable 2021 Incremental Term Lenders, (I) in the case of clause (A), a premium of 1.00% of the aggregate principal amount of the 2021 Incremental Term Loans so refinanced and (II) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the 2021 Incremental Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such Repricing Transaction. If, on or prior to the date that is six months following the Third Amendment Effective Date, all or any portion of the 2021 Incremental Term Loans held by any 2021 Incremental Term Lender are prepaid or assigned at the election of the Borrower pursuant to Section 2.19(b)(iv) as a result of such 2021 Incremental Term Lender being a Non-Consenting Lender in respect of any amendment, waiver or modification of or to this Agreement constituting a Repricing Transaction, the Borrower shall pay to such 2021 Incremental Term Lender a fee equal to 1.00% of the aggregate principal amount of the 2021 Incremental Term Loans held by such 2021 Incremental Term Lender that are so prepaid or assigned (it being expressly understood and agreed that such fee shall be paid in lieu of, and not in addition to, any amounts that would be payable in respect of such 2021 Incremental Term Loans pursuant to the immediately preceding sentence). All such amounts payable pursuant to this Section 2.12(f) shall be due and payable on the date of effectiveness of the applicable Repricing Transaction.
(g)
Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13.
Interest.
(a)
The Term Loans and Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)
The Term Loans and Revolving Loans comprising each Term SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)
Notwithstanding the foregoing, if an Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) has occurred and is continuing, any principal of or interest on any Term Loan or Revolving Loan, any LC Disbursement or any fee payable by the Borrower hereunder that is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, shall, to the extent of the relevant overdue amount, bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Loan, Revolving Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Term Loan, Revolving Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(c) on any overdue amount payable to a Defaulting Lender during the period that such Lender is a Defaulting Lender.
(d)
Accrued interest on each Term Loan or Revolving Loan shall be payable in arrears on each Interest Payment Date for such Term Loan or Revolving Loan and (i) on the Maturity Date applicable to such Loan and (ii) in the case of a Revolving Loan of any Class, upon termination of the Revolving Credit Commitments of such Class; provided that (A) in the event of any repayment or prepayment of any Term Loan or Revolving Loan (other than any repayments or prepayments of an ABR Revolving Loan of any Class that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments of such Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (B) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan or Revolving Loan shall be payable on the effective date of such conversion.
(e)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate that is determined by reference to the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
Section 2.14.
Alternate Rate of Interest. Without limiting Section 1.12 hereof, if (i) at least two Business Days prior to the commencement of any Interest Period for a Term SOFR Borrowing:
(a)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR for such Interest Period; or

(b)
the Administrative Agent is advised by the Required Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Term SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15.
Increased Costs.
(a)
If any Change in Law:
(i)
imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Term SOFR) or Issuing Bank;
(ii)
subjects any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes, (C) Connection Income Taxes, and (D) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
imposes on any Lender or Issuing Bank or any other condition (other than Taxes) affecting this Agreement or Term SOFR Loans made by any Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any Term SOFR Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within thirty days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation (A) unless such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers under comparable syndicated credit facilities or (B) if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto or (y) such Lender invokes Section 2.20.

(b)
If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such

Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then within thirty days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)
Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined.
(d)
Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16.
Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Term SOFR Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty days after receipt thereof.
Section 2.17.
Taxes.
(a)
Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made free and clear of and without withholding or deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law requires the withholding or deduction of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the amount payable shall be increased as necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, each Lender and each Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the relevant Loan Party shall be entitled to make such withholdings or deductions and (iii) the relevant Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law. If at any time any Loan Party is required by any applicable Requirement of Law to make any withholding or deduction from any amount payable hereunder or under any Loan Document, such Loan Party shall promptly notify the relevant Lender or Issuing Bank and the Administrative Agent after any Responsible Officer’s receipt of written notice from a Governmental Authority of the same.
(b)
In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for any Other Taxes paid by it.
(c)
The Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank, as applicable within thirty days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by, or withheld or deducted from a payment to, the Administrative Agent, such Lender or Issuing Bank, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender, Issuing Bank or the Administrative Agent, as applicable, shall deliver a schedule to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability, which certificate shall be conclusive absent manifest error.
(d)
Each Lender and each Issuing Bank shall severally indemnify the Administrative Agent, within thirty days after demand therefor, for (i) any Indemnified Taxes or Other Taxes (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s or Issuing Bank’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document or otherwise payable by the Administrative Agent to any Lender or Issuing Bank under any Loan Document or otherwise payable by the Administrative Agent to any Lender or Issuing Bank from any other source against any amount due to the Administrative Agent under this clause (d).
(e)
As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below), shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing,
(A)
each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed copies of IRS Form W-8ECI;
(3)
in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)
to the extent any Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-4, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-3 on behalf of each such direct or indirect partner;
(C)
each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to any Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of this Section 2.17(f), the term “Lender” shall be deemed to include any Issuing Bank.

(g)
If the Administrative Agent or any Lender or Issuing Bank receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender or Issuing Bank, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or Issuing Bank, as applicable, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or Issuing Bank in the event the Administrative Agent, such Lender or Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent, any Lender or Issuing Bank be required to pay any amount to the Borrower under this clause (g) the payment of which would place the Administrative Agent, such Lender or Issuing Bank in a less favorable net after-Tax position than the Administrative Agent, such Lender or Issuing Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.
(h)
Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.18.
Payments Generally; Allocation of Proceeds; Sharing of Payments.
(a)
Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, reimbursements of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) no later than 3:00 p.m. on the date when due in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that payments pursuant to Sections 2.12, 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)
All proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans that have been accelerated hereunder pursuant to Section 7.01, shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied, first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or to any Issuing Bank constituting Secured Obligations, third, to pay interest, including any commission charges or fees with respect to letters of credit, due and payable in respect of any Loans on a pro rata basis, fourth, on a pro rata basis in accordance with the amounts of the other Secured Obligations (other than contingent indemnification obligations for which no written claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 103.0% of the Stated Amount of any outstanding Letters of Credit (minus the amount then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations); provided that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above, fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.
(c)
If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in LC Disbursements, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and sub-participations in LC Disbursements of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c). The Borrower consents to the foregoing and agree, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
(d)
Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)
If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19.
Mitigation Obligations; Replacement of Lenders.
(a)
If any Lender requests compensation under Section 2.15 or any Lender determines it can no longer make or maintain Term SOFR Loans pursuant to Section 2.20, or the Borrower is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
If (i) any Lender requests compensation under Section 2.15 or any Lender determines it can no longer make or maintain Term SOFR Loans pursuant to Section 2.20, and any Lender has declined or is unable to designate, or assign to, a different lending office, branch or affiliate pursuant to clause (a) above, (ii) the Borrower is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders or Required Revolving Lenders) with respect to which Required Lender or Required Revolving Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50.0% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrower may, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such

Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date (provided that, if, after giving effect to such termination and repayment, the aggregate amount of the Revolving Credit Exposure of any Class exceeds the aggregate amount of the Revolving Credit Commitments of such Class then in effect, then the Borrower shall, not later than the next Business Day, prepay one or more Revolving Borrowings of the applicable Class (and, if no Revolving Borrowings of such Class are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, funded participations in LC Disbursements and/or Swingline Loans, in each case of such Class of Loans or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Class of Loans or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payments, (C) in the case of any assignment resulting from the inability or failure to designate, or assign to, a different lending office, branch or affiliate, such assignment is to a Lender that can make or maintain Term SOFR Loans and (D) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall (x) execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled, and (y) in the case of any Non-Consenting Lender who is the Lender of record for purposes of determining whether the applicable number of Lenders have consented to the relevant amendment, waiver or consent, consent to the relevant proposed amendment, waiver or consent prior to the execution of such Assignment and Assumption. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).
Section 2.20.
Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR or Adjusted Term SOFR, or to determine or charge interest rates based upon Term SOFR or Adjusted Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining

ABR Loans the interest rate on which is determined by reference to Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Adjusted Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s Term SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Adjusted Term SOFR component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.
Section 2.21.
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then unless and until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)
Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Swingline Loans pursuant to Section 2.04(c) and Letters of Credit pursuant to Section 2.12(b).
(b)
The Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, the Required Revolving Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(c)
Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swingline Lender or any applicable Issuing Bank hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the Swingline Lender or any applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Swingline Loan or Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent and the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Swingline Lender or Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, the Swingline Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Sections 4.01 or 4.02, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender until such time as all Loans and LC Exposure are held by the Lenders pro rata in accordance with the Revolving Credit Commitments after giving effect to Section 2.21(d). Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)
If any Swingline Exposure and/or LC Exposure exists at the time any Lender becomes a Defaulting Lender then:
(i)
the Swingline Exposure and/or LC Exposure, as applicable, of such Defaulting Lender shall be reallocated pro rata among the non-Defaulting Revolving Lenders in accordance with their respective Applicable Revolving Credit Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all non-Defaulting Lenders attributable to the Revolving Credit Commitments of any Class does not exceed the total of the Revolving Credit Commitments of all non-Defaulting Revolving Lenders of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender that is attributable to its Revolving Credit Commitment of such Class does not exceed such non-Defaulting Lender’s Revolving Credit Commitment of such Class;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within three Business Days following notice by the Administrative Agent, Cash collateralize 103.0% of (x) such Defaulting Lender’s LC Exposure attributable to the Stated Amount of outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c)) or make other arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank with respect to such LC Exposure (including, without limitation, requiring the Borrower to prepay such Letters of Credit in the amount that eliminates such exposure) and obligations to fund participations in Letters of Credit and/or (y) such Defaulting Lender’s Swingline Exposure (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c)) or make other arrangements reasonably satisfactory to the Administrative Agent and to the Swingline Lender with respect to such Swingline Exposure (including, without limitation, requiring the Borrower to prepay such Swingline Loans in the amount that eliminates such exposure) and obligations to fund participations in Swingline Loans, as applicable. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure, Swingline Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure, Swingline Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of LC Exposure or Swingline Exposure among non-Defaulting Lenders described in clause (i) above);
(iii)
if the Swingline Exposure and/or LC Exposure, as applicable, of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and/or (b), as the case may be, shall be adjusted to give effect to such reallocation; and
(iv)
if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.
(e)
So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless the entire Stated Amount thereof will be covered by the Revolving Credit Commitments of the non-Defaulting Lenders, Cash collateral provided pursuant to Section 2.21(c) or Cash collateral provided in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit shall be allocated among non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).
(f)
In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank agree that any Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will notify the other parties hereto, and then, on the effective date specified in such notice, and subject to any conditions set forth therein (which may include arrangements with respect to any Cash collateral) the Applicable Revolving Credit Percentage of Swingline Exposure and/or LC Exposure, as applicable, of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date, to the extent applicable such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders or participations in Swingline Loans and/or Letters of Credit or take such other actions as the Administrative Agent determine as necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage of the applicable Class or its Applicable Revolving Credit Percentage, as applicable. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting

Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.22.
Incremental Credit Extensions.
(a)
The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment (i) add one or more new tranches of term facilities or increase the principal amount of the Term Loans of any existing Class by requesting new commitments to provide such Term Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) or (ii) add one or more new tranches of Incremental Revolving Commitments or increase the aggregate amount of the Revolving Credit Commitments of any existing Class (any such new tranche or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and any Incremental Revolving Loans, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:
(i)
subject to Section 2.22(i), on the date that such Incremental Facility becomes effective, the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date; provided, further, that representations and warranties that are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects;
(ii)
except as otherwise agreed by the Borrower and any Lender in the relevant Incremental Facility Amendment, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender;
(iii)
no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,
(iv)
(A) except as otherwise expressly provided in this Section 2.22, the terms of any Incremental Term Facility (other than any terms which are applicable only after the Maturity Date of any then-existing tranche of Term Loans) must be substantially consistent with those applicable to the Tranche B-2 Term Loans and 2021 Incremental Term Loans or as agreed upon among the Borrower and the lender or lenders providing such Incremental Term Facility and reasonably acceptable to the Administrative Agent, (B) the terms of any Incremental Term Loans made as an increase to any Class of Term Loans shall be on the same terms to those applicable to the then-existing Term Loans of the applicable Class, (C) except as otherwise expressly provided in this Section 2.22, the terms of any Incremental Revolving Facility (other than any terms which are applicable only after the then-existing Latest Revolving Credit Maturity Date), must be substantially consistent with those applicable to the ~~Initial~~2024 Replacement Revolving Facility or as agreed upon among the Borrower and the lender or lenders providing such Incremental Revolving Facility and reasonably acceptable to the Administrative Agent, and (D) the terms of any Incremental Revolving Facility that is an increase to the Revolving Credit Commitments shall be on the same terms to those applicable to the then-existing Revolving Credit Commitments,
(v)
the Effective Yield (and the components thereof) applicable to any Incremental Facility may be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that, in the case of any Incremental Term Facility that is pari passu with the Tranche B-2 Term Loans or the 2021 Incremental Term Loans (other than any such Incremental Term Facility that constitutes MFN Adjustment Excluded Indebtedness), the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) may not be more than 0.50% higher than the Effective Yield applicable to the Tranche B-2 Term Loans or the 2021 Incremental Term Loans (as determined on such date), as applicable, unless the Applicable Rate with respect to the Tranche B-2 Term Loans or the 2021 Incremental Term Loans, as applicable, is adjusted to be equal to such Effective Yield with respect to such Incremental Facility, minus, 0.50%; provided that solely with respect to 2021 Incremental Term Loans, this clause (v) shall only apply through and including the date that is 12 months after the Third Amendment Effective Date,
(vi)
(A) the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Term Loan Maturity Date and (B) no Incremental Revolving Facility may have a final maturity date earlier than (or require scheduled amortization or mandatory commitment reductions prior to) the Latest Revolving Credit Maturity Date,
(vii)
the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing tranche of Term Loans (without giving effect to any prepayments thereof),
(viii)
(A) any Incremental Facility must rank pari passu with or junior to the Term Facility in right of payment and may rank pari passu with or junior to the Term Facility with respect to security or may be unsecured (and to the extent the relevant Incremental Facility is subordinated to the Term Facility in right of payment or security and documented in a separate agreement (it being agreed that any Incremental Facility that is subordinated to the Term Facility in right of payment or security shall be documented in a separate agreement, unless such Incremental Facility is a pari passu “last out” facility), it shall be subject to an Acceptable Intercreditor Agreement), (B) to the extent that any portion of any Incremental Facility is incurred in reliance on any portion of the Growth Available Incremental Amount, such portion of such Incremental Facility shall not be secured on a greater priority basis than that by which the Indebtedness repaid and underlying such portion of the Growth Available Incremental Amount so utilized was secured (if at all) and (C) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral,
(ix)
(A) any prepayment (other than any scheduled amortization payment) of Incremental Term Loans that are pari passu in right of payment and security with any then-existing Term Loans that require ratable prepayment (including the Tranche B-2 Term Loans and the 2021 Incremental Term Loans) shall be made on a pro rata basis with such existing Term Loans, except, that the Borrower and the lender or lenders providing the relevant Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such prepayment on a less than pro rata basis (but not on a greater than pro rata basis) (and, for the avoidance of doubt, any Incremental Term Loans that are not pari passu in right of payment and security shall not be entitled to share in any such prepayment) and (B) any prepayment or reduction of Revolving Credit Commitments with respect to Incremental Revolving Facilities that are pari passu in right of payment and security with any then-existing Revolving Facility that require ratable prepayment or commitment reduction, as applicable (including the ~~Initial~~2024 Replacement Revolving Credit Commitments), shall be made on a pro rata basis with such existing Revolving Facility, except, that the Borrower and the lender or lenders providing the relevant Incremental Revolving Facility shall be permitted, in their sole discretion, to elect to prepay, apply or receive, as applicable, any such prepayment or commitment reduction on a less than pro rata basis (but not on a greater than pro rata basis) (and, for the avoidance of doubt, any Incremental Revolving Facilities that are not pari passu in right of payment and security shall not be entitled to share in any such prepayment or commitment reduction),
(x)
no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Incremental Facility and, except as otherwise agreed by the lender or lenders providing the relevant Incremental Facility (and in the case of any Incremental Revolving Facility increasing the Revolving Credit Commitments, the Required Revolving Lenders) in connection with an acquisition or other Investment permitted under this Agreement, no other Event of Default shall exist or would exist immediately after giving effect to such Incremental Facility,
(xi)
the proceeds of any Incremental Facility may be used by the Borrower and the Restricted Subsidiaries for working capital and other general corporate purposes (including the financing of acquisitions and other Investments and Restricted Payments) and any other use not prohibited by this Agreement, and
(xii)
on the date of the Borrowing of any Incremental Term Loans that will be of the same Class as any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then-outstanding Borrowing of Term Loans of such Class; it being acknowledged that the application of this clause (a)(xii) may result in new Incremental Term Loans having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding Term SOFR Loans of the relevant Class and which end on the last day of such Interest Period.
(b)
Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (other than any Disqualified Institution) (any such other lender being called an “Additional Lender”); provided that the Administrative Agent (and, in the case of any Incremental Revolving Facility, the Swingline Lender and each Issuing Bank) shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.
(c)
Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.
(d)
As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Additional Lender, an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other customary documents as it shall reasonably require from such Additional Lender, (iii) the Administrative Agent and Lenders shall be entitled to receive all fees (if any) required to be paid in respect of such Incremental Facility or Incremental Loans and (iv) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof:
(A)
certifying and attaching a copy of the resolutions adopted by the governing body of each Loan Party approving or consenting to such Incremental Facility or Incremental Loans, and
(B)
to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.
(e)
Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22:
(i)
if such Incremental Revolving Facility establishes Revolving Credit Commitments of the same Class as any then-existing Class of Revolving Credit Commitments, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Swingline Loans and Letters of Credit such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender) participations hereunder in Swingline Loans and Letters of Credit shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Revolving Credit Commitment pursuant to Section 2.22) and (ii) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (i); and
(ii)
if such Incremental Revolving Facility establishes Revolving Credit Commitments of a new Class, then (A) the borrowing and repayment (except for (x) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (y) repayments required on the Maturity Date of any Revolving Facility and (z) any repayment made in connection with a permanent repayment and termination of the Revolving Credit Commitments under any Revolving Facility (subject to clause (C) below)) of Revolving Loans with respect to any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other Revolving Facilities, (B) all Letters of Credit shall be participated on a pro rata basis or less than pro rata basis by all Revolving Lenders and (C) any permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, except that the Borrower shall be permitted to permanently repay Revolving Loans and reduce or terminate Revolving Credit Commitments under any Revolving Facility on a greater than pro rata basis as compared to any other Revolving Facilities with a later Maturity Date than such Revolving Facility.
(f)
On the date of effectiveness of any Incremental Revolving Facility, the maximum amount of LC Exposure permitted hereunder shall increase by an amount, if any, agreed upon by Administrative Agent, the relevant Issuing Banks and the Borrower.
(g)
The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22.
(h)
Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or other Investment that is permitted under this Agreement, the conditions to entering into and availability of such Incremental Facility (including applicability of customary “SunGard” or other “certain funds” conditionality), and the timing of satisfaction or waiver of any such conditions (as between being satisfied or waived upon execution of an amendment evidencing such Incremental Facility or upon the making of any Incremental Loans thereunder), shall be as agreed to among the Borrower and the lenders in respect of such Incremental Facility but without in any way limiting the other applicable conditions to Incremental Facilities specified in this Section 2.22; provided that no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Incremental Facility.
(i)
Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, the Loan Parties shall not be required to bring down any representations and warranties in connection with any Incremental Facility (other than with respect to the representations and warranties set forth in Section 3.12, which such representations and warranties, shall be required to be true and correct, as of the applicable date of funding of such Incremental Facility and after giving effect to such Incremental Facility), unless and solely to the extent otherwise required by, the lender or lenders providing such Incremental Facility.
(j)
This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23.
Extensions of Loans and Revolving Credit Commitments.
(a)
Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans or Commitments (and related outstandings) or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”, and each group of Loans or Commitments, as applicable, in each case as so extended, and the original Loans and the original Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:
(i)
except as to (A) interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iii), be determined by the Borrower and any Lender who agrees to an Extension of its Revolving Credit Commitments and set forth in the relevant Extension Offer) and (B) any covenants or other provisions applicable only to periods after the Latest Maturity Date of the tranche of Revolving Credit Commitments subject to such Extension Offer, the Revolving Credit Commitment of any Lender who agrees to an extension with respect to such Commitment (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall constitute a revolving commitment (or related outstandings, as the case may be) with terms substantially identical to (or terms not less favorable to existing Lenders as) the tranche of Revolving Credit Commitments subject to the relevant Extension Offer (and related outstandings) provided hereunder; provided that to the extent more than one Revolving Facility exists after giving effect to any such Extension, (x) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (2) repayments required upon the Maturity Date of any Revolving Facility and (3) repayments made in connection with a permanent repayment and termination of Revolving Credit Commitments under any Revolving Facility (subject to clause (z) below)) of Revolving Loans with respect to any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, (y) all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders and (z) the permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Facilities, except that the Borrower shall be permitted to permanently repay Revolving Loans and terminate Revolving Credit Commitments of any Revolving Facility on a greater than pro rata basis as compared to any other Revolving Facilities with a later Maturity Date than such Revolving Facility;
(ii)
except as to (A) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and any Lender who agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer) and (B) any covenants or other provisions applicable only to periods after the Latest Maturity Date of the tranche of Term Loans subject to such Extension Offer (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have the same terms (or terms not less favorable to existing Lenders) as the tranche of Term Loans subject to the relevant Extension Offer; provided, however, that any representations and warranties, affirmative and negative covenants (including financial covenants) and events of default applicable to such tranche of Extended Term Loans that also expressly apply to (and for the benefit of) the tranche of Term Loans subject to the Extension Offer and each other Class of Term Loans hereunder may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of Term Loans subject to the Extension Offer;
(iii)
(x) the final Maturity Date of any Extended Term Loans may be no earlier than the Latest Maturity Date of the tranche of Term Loans subject to such Extension Offer (as of the date of such Extension) and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans may have a final Maturity Date earlier than (or have scheduled commitment reductions prior to) the Latest Maturity Date of the tranche of Revolving Credit Commitments subject to such Extension Offer (as of the date of such Extension);
(iv)
the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the tranche of Term Loans subject to such Extension Offer (as of the date of such Extension);
(v)
any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Term Loans, in each case as specified in the relevant Extension Offer;
(vi)
if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(vii)
unless the Administrative Agent otherwise agrees, any Extension shall be in a minimum amount of $1,000,000;
(viii)
any applicable Minimum Extension Condition must be satisfied or waived by the Borrower;
(ix)
any documentation in respect of any Extension shall be consistent with the foregoing;
(x)
no Extension of any Revolving Facility shall be effective as to the obligations of any Issuing Bank with respect to Letters of Credit without the consent of such Issuing Bank (such consents not to be unreasonably withheld, conditioned or delayed) (and, in the absence of such consent, all references herein to Latest Revolving Credit Maturity Date shall be determined, when used in reference to such Issuing Bank without giving effect to such Extension); and
(xi)
no Extension of any Revolving Facility shall be effective as to the obligations of any Swingline Lender with respect to Swingline Loans without the consent of such Swingline Lender (such consents not to be unreasonably withheld, conditioned or delayed) (and, in the absence of such consent, all references herein to Latest Revolving Credit Maturity Date shall be determined, when used in reference to such Swingline Lender without giving effect to such Extension).
(b)
(i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (insofar as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to any Extension of any Class of Loans or Commitments and (iii) except as set forth in clause (a)(vii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may, in its sole discretion, specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23.
(c)
Subject to any consent required under Section 2.23(a)(x), no consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans or Commitments of any Class (or a portion thereof). All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.
(d)
In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

Section 2.24.
Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Term SOFR Loan, the Administrative Agent will promptly notify the Borrower and each Lender thereof. Thereafter, the obligation of the Lenders to make or maintain Term SOFR Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Borrowing Request or Interest Election Request then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as ABR Loans instead of Term SOFR Loans.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES

On the Closing Date, on the date of any Credit Extension (if and to the extent required pursuant to the terms hereof) and on any other date required pursuant to the terms hereof, the Borrower hereby represents and warrants to the Lenders that:

Section 3.01.
Organization; Powers. Each of the Borrower and the Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization and (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted; except, in each case referred to in this Section 3.01 (other than clauses (a)(i) and (b) with respect to any Loan Party) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02.
Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.
Section 3.03.
Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) solely in the case of a foreclosure on the pledge of Capital Stock in any Broker-Dealer Subsidiary or any direct or indirect parent company of any Broker-Dealer Subsidiary under the Loan Documents, any approval by FINRA or any similar Governmental Authority of a change in control or ownership or transfer of assets or line of business of any Broker-Dealer Subsidiary (or any direct or indirect parent company thereof), (iii) in connection with the Perfection Requirements and (iv) such consents, approvals, registrations, filings or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party or is otherwise bound which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.

Section 3.04.
Financial Condition; No Material Adverse Effect.
(a)
(i) The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein and (y) subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments.
(b)
Since the Closing Date, there has been no Material Adverse Effect.
Section 3.05.
Properties.
(a)
As of the Closing Date, Schedule 3.05(a) sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple (or similar concept in any applicable jurisdiction) by any Loan Party.
(b)
The Borrower and each of the Restricted Subsidiaries have good and valid fee simple title (or similar concept in any applicable jurisdiction) to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title or interests would not reasonably be expected to have a Material Adverse Effect.
(c)
To the knowledge of the Borrower, the Borrower and the Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other similar intellectual property rights (“IP Rights”) used to conduct their respective businesses as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or have a license or right to use would not, or where such infringement or misappropriation would not, have, individually or in the aggregate, a Material Adverse Effect.
Section 3.06.
Litigation and Environmental Matters.
(a)
There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)
Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Environmental Claims are pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary and (ii) neither the Borrower nor any of the Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization required under any Environmental Law.
(c)
Neither the Borrower nor any of the Restricted Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.
Section 3.07.
Compliance with Laws. The Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law specifically referenced in Section 3.19 below. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations of each Broker-Dealer Subsidiary have been obtained and are in full force and effect.
Section 3.08.
Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.
Section 3.09.
Taxes. The Borrower and each of the Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary has received written notice of any proposed or pending Tax assessment, audit or deficiency that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
Section 3.10.
ERISA.
(a)
Each Pension Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)
There are no pending or, to the best knowledge of the Loan Parties or their ERISA Affiliates, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan or Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.
(c)
Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event or Foreign Benefit Event has occurred and is continuing or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; and (iii) neither the Loan Parties nor any ERISA Affiliate of a Loan Party has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
Section 3.11.
Disclosure.
(a)
As of the Closing Date, all written information (other than the Projections, financial estimates, other forward-looking information or projected information and information of a general economic or industry-specific nature) concerning the Borrower and its Subsidiaries that was included in the

Information Materials or otherwise prepared by or on behalf of the Sponsors, the Borrower or any of their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).
(b)
The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).
(c)
To the knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided to any Agent or any Lender in connection with this Agreement is true and correct in all respects.
Section 3.12.
Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of Indebtedness and obligations on the Closing Date in connection with this Agreement and the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 3.13.
Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each Subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable Subsidiary, and (b) the type of entity of the Borrower and each of its Subsidiaries.
Section 3.14.
Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements, the provisions, limitations and/or exceptions set forth in this Agreement and the other relevant Loan Documents, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.
Section 3.15.
Labor Disputes. As of the Closing Date, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened and (b) the hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law.
Section 3.16.
Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used for any purpose that results in a violation of the provisions of Regulation U or X. Each Broker-Dealer Subsidiary that extends purpose credit to customers (as those terms are defined in Regulation T of the Board of Governors) maintains procedures and internal controls reasonably designed to ensure that such Broker-Dealer Subsidiary does not extend or maintain purpose credit to or for its customers other than in accordance with the provisions of Regulation T of the Board of Governors.
Section 3.17.
Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Indebtedness that is subordinated in right of payment to the Obligations.
Section 3.18.
Use of Proceeds. The Borrower will use the proceeds of the Loans consistent with Section 5.10.
Section 3.19.
OFAC; PATRIOT ACT and FCPA.
(a)
(i) Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Borrower and its Subsidiaries will not directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans or Letters of Credit, or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person, or in any country or territory, that, at the time of such financing, is subject to or the target of any U.S. sanctions administered by OFAC, except to the extent licensed by OFAC or otherwise permissible.
(b)
To the extent applicable, the Borrower and each of its Subsidiaries is in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(c)
(i) None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing, has taken any action, directly or indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), including making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of the FCPA and any applicable anti-corruption Requirement of Law of any Governmental Authority and (ii) no part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of the Borrower, indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

The representations and warranties set forth in Section 3.19 above made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in Section 3.19 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance in all material respects with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

Section 3.20.
Certain Regulatory Matters.
(a)
Except as set forth on Schedule 3.20, to the extent required pursuant to applicable Requirements of Law, (i) each Broker-Dealer Subsidiary is a member in good standing of FINRA and (ii) each Broker-Dealer Subsidiary is duly registered as a broker-dealer and in good standing with the SEC and/or duly registered as an Introducing Broker with the CFTC, and in each state where the conduct of a material portion of its business requires such registration.
(b)
Except as set forth on Schedule 3.20, to the extent required pursuant to applicable Requirements of Law, each Investment Manager Subsidiary is duly registered (i) under the Investment Advisers Act as an investment adviser and is thus not required to be registered as an investment adviser in the various states and (ii) with each other applicable governing body where the conduct of its investment advisory business requires such registration.
(c)
Neither the Borrower nor any Subsidiary other than the Investment Manager Subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it conducts business, except where the failure to be so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary other than the Broker-Dealer Subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the securities laws of any state where it conducts business or is subject to material liability or disability by reason of the failure to be so registered, licensed or qualified except where the failure to be so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
ARTICLE 4
CONDITIONS
Section 4.01.
Closing Date. Subject to the last paragraph of this Section 4.01, the obligations of (i) each Lender to make Loans and (ii) any Issuing Bank to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)
Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by such Loan Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) the Loan Guaranty, (D) the Intellectual Property Security Agreements and (E) each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date (or such shorter period as may be agreed to by the Borrower in its sole discretion) and (ii) a Borrowing Request as required by Section 2.03.
(b)
Legal Opinion. The Administrative Agent shall have received, on behalf of itself and the Lenders, a customary written opinion of Willkie Farr & Gallagher LLP, in its capacity as special counsel for the Loan Parties, dated as of the Closing Date.
(c)
Secretary’s Certificate and Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (x) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization or other comparable organizational document, as applicable, of such Loan Party certified by the relevant authority of its jurisdiction of organization, (y) the certificate or articles of incorporation, formation or organization or other comparable organizational document, as applicable, of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon and (z) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, (B) certify that attached thereto is a true and complete copy of resolutions or written consents of its shareholders of Board of Directors, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect without amendment, modification or rescission, and (C) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party who have executed the Loan Documents to which such Loan Party is a party as of the Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from the relevant authority of its jurisdiction of organization (to the extent such concepts are applicable).
(d)
Closing Certificate. The Administrative Agent shall have received a customary closing certificate, dated as of the Closing Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in Sections 4.01(j), (k), (l), (o) and (s) as of the Escrow Funding Date or Closing Date, as applicable.
(e)
Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit M from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.
(f)
Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by a Responsible Officer of each Loan Party on behalf of such Loan Party.
(g)
Lien Searches. The Administrative Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, the results of a judgment and tax lien search with respect to the Loan Parties in the states and county in which the chief executive office of each such Person is located and in such other jurisdictions as may be reasonably required by the Administrative Agent, together with copies of the financing statements (or similar documents) disclosed by such search, and along with copies of USPTO and United States Copyright Office searches reasonably required by the Administrative Agent.
(h)
Pledged Stock and Pledged Notes. The Administrative Agent shall have received (i) the certificates representing any Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) any Material Debt Instrument required to be pledged pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof.
(i)
Filings Registrations and Recordings. Each document (including any UCC (or similar) financing statement) required by any Collateral Document or under any applicable Requirement of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation.
(j)
Victory Refinancing. All indebtedness for borrowed money of the Borrower (including under the Existing Credit Agreement) shall be repaid, redeemed, defeased, discharged, refinanced and/or terminated, as applicable, and all commitments to extend credit under the Existing Credit Agreement and all security interests related thereto shall be terminated or released, in each case on terms reasonably satisfactory to the Lead Arrangers other than (x) deferred purchase obligations, intercompany debt, capital leases, purchase money financings and equipment financings, in each case, incurred in the ordinary course of business, and (y) any other Indebtedness and Liens approved by the Lead Arrangers in their reasonable discretion (such transactions, collectively, the “Victory Refinancing”), and all fees, commissions and expenses in connection with the Victory Refinancing shall have been paid in full.
(k)
Acquisition. The Acquisition shall be consummated pursuant to the Acquisition Agreement without giving effect to any modifications, consents, amendments or waivers thereto that are materially adverse to the Lenders unless consented to by the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); it being understood that (i) any change in the purchase price made in accordance with the provisions of the Acquisition Agreement (as in effect on November 6, 2018) will not be deemed materially adverse to the Lenders, (ii) any other decrease in the purchase price (x) that is less than or equal to 10.0% will not be deemed materially adverse to the Lenders and (y) otherwise will not be deemed materially adverse to the Lenders so long as any such reduction is applied to reduce the Initial Term Loan Commitments, and (iii) any substantive modification, consent, amendment or waiver of the definition of “Material Adverse Effect” shall be deemed materially adverse to the Lenders and the Lead Arrangers.
(l)
Target Refinancing. Concurrently with the consummation of the Acquisition, all pre-existing Indebtedness of the Targets and their Subsidiaries shall have been repaid or repurchased in full, all commitments relating thereto shall have been terminated, and all Liens or security interests related thereto shall have been terminated or released, in each case on terms reasonably satisfactory to the Lead Arrangers other than (x) any Indebtedness of the Targets or their respective Subsidiaries and Liens on assets of the Targets and their respective Subsidiaries, in each case, that are permitted to remain outstanding pursuant to the Acquisition Agreement, and (y) any other indebtedness and liens approved by the Lead Arrangers in their reasonable discretion (such transactions, collectively, the “Target Refinancing”), and no new indebtedness shall be incurred on the Closing Date by the Borrower, the Targets or their respective Subsidiaries other than the Initial Term Loans.
(m)
Financial Information. The Lead Arrangers shall have received (i) the audited combined carve out balance sheets of the Targets as of December 31, 2016 and 2017 and for the corresponding prior Fiscal Years, and the related audited combined carve out statements of operations, cash flows and stockholder’s equity for each of the Fiscal Years in the two (2) year period ended December 31, 2017 and for the corresponding prior Fiscal Years, in each case, as adjusted to reflect the difference between the Targets and the Business (as defined in the Eagle Acquisition Agreement), (ii) the audited carve out combined balance sheet of the Targets as of December 31, 2018, and the related audited combined carve out statement of operations, cash flows and stockholder’s equity for the Fiscal Year ending December 31, 2018, in each case, as adjusted to reflect the difference between the Targets and the Business, (iii) the unaudited combined carve out balance sheet of the Targets as of the last day of, and the related unaudited combined carve out statement of operations for, each Fiscal Quarter (or, in the case of the Fiscal Quarter ended September 30, 2018, for the nine-month period ended on such date), other than the fourth Fiscal Quarter in any Fiscal Year, ending at least 45 days prior to the Closing Date (beginning with the Fiscal Quarter ended

September 30, 2018), in each case, as adjusted to reflect the difference between the Targets and the Business, (iv) audited consolidated balance sheets and related consolidated statements of operations of the Borrower and its Subsidiaries (prior to giving effect to the Transactions) for the Fiscal Year ended December 31, 2018 and (v) unaudited consolidated balance sheets and related consolidated statements of operations of the Borrower and its subsidiaries (prior to giving effect to the Transactions) for, each Fiscal Quarter, other than the fourth Fiscal Quarter in any Fiscal Year, ending at least 50 days prior to the Closing Date (beginning with the Fiscal Quarter ending December 31, 2018).
(n)
Pro Forma Financial Statements. The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Borrower and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period ended at least 60 days (or 120 days in case such four-Fiscal Quarter period is the end of the Borrower’s Fiscal Year) prior to the Closing Date, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations); provided that purchase accounting adjustments shall not be required to be made.
(o)
Material Adverse Effect. From November 6, 2018 to the Escrow Funding Date, there shall not have occurred any Material Adverse Effect (as defined in the Acquisition Agreement).
(p)
Payment of Fees. All fees required to be paid as of the Closing Date to the Lead Arrangers, certain of their respective Affiliates, the Administrative Agent and/or the Lenders shall have been paid. All expenses (including legal fees and expenses) of the Lead Arrangers and the Administrative Agent in connection with the Transactions required to be reimbursed as of the Closing Date, to the extent invoiced in reasonable detail at least three (3) Business Days (or such shorter period as may be agreed to by the Borrower in its sole discretion) prior to the Closing Date, shall have been paid (with all such reimbursable expenses invoiced thereafter to be paid in accordance with the Loan Documents).
(q)
Certain Information. The Administrative Agent will have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower, Target and their respective Subsidiaries (to the extent any such Person is required to become a Loan Party) required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested from the Borrower at least ten (10) Business Days prior to the Closing Date.
(r)
Beneficial Ownership Certification. To the extent the Borrower, Target or any of their respective Subsidiaries qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Closing Date, the Administrative Agent shall have received a Beneficial Ownership Certification in the relation to such Person.
(s)
Representations and Warranties. As of the Escrow Funding Date, (i) the Specified Acquisition Agreement Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein) and (ii) the Specified Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein).

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied as of the Closing Date, by funding the Initial Term Loans hereunder, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, to the extent any security interest in the intended Collateral (other than any Collateral the security interest in which may be perfected solely by the filing of a UCC financing statement or solely by the delivery of stock certificates of the Targets, the Borrower or any of their material Domestic Subsidiaries; provided that any such stock certificates of Subsidiaries of the Targets will be required to be delivered on the Closing Date only to the extent received from the Sellers, so long as the Borrower has used commercially reasonable efforts to cause the Sellers to deliver them to the Borrower on the Closing Date) is not perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the perfection of such security interest(s) will not constitute a condition precedent to the availability of the Initial Term Loans on the Closing Date but such security interest(s) will be required to be perfected within 60 days after the Closing Date.

Section 4.02.
Each Credit Extension. After the Closing Date, the obligation of each Lender to make any Credit Extension (other than any Letter of Credit Reimbursement Loan) is subject to the satisfaction of the following conditions:
(a)
Request for Credit Extension. (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03 or (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).
(b)
Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date; provided, further, that representations and warranties that are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects.
(c)
No Default or Event of Default. At the time of and immediately after giving effect to the making of the applicable Credit Extension, no Default or Event of Default has occurred and is continuing.

Each Credit Extension after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.02; provided, however, that the conditions set forth in this Section 4.02 shall not apply to any Credit Extension under any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment unless in each case the lenders in respect thereof have required satisfaction of the same in the applicable Incremental Facility Amendment, Refinancing Amendment or Extension Amendment, as applicable.

ARTICLE 5
AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification and expense reimbursement obligations for which no claim or demand has been made) have been paid in full in immediately available funds and all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit in an amount equal to 103.0% of the Stated Amount thereof or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), the Borrower hereby covenants and agrees with the Lenders that:

Section 5.01.
Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery to each Lender:
(a)
Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (to the extent applicable), all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto;
(b)
Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year ending after the Closing Date, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations and cash flows of the Borrower and its Subsidiaries for such Fiscal Year and, commencing after the completion of the second full Fiscal Year ending after the Closing Date, setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing, which report shall not be subject to (x) a “going concern” qualification (except as resulting from (A) the impending maturity of any Indebtedness and/or (B) any breach or anticipated breach of any financial covenant) but may include a “going concern” explanatory paragraph or like statement or (y) a qualification as to the scope of the audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP;
(c)
Compliance Certificate. Together with each delivery of financial statements pursuant to Section 5.01(a) and 5.01(b), a duly executed and completed Compliance Certificate (i) certifying that no Default or Event of Default has occurred and is continuing (or if a Default or Event of Default is continuing, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (ii) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow of the Borrower and the Restricted Subsidiaries for each Fiscal Year beginning with the financial statements for the Fiscal Year ended on or about December 31, 2020, (iii) containing information and calculations reasonably necessary for determining, on a consolidated basis, compliance by the Borrower and the Restricted Subsidiaries with the provisions of this Agreement referred to therein, to the extent then applicable, (iv) a description of any new Subsidiary and any change in the name or jurisdiction of organization of any Loan Party since the date of the most recent list delivered (or in the case of the first such list so delivered, since the Closing Date) and (v) listing any newly filed or acquired registrations of or applications for registrations of any material Patents, Trademarks or Copyrights constituting Collateral with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party (other than any registration that issues with respect to an application that was identified on a list previously delivered pursuant to this Section 5.01(c)(v) or is then subject to an Intellectual Property Security Agreement (or supplement thereto)) since the date of the most recent list delivered (or in the case of the first such list so delivered, since the Closing Date);
(d)
Unrestricted Subsidiary Elimination. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Section 5.01(a) and 5.01(b), if applicable, an internally prepared management summary of pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(e)
Notice of Material Events. Promptly upon any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of the following:
(i)
the occurrence of any Default or Event of Default
(ii)
the occurrence of any event that has resulted in a Material Adverse Effect;
(iii)
to the extent permissible by law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary or the receipt of a notice of an Environmental Liability that could reasonably be expected to result in a Material Adverse Effect;
(iv)
the occurrence of any ERISA Event that would reasonably be expected to result in material liability to any Loan Party; and
(v)
the occurrence of any failure described in clauses (i) or (ii) of Section 7.01(b).
(f)
Budget. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year commencing after the Closing Date, a consolidated budget of the Borrower and the Restricted Subsidiaries consisting of quarterly operating and capital budgets;
(g)
Information Regarding Collateral. Prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party.
(h)
Narrative Report and Management Discussion and Analysis. Concurrently with each delivery of the financial statements described in Sections 5.01(a) and 5.01(b), a customary narrative report and management’s discussion and analysis describing the financial condition and results of operation for such Fiscal Quarter or Fiscal Year, as applicable, and, with regard to quarterly financial statements, the then-elapsed portion of the Fiscal Year, in each case, as compared to amounts for the previous Fiscal Year or corresponding periods of the previous Fiscal Year (in each case, to the extent applicable) and budgeted amounts.
(i)
Lender Calls. Within 10 Business Days after each delivery of the financial statements described in Sections 5.01(b) for any Fiscal Year, at the request of the Administrative Agent, the Borrower shall hold a conference call (the reasonable costs of holding such call to be paid by the Borrower) with all Lenders who choose to attend such conference call, during which the Borrower shall review the financial results of such Fiscal Year, the financial condition of the Borrower and its Subsidiaries and the budget for the current Fiscal Year delivered pursuant to clause (f) above.
(j)
Other Information.
(i)
Such other certificates, readily available reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the business, operations and financial condition of the Borrower and the Restricted Subsidiaries and compliance with the terms hereof; provided, however, that neither the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its Subsidiaries or any of their respective customers or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (to the extent not created in contemplation of such Person’s obligations under this Section 5.01(j)).
(ii)
Promptly after the furnishing thereof, copies of any material notices (other than notices furnished in the ordinary course) furnished to any holder of any class or series of (x) any Junior Indebtedness, (y) any Junior Lien Indebtedness or (z) other debt securities of any Loan Party, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 5.01.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) posts such documents (or provides a link thereto) at the website address listed on Schedule 9.01; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks/SyndTrak or another relevant secure website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of “EDGAR”).

The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak Online or another relevant secure website or other secure electronic information platform (the “Platform”), any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. The Borrower agrees, upon the reasonable written request of the Administrative Agent, to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to the Borrower and its Subsidiaries and their securities; provided that any financial statements delivered pursuant to Section

5.01(a) and 5.01(b) and any Compliance Certificate shall be deemed suitable to make available to Public Lenders unless, with respect to any such document, the Borrower notifies the Administrative Agent that such document contains Non-Public Information; it being understood and agreed that from and after receipt of such notice, unless otherwise specified therein, such notice shall apply to all documents of the same type for all future periods.

Notwithstanding the foregoing, the obligations in this Section 5.01 may instead be satisfied with respect to any financial statements, budgets and Responsible Officer Certifications of the Borrower by furnishing (A) the applicable financial statements of any Parent Company or (B) Form 10-K or 10-Q, as applicable, of the Borrower or any Parent Company filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender; provided that, with respect to each of clauses (A) and (B), (i) to the extent (1) such financial statements relate to any Parent Company and (2) either (x) such Parent Company (or any other Parent Company that is a Subsidiary of such Parent Company) has any material third party Indebtedness and/or material operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Parent Company’s direct or indirect ownership of the Borrower and its Subsidiaries) or (y) there are material differences between the financial statements of such Parent Company and its consolidated Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand, such financial statements or Form 10-K or 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such financial statements are in lieu of financial statements required to be provided under Section 5.01(b), such financial statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b) as if the references to the “Borrower” therein were references to such Parent Company.

Section 5.02.
Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and will cause each of the Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders. The Borrower will cause each Broker-Dealer Subsidiary to maintain all Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations.
Section 5.03.
Payment of Taxes. The Borrower will, and will cause each of the Restricted Subsidiaries to, file all Tax returns and pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor or (b) failure to pay or discharge the same would not reasonably be expected to result in a Material Adverse Effect and no such filing shall be required if the failure to make such filing would not reasonably be expected to result in a Material Adverse Effect.
Section 5.04.
Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
Section 5.05.
Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such material insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and the Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in the same geographic regions, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, including flood insurance with respect to each Flood Hazard Property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (where applicable). Each such policy of insurance (other than, for the avoidance of doubt, representation and warranties insurance policies) shall, as and when required under the terms hereof, to the extent available from the relevant insurance carrier, (i) in the case of liability insurance policies (other than employee benefits, D&O and similar policies) name the Administrative Agent and the other Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of casualty insurance policies (excluding business interruption and similar insurance policies), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and (iii) provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).
Section 5.06.
Inspections. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of the Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect and copy its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that representatives of the Borrower (or any of its Subsidiaries) may, if the Borrower so chooses, be present at or participate in any such discussions), all upon reasonable notice and at reasonable times during normal business hours selected by the Borrower; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06 and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than two times during any calendar year (with only one such time at the Borrower’s expense); provided, further, that when an Event of Default exists, the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice without limitation; provided, further, that notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its Subsidiaries or any of its

customers or suppliers, (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (to the extent not created in contemplation of such Person’s obligations in this Section 5.06).
Section 5.07.
Maintenance of Book and Records. The Borrower will, and will cause the Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and the Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.
Section 5.08.
Compliance with Laws.
(a)
The Borrower will comply, and will cause each of the Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including ERISA, Advisers Act and Environmental Laws but excluding OFAC (including laws related to Persons subject to any U.S. sanctions administered by OFAC), the USA PATRIOT Act and the FCPA), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect. The Borrower will cause each Broker-Dealer Subsidiary to comply with the rules and regulations of the SEC, FINRA, CFTC and any other Governmental Authority applicable to it to it (including such rules and regulations dealing with net capital requirements) and, to the extent applicable to any Broker-Dealer Subsidiary (including its sales agents and registered personnel), except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)
The Borrower will comply, and will cause each of the Restricted Subsidiaries to comply, with the requirements of all applicable OFAC (including laws related to Persons subject to any U.S. sanctions administered by OFAC), “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the FCPA, in each case, in all material respects.
Section 5.09.
Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate (or redesignate) any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after giving effect to such designation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) in the case of a designation of any Restricted Subsidiary as an Unrestricted Subsidiary, the Total Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 4.50:1.00, and (iii) after such designation, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary or hold any Indebtedness of or any Lien on any property of the Borrower or the Restricted Subsidiaries that would not then be permitted to be incurred by the Borrower or the Restricted Subsidiaries, as applicable (it being expressly understood and agreed that any such Indebtedness or Lien shall be deemed to have been incurred or granted by the Borrower or the Restricted Subsidiaries, as applicable, on the date of such designation). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is a Permitted Investment or is then permitted under Section 6.04(a)). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, minus (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation. As of the Closing Date, the Subsidiaries listed on Schedule 5.09 have been designated as Unrestricted Subsidiaries.
Section 5.10.
Use of Proceeds.
(a)
The Borrower shall use the proceeds of the Revolving Loans after the Closing Date, to finance the working capital needs and other general corporate purposes of the Borrower and the Restricted Subsidiaries (including for capital expenditures, working capital or purchase price adjustments, the payment of transaction fees and expenses, acquisitions and other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents). The Borrower shall use the proceeds of (i) the Initial Term Loans on the Closing Date to finance all or a portion of the Transactions and (ii) any Additional Term Loans as provided in the applicable Incremental Facility Amendment or Refinancing Amendment. Letters of Credit may be issued (i) on the Closing Date in the ordinary course of business and to replace or provide credit support for any letters of credit, bank guarantees or surety, customs, performance or similar bonds of the Borrower and its Subsidiaries or any of their Affiliate or to replace cash collateral posted by any of the foregoing Persons and (ii) after the Closing Date for general corporate purposes of the Borrower and its Subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.
(b)
The Borrower will not request any Borrowing, and the Borrower shall not use, shall cause the Restricted Subsidiaries not to use and shall cause the directors, officers, employees and agents of the foregoing to not knowingly use the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person or entity that is subject to any U.S. sanctions administered by OFAC, or (iii) in any manner that would result in the violation of any sanctions applicable to any party hereto (including any Person participating in the transaction, whether as Lender, Agent, Issuing Bank or otherwise).
Section 5.11.
Covenant to Guarantee Obligations and Give Security.
(a)
Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, on or before the date that is 60 days after the relevant formation, acquisition, designation or cessation occurred (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the Lenders; provided, however, that notwithstanding the foregoing, no Subsidiary that is an Excluded Subsidiary shall be required to take any action described in this Section 5.11(a).

(b)
Within 60 days (or such longer period as the Administrative Agent may reasonably agree (provided that the Administrative Agent will use commercially reasonable efforts to confirm Lenders do not need additional time to complete independent due diligence with respect to any potential Material Real Estate Assets before entering into a new Mortgage)) (1) after the Closing Date, in the case of Material Real Estate Assets (other than any Excluded Asset) owned by Loan Parties on the Closing Date or (2) after the acquisition by any Loan Party of any Material Real Estate Asset (other than any Excluded Asset), in the case of such Material Real Estate Assets acquired after the Closing Date, the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (c) of the definition of “Collateral and Guarantee Requirement” with respect to the relevant Material Real Estate Asset; it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.11(a), such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day on which it becomes a Loan Party under Section 5.11(a).
(c)
Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:
(i)
the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time,
(ii)
any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents,
(iii)
perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of Capital Stock or Material Debt Instruments, in each case, to the extent included in the Collateral),
(iv)
no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;
(v)
no Loan Party will be required to (A) take any action outside the U.S. to grant or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule;
(vi)
in no event will the Collateral include any Excluded Asset,
(vii)
no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, and any retention of title, extended retention of title rights, or similar rights, (B) Letter-of-Credit Rights, (C) the Capital Stock of any Immaterial Subsidiary or (D) the Capital Stock of any Person that is not a Subsidiary which, if a Subsidiary, would constitute an Immaterial Subsidiary, in each case except to the extent that a security interest therein is perfected by filing a Form UCC-1 financing statement (which, for the avoidance of doubt shall be the only required perfection action),
(viii)
no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law,
(ix)
any joinder or supplement to any Loan Guaranty, any Collateral Document or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.11(a) may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to such Restricted Subsidiary set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document,
(x)
the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby, as reasonably determined by the Borrower and the Administrative Agent, and
(xi)
no Subsidiary of the Borrower shall be required to provide any guarantee, pledge or asset support agreement that, in the reasonable judgment of the Borrower in consultation with the Administrative Agent, would subject the Borrower or any Subsidiary of the Borrower to any adverse tax consequence as a result of the application of Section 956 of the Code.
Section 5.12.
Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain (i) a public corporate credit rating for the Borrower from Moody’s and S&P, (ii) a public corporate family rating for the Borrower from Moody’s and S&P and (iii) a public rating for the Credit Facilities from each of S&P and Moody’s; provided that, in each case of clauses (i), (ii) and (iii), in no event shall the Borrower be required to maintain any specific rating with any such agency.
Section 5.13.
Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.11:
(a)
The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages or amendments thereto and other documents, subject to the terms of the Collateral and Guarantee Requirement and the limitations set forth in Section 5.11), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b)
The Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the perfection and priority of the Liens created or intended to be created under the Collateral Documents.
ARTICLE 6
NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01.
Indebtedness. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(a)
the Secured Obligations (including any Additional Term Loans and any Additional Revolving Loans);
(b)
Indebtedness of the Borrower to any Restricted Subsidiary or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party, solely to the extent the related Investment shall be a Permitted Investment or permitted under Section 6.04(a); and provided, further, that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated in right of payment to the Obligations;
(c)
[Reserved];
(d)
Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any Restricted Subsidiary pursuant to any such agreement;
(e)
Indebtedness of the Borrower or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(f)
Indebtedness of the Borrower or any Restricted Subsidiary in respect of Banking Services, including Banking Services Obligations and incentive, supplier finance or similar programs;
(g)
(i) guaranties by the Borrower or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(h)
Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is a Permitted Investment or is permitted under Section 6.04(a);
(i)
Indebtedness of the Borrower or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and, in the case of any such Indebtedness with an aggregate outstanding principal amount in excess of $1,000,000, described on Schedule 6.01(i);
(j)
Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed (together with any Indebtedness of a non-Loan Party pursuant to Sections 6.01(q) and (w)(ii)) the greater of $145,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;
(k)
Indebtedness of the Borrower or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;
(l)
Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(m)
Indebtedness of the Borrower or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed the greater of $75,000,000 and 18.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;
(n)
[Reserved];
(o)
Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any Subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);
(p)
the Borrower and the Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (q), (r), (u), (w), (y), and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof and such Refinancing Indebtedness shall be deemed permitted and outstanding under such clauses; provided that:
(i)
the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts and other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01(p) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness is permitted under Section 6.02),
(ii)
other than in the case of Refinancing Indebtedness with respect to clauses (i), (m), (q)(i), (q)(ii) or (u), (A) such Refinancing Indebtedness has a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced,
(iii)
the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Borrower), more favorable to the lenders providing such Refinancing Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date, (B) any covenants or other provisions which constitute then-current market terms for the applicable type of Indebtedness or (C) any covenants or other provisions which are conformed (or added) to the Loan Documents for the benefit of the Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)),
(iv)
[Reserved],
(v)
except in the case of Refinancing Credit Facilities Indebtedness, (A) the primary obligor in respect of the applicable Refinancing Indebtedness shall have been the primary obligor in respect of the relevant refinanced Indebtedness, (B) such Refinancing Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (C) such Refinancing Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, (D) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations) on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole and (E) as of the date of the incurrence of such Refinancing Indebtedness and after giving effect thereto, no Event of Default exists, and
(vi)
in the case of Refinancing Credit Facilities Indebtedness, (A) such Refinancing Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder or is unsecured; provided that any such Refinancing Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if such Refinancing Indebtedness is secured, it is not secured by any assets other than the Collateral, (C) if such Refinancing Indebtedness is Guaranteed, it shall not be Guaranteed by any Person that is not a Loan Party, and (D) such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; provided that any such Refinancing Indebtedness consisting of term loans that are pari passu with the Term Loans hereunder in right of payment and secured by the Collateral on a pari passu basis with Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayment in respect of the Tranche B-2 Term Loans and 2021 Incremental Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as the Borrower and the relevant lender may agree;
(q)
Indebtedness (i) assumed in connection with any acquisition or other Investment permitted hereunder consummated after the Closing Date, or existing at the target of any such acquisition or Investment at the time it becomes a Subsidiary, provided that any such Indebtedness was not incurred by the target of such acquisition or other Investment in contemplation of such acquisition or other Investment, (ii) existing at the time an Unrestricted Subsidiary becomes a Restricted Subsidiary if such Indebtedness was not incurred in contemplation of such Person becoming a Restricted Subsidiary or (iii) incurred in connection with any acquisition or other Investment permitted hereunder and consummated after the Closing Date; provided that, in each case, (A) at the time such Person becomes a Restricted Subsidiary or at the time of the execution of the definitive agreement governing such acquisition or other Investment, as the case may be, on a Pro Forma Basis for the most recently ended Test Period, the Total Leverage Ratio would not exceed 4.50:1.00, (B) such Indebtedness incurred in reliance on clause (iii) above by Restricted Subsidiaries that are not Loan Parties (I) shall not exceed (together with any Indebtedness of a non-Loan Party pursuant to Sections 6.01(j) and (w)(ii)) the greater of $145,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, (II) shall not mature or require any scheduled amortization or scheduled payment of principal or require any mandatory redemption, repurchase, repayment or sinking fund obligation (other than payments as part of an “applicable high yield discount obligation” catch-up payment, customary offers to repurchase in connection with any change of control, Disposition or casualty event and customary acceleration rights after an event of default), in each case, prior to the Latest Term Loan Maturity Date, and (III) the Weighted Average Life to Maturity applicable to such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then-existing Term Loans, (C) at the time such Person becomes a Restricted Subsidiary or at the time of the execution of the definitive agreement governing such acquisition or other Investment, as the case may be, no Event of Default shall have occurred and be continuing, (D) in the case of any such Indebtedness in the form of term loans that are pari passu with the Tranche B-2 Term Loans or the 2021 Incremental Term Loans with respect to security (other than any such Indebtedness that constitutes MFN Adjustment Excluded Indebtedness), the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) will not be more than 0.50% per annum higher than the Effective Yield in respect of the Tranche B-2 Term Loans or the 2021 Incremental Term Loans (as determined on such date), as applicable, unless the Effective Yield with respect to the Tranche B-2 Term Loans or the 2021 Incremental Term Loans, as applicable, is adjusted to be equal to such Effective Yield applicable to such Indebtedness, minus, 0.50% per annum; provided that solely with respect to 2021 Incremental Term Loans, this clause (D) shall only apply through and including the date that is 12 months after the Third Amendment Effective Date;
(r)
unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100.0% of the amount of Net Proceeds received by the Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from (I) the Cure Amount or (II) the sale of Capital Stock to, or contributions from, the Borrower or any Restricted Subsidiary and (B) to the extent the relevant Net Proceeds are Not Otherwise Applied;
(s)
Indebtedness of the Borrower or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;
(t)
Indebtedness of the Borrower or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;
(u)
Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $105,000,000 and 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;
(v)
[Reserved],
(w)
Indebtedness of the Borrower or any Restricted Subsidiary so long as, immediately after giving effect thereto, (i) the Total Leverage Ratio (which for purposes of this clause (w) only shall be calculated without taking into account any portion of the Unrestricted Cash Amount attributable to the cash proceeds of such Indebtedness with respect to which such Total Leverage Ratio calculation is being made) is no greater than 4.50:1.00, (ii) the aggregate amount of Indebtedness incurred pursuant to this clause (w) by Restricted Subsidiaries that are not Loan Parties shall not exceed (together with any Indebtedness of a non-Loan Party pursuant to Sections 6.01(j) and (q)) the greater of $145,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, (iii) such Indebtedness shall not have a final maturity or require any scheduled amortization or scheduled payment of principal or require any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (A) payments as part of an “applicable high yield discount obligation” catch-up payment, (B) customary offers to repurchase in connection with any change of control, Disposition or casualty event and (C) customary acceleration rights after an event of default) on terms more favorable to the holders of such Indebtedness than those applicable to the Credit Facilities prior to 91 days following the Latest Term Loan Maturity Date as of the date of incurrence of such Indebtedness, (iv) the Weighted Average Life to Maturity applicable to any such Indebtedness consisting of term loans is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans, (v) no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Indebtedness, (vi) in the case of any such Indebtedness in the form of term loans that are pari passu with the Tranche B-2 Term Loans or the 2021 Incremental Term Loans with respect to security (other than any such Indebtedness that constitutes MFN Adjustment Excluded Indebtedness), the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) will not be more than 0.50% per annum higher than the Effective Yield in respect of the Tranche B-2 Term

Loans or the 2021 Incremental Term Loans (as determined on such date), as applicable, unless the Effective Yield with respect to the Tranche B-2 Term Loans or the 2021 Incremental Term Loans, as applicable, is adjusted to be equal to such Effective Yield applicable to such Indebtedness, minus, 0.50% per annum; provided that solely with respect to 2021 Incremental Term Loans, this clause (vi) shall only apply through and including the date that is 12 months after the Third Amendment Effective Date, (vii) such Indebtedness shall not be guaranteed by any Persons other than Loan Parties, (viii) such Indebtedness shall not be secured by any assets other than the Collateral and (ix) either (A) the other terms and conditions of such Indebtedness (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to clauses (i) through (viii) of this clause (w)) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Indebtedness than those applicable to the Term Facility (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Indebtedness)) or (B) such Indebtedness is provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness;
(x)
Indebtedness to the extent (and so long as) supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit; provided that, after giving effect thereto, the aggregate principal amount of Indebtedness that is outstanding at any time in reliance on this clause (x) shall not exceed $13,000,000;
(y)
Indebtedness of the Borrower or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;
(z)
Incremental Equivalent Debt;
(aa)
Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;
(bb)
[Reserved],
(cc)
Indebtedness of the Borrower or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued hereunder;
(dd)
Indebtedness of the Borrower or any Restricted Subsidiary to the extent that such Indebtedness is supported by any Letter of Credit;
(ee)
unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);
(ff)
customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and
(gg)
without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower or any Restricted Subsidiary permitted hereunder.
Section 6.02.
Liens. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property or asset of any kind owned by it, whether now owned or hereafter acquired, except:
(a)
Liens securing the Secured Obligations created pursuant to the Loan Documents;
(b)
Liens for Taxes (i) for amounts not yet overdue due and payable, (ii) that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(c)
statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(d)
Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) liabilities to insurance carriers providing property, casualty, liability or other insurance to the Borrower and its Subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)
Liens consisting of easements, rights-of-way, restrictions, encroachments, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower or the Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;
(f)
Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(g)
Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A)

an agreement to Dispose of any property in a Disposition permitted under Section 6.07 or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;
(h)
precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law relating solely to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business or (ii) the sale of accounts receivable in the ordinary course of business for which a UCC financing statement or similar financing statement is required;
(i)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)
Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(k)
Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) any Refinancing Indebtedness in respect thereof (other than Refinancing Credit Facilities Indebtedness) shall be subject to intercreditor arrangements that are not materially less favorable to the relevant Secured Parties, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the relevant Refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement;
(l)
Liens existing on the Closing Date and, in the case of any such Lien securing Indebtedness or other obligations with an aggregate outstanding principal amount in excess of $1,000,000, described on Schedule 6.02(l) and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;
(m)
Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;
(n)
Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);
(o)
Liens securing Indebtedness permitted pursuant to Section 6.01(q)(i) on the relevant acquired assets or on the Capital Stock or assets of the relevant Restricted Subsidiary; provided that such Lien (x) shall not extend to or cover any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock;
(p)
(i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;
(q)
Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness or other obligations of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;
(r)
Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower or the Restricted Subsidiaries;
(s)
(i) Liens on Cash, Cash Equivalents and securities (and proceeds thereof) of any Broker-Dealer Subsidiary that is subject to securities trades incurred in the ordinary course of business and (ii) Liens on assets of any Broker-Dealer Subsidiary securing broker-dealer financing incurred in the ordinary course of business;
(t)
Liens on Collateral securing Indebtedness incurred pursuant to Sections 6.01(x) and (z), subject to an Acceptable Intercreditor Agreement;
(u)
other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $105,000,000 and 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that any such Lien on the Collateral that is pari passu with or junior to the Lien securing the Secured Obligations shall be subject to an Acceptable Intercreditor Agreement;
(v)
(i) Liens on assets securing judgments, awards, attachments or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge or deposit securing any settlement of litigation;

(w)
leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(x)
Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.04(a) arising out of such repurchase transaction;
(y)
Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa) and (cc);
(z)
Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);
(aa)
Liens (i) in favor of any Loan Party or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;
(bb)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(cc)
Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(dd)
Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) or (ii) obligations of the type described in Section 6.01(f);
(ee)
(i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;
(ff)
Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness otherwise permitted hereunder;
(gg)
Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(hh)
Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.11 with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof); and
(ii)
Liens on Collateral that are pari passu with or junior to the Liens securing the Secured Obligations, so long as (A) if such Liens are pari passu with the Liens securing the Secured Obligations, the First Lien Leverage Ratio would not exceed 2.65:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period or (B) if such Liens are junior to the Liens securing the Secured Obligations, the Total Leverage Ratio would not exceed 4.50:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period (it being understood and agreed that any such Liens shall be subject to an Acceptable Intercreditor Agreement).
Section 6.03.
[Reserved].
Section 6.04.
Restricted Payments; Restricted Debt Payments.
(a)
The Borrower and the Restricted Subsidiaries shall not pay or make, directly or indirectly, any Restricted Payment, except:
(i)
Restricted Payments to the extent necessary to permit any Parent Company:
(A)
to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers or consultants of any Parent Company) and franchise fees and similar Taxes and similar fees and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries);
(B)
for any taxable period for which the Borrower is a member of a consolidated, combined or similar income tax group for U.S. federal or applicable state or local income tax purposes of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, state or local income Taxes of such Tax Group for such taxable period that are attributable to the income of the Borrower and/or its Subsidiaries; provided that (1) the amount of such Restricted Payments for any taxable period shall not exceed the amount of such Taxes that the Borrower and/or such Subsidiaries, as applicable, would have paid had the Borrower and/or such Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group), less any refunds received by the Borrower in respect of the Borrower Tax Refund Receivable, and (2) Restricted Payments in respect of any Taxes attributable to the income of an Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary has made cash payments for such purpose to the Borrower or any Restricted Subsidiary;
(C)
to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries);

(D)
for the payment of insurance premiums to the extent attributable to any Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries);
(E)
to pay (x) fees and expenses related to debt or equity offerings, Investments or acquisitions (whether or not consummated) and (y) Public Company Costs;
(F)
to finance any Permitted Investment or any other Investment otherwise permitted under this Section 6.04(a) (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of the Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of the Restricted Subsidiaries, in order to consummate such Investment as a Permitted Investment or in compliance with the applicable requirements of the applicable provisions of this Section 6.04(a) as if undertaken as a direct Investment by the Borrower or a Restricted Subsidiary); and
(G)
to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of the Borrower and its Subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;
(ii)
Restricted Payments (or making Restricted Payments to allow any Parent Company) to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company, the Borrower or any Subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any Subsidiary:
(A)
in accordance with the terms of promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii), in any Fiscal Year does not exceed the greater of $55,000,000 (with unused amounts in any Fiscal Year being carried over to any subsequent Fiscal Year) and 13.0% of Consolidated Adjusted EBITDA for such Fiscal Year; provided that such amount in any Fiscal Year shall be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries (or by any Parent Company and contributed to the Borrower or any Restricted Subsidiary) after the Closing Date and not previously utilized under this sub-clause (A) of this clause (ii) or sub-clauses (C) or (D) of this clause (ii);
(B)
with the proceeds of any sale or issuance of the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary);

(C)
with the net proceeds of any key-man life insurance policies; or
(D)
with Cash and Cash Equivalents so long as the aggregate amount of Restricted Payments made pursuant to this sub-clause (D) of this clause (ii), together with the aggregate amount of all Cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), in any Fiscal Year does not exceed the greater of $55,000,000 (with unused amounts in any Fiscal Year being carried over to any subsequent Fiscal Year) and 13.0% of Consolidated Adjusted EBITDA for such Fiscal Year; provided that such amount in any Fiscal Year shall be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries (or by any Parent Company and contributed to the Borrower or any Restricted Subsidiary) after the Closing Date and not previously utilized under this sub-clause (D) of this clause (ii) or sub-clauses (A) or (C) of this clause (ii);
(iii)
additional Restricted Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower and the Restricted Subsidiaries elect to apply to this clause (iii); provided that (x) immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing and (y) in the case of any utilization of the Builder Basket, the Total Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 4.50:1.00;
(iv)
Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members (to the extent attributable to any transaction involving Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company or attributable to the operations of the Borrower and its Subsidiaries) or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;
(v)
Restricted Payments to repurchase (or making Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;
(vi)
[Reserved];
(vii)
so long as, immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, making Restricted Payments (or making Restricted Payments to any Parent Company to enable it to make corresponding payments) with respect to Capital Stock in an amount not to exceed the greater of (A) 6.0% per annum of the Net Proceeds received by or contributed to the Borrower from any Public Offering and (B) 5.0% per annum of market capitalization;

(viii)
Restricted Payments to (A) redeem, repurchase, retire or otherwise acquire any (x) Capital Stock (“Treasury Capital Stock”) of the Borrower or any Restricted Subsidiary or (y) Capital Stock of any Parent Company, in the case of each of subclauses (x) and (y), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (B) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;
(ix)
to the extent constituting Restricted Payments, transactions permitted by Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));
(x)
to the extent that immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, additional Restricted Payments in an aggregate amount not to exceed the greater of $41,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, minus the amount of Restricted Debt Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv);
(xi)
to the extent that immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, additional Restricted Payments so long as the aggregate amount of Restricted Payments made pursuant to this clause (xi) in any Fiscal Year does not exceed the greater of $25,000,000 (with unused amounts in any Fiscal Year being carried over to any subsequent Fiscal Year) and 6.0% of Consolidated Adjusted EBITDA for such Fiscal Year;
(xii)
Restricted Subsidiaries may pay dividends and other distributions and Restricted Payments (other than Restricted Payments of the type described in clause (c) of the definition thereof) to their equity holders generally, so long as the Borrower or any Restricted Subsidiary that owns the equity interest in the Restricted Subsidiary paying such dividends and other distributions and Restricted Payments (other than Restricted Payments of the type described in clause (c) of the definition thereof) receives at least its pro rata share thereof based on the respective ownership of such Restricted Subsidiary;
(xiii)
to the extent constituting a Restricted Payment, the Transactions; and
(xiv)
additional Restricted Payments so long as (A) immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing and (B) the First Lien Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 2.15:1.00.
(b)
The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any payment in Cash on account of the purchase, redemption, retirement, acquisition, cancellation or termination of principal of or interest on any Restricted Debt (including any by making any sinking fund or similar deposit), in each case, more than 30 days prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i)
with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;
(ii)
as part of an applicable high yield discount obligation catch-up payment;
(iii)
payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);
(iv)
so long as, immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, additional Restricted Debt Payments in an aggregate amount not to exceed the greater of $41,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, minus the amount of Restricted Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x);
(v)
Restricted Debt Payments made with proceeds of any issuance of, Qualified Capital Stock of the Borrower or any Restricted Subsidiary or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary;
(vi)
Restricted Debt Payments in an aggregate amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi); provided that (x) immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing and (y) in the case of any utilization of the Builder Basket, the Total Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 4.50:1.00; and
(vii)
additional Restricted Debt Payments; provided that (A) immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing and (B) the First Lien Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 2.15:1.00.
Section 6.05.
Burdensome Agreements. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary to pay dividends or other distributions to the Borrower or any other Loan Party, (y) any Restricted Subsidiary to make cash loans or advances to the Borrower or any other Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:
(a)
contained (i) herein or in any other Loan Document or (ii) in any document with respect to any Incremental Equivalent Debt, so long as, in the case of this subclause (ii), such restrictions in the documentation evidencing such Indebtedness are no more restrictive, when taken as a whole, than those in effect prior to the relevant incurrence of such Indebtedness;
(b)
set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and the Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (q), (r), (u),

(w) or (z) of Section 6.01), (q), (r), (u), (w) or (z) of Section 6.01, so long as, in the case of this subclause (iii), such restrictions in the documentation evidencing such Indebtedness are no more restrictive, when taken as a whole, than those in effect prior to the relevant incurrence of such Indebtedness;
(c)
arising under customary provisions contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;
(d)
that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;
(e)
that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Capital Stock of the relevant Person or Persons) or property so acquired and was not created in connection with or in anticipation of such acquisition;
(f)
set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;
(g)
set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(h)
imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that prohibit or restrict the pledge or transfer of ownership interests in the relevant partnership, limited liability company, joint venture or similar Person;
(i)
on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;
(j)
set forth in documents which exist on the Closing Date and were not created in contemplation thereof;
(k)
arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);
(l)
arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit provided by a Governmental Authority;
(m)
arising in any Hedge Agreement or any agreement relating to any Banking Services Obligation;
(n)
relating to any asset (or all of the assets) of or the Capital Stock of the Borrower or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any

Disposition of such asset (or assets) or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;
(o)
set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto so long as no such agreement prohibits any Loan Party from creating or granting a Lien on any of its properties or assets to secure the Secured Obligations; and
(p)
imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (o) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 6.06.
[Reserved].
Section 6.07.
Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value (as determined in good faith by the Borrower) in excess of $13,000,000, in a single transaction or in a series of related transactions, except:
(a)
any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall (x) expressly assume all of the Secured Obligations of the Borrower under each of the Loan Documents pursuant to documents and in a manner reasonably satisfactory to the Administrative Agent (and the Successor Borrower shall have provided customary certificates, board resolutions, customary legal opinions and other customary documents with respect to such assumption, if and to the extent reasonably requested by, and reasonably satisfactory to the Administrative Agent), and (y) such Successor Borrower shall become a “Borrower” and the “Company” hereunder and (z) except as the Administrative Agent may otherwise agree, each other Borrower and each Loan Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under this Agreement, if applicable, the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Loan Guarantor or the Borrower (other than any such transaction involving the Borrower, which shall be subject to the terms of clause (i) above), either (x) a Loan Guarantor or the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the relevant Loan Guarantor or Borrower in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.04;

(b)
Dispositions (including of Capital Stock) among the Borrower or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition made by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as determined in good faith by such Person) with at least 75.0% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition and no Event of Default shall then exist or immediately result therefrom or (ii) treated as an Investment and otherwise constitute a Permitted Investment (other than a Permitted Investment of the type described in clause (j) of the definition thereof) or be made in compliance with Section 6.04(a);
(c)
(i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower or a Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall either be a Permitted Investment (other than a Permitted Investment of the type described in clause (j) of the definition thereof) or be made in compliance with Section 6.04(a); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment constituting a Permitted Investment or made in compliance with Section 6.04(a); and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral;
(d)
(x) Dispositions of inventory, equipment, raw or scrap materials or immaterial assets in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;
(e)
Dispositions of surplus, obsolete, used or worn out property, in the ordinary course of business, or other property that, in the good faith determination of the Borrower, is (A) no longer useful in its business (or in the business of the Borrower or any Restricted Subsidiary) or (B) otherwise economically impracticable to maintain;
(f)
Dispositions of Cash or Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;
(g)
(i) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Permitted Investments (other than a Permitted Investment of the type described in clause (j) of the definition thereof), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and (ii) Sale and Lease-Back Transactions permitted by Section 6.08;
(h)
Dispositions for fair market value (as determined in good faith by the Borrower); provided that with respect to any such Disposition with a purchase price in excess of the greater of $33,000,000 and 8.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, at least 75.0% of the consideration for such Disposition shall consist of Cash or Cash Equivalents; provided that, for purposes of the 75.0% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents so received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of $33,000,000 and 8.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that no Event of Default has occurred and is continuing on the date on which the agreement governing the relevant Disposition is executed;
(i)
to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(j)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements or similar binding arrangements;
(k)
Dispositions of notes receivable or accounts receivable in the ordinary course of business (including to insurers which have provided insurance as to the collection thereof and any discount or forgiveness thereof) or in connection with the collection or compromise thereof;
(l)
Dispositions or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (ii) which relate to closed facilities or the discontinuation of any product line;
(m)
(i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(n)
Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)
Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(p)
to the extent constituting Dispositions, the Transactions;
(q)
Dispositions of non-core assets and sales of Real Estate Assets, in each case acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of the Restricted Subsidiaries or any of their respective businesses; provided that no Event of Default has occurred and is continuing on the date on which the definitive agreement governing the relevant Disposition is executed;

(r)
exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as determined by the Borrower in good faith) for like assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute Excluded Assets, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the assets so exchanged or swapped;
(s)
Dispositions of assets that do not constitute Collateral having an aggregate fair market value as determined in good faith by the Borrower of up to the greater of $29,000,000 and 7.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that no Event of Default has occurred and is continuing on the date on which the definitive agreement governing the relevant Disposition is executed;
(t)
(i) licensing, sublicensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of any technology, intellectual property or IP Rights, or issuances or registrations, or applications for issuances or registrations, of any intellectual property or IP Rights, which, in the good faith determination of the Borrower, are no longer material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or are no longer economical to maintain in light of their use;
(u)
terminations or unwinds of Derivative Transactions;
(v)
Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;
(w)
Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower or any Restricted Subsidiary;
(x)
Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;
(y)
any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(z)
any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(aa)
other Dispositions in any Fiscal Year involving assets having an aggregate fair market value (as determined in good faith by the Borrower at the time of the relevant Disposition) of not more than the greater of $41,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period in such Fiscal Year; and
(bb)
Dispositions contemplated on the Closing Date and described on Schedule 6.07(bb).

To the extent that any Collateral is Disposed of as permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions it deems appropriate in order to effect the foregoing.

Section 6.08.
Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, become or remain liable as lessee under any lease of property (whether real, personal or mixed) that the Borrower or the relevant Restricted Subsidiary (a) sold or otherwise transferred to the lessor under such lease (unless such lessor is a Company or a Restricted Subsidiary) and (b) intends to use for substantially the same purpose in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”), except for any Sale and Lease-Back Transactions to the extent that the aggregate fair market value (as determined in good faith by the Borrower) of the assets sold subject to all Sale and Lease-Back Transactions under this clause (b) shall not exceed the greater of $41,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period.
Section 6.09.
Transactions with Affiliates. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $5,000,000, in each case, with any of their respective Affiliates (excluding for this purpose each Investment Vehicle) on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as determined in good faith by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:
(a)
any transaction between or among the Borrower or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted by this Agreement;
(b)
any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company, the Borrower or any Restricted Subsidiary;
(c)
(i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any Restricted Subsidiary with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(d)
(i) transactions permitted by Sections 6.01(b), (d), (h), (o), (p) (solely in respect of Refinancing Indebtedness in respect of Indebtedness permitted under clause (i) thereof) and (gg) (solely in respect of Indebtedness permitted by the other provisions of Section 6.01 referred to in this clause (d)), 6.02 (solely to the extent such Liens relate to Indebtedness permitted by the provisions of Section 6.01 referred to in this clause (d)) and clauses (h), (m), (o), (v), (y), (z) and (aa) of the definition of Permitted Investments and (ii) issuances of Capital Stock not restricted by this Agreement;

(e)
transactions in existence on the Closing Date and set forth on Schedule 6.09(e) and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;
(f)
(i) the payment of management, monitoring, consulting, advisory and similar fees to any Investor in an aggregate amount in any Fiscal Year not to exceed 2.0% of Consolidated Adjusted EBITDA for such Fiscal Year, which amount, if not used in any Fiscal Year, may be carried forward to any subsequent Fiscal Year; provided that no amount may be paid pursuant to this clause (i) if an Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) has occurred and is continuing (it being understood and agreed that during any such Events of Default, such fees shall continue to accrue and shall become payable upon the waiver or termination of the relevant Event of Default) and (ii) the payment of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods; the Transactions, including the payment of Transaction Costs;
(g)
customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;
(h)
Guarantees permitted by Section 6.01(b) or that constitute Permitted Investments or Investments made in compliance with Section 6.04(a);
(i)
any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;
(j)
leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(k)
the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower or any Restricted Subsidiary in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower and its Subsidiaries;
(l)
transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Borrower or any applicable Restricted Subsidiary in the good faith determination of the Borrower;

(m)
the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement; and
(n)
any purchase by the Borrower of the Capital Stock of (or contribution to the equity capital of) the Borrower.
Section 6.10.
Lines of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses as determined in good faith by the Borrower and (b) such other lines of business to which the Administrative Agent may consent.
Section 6.11.
Amendments or Waivers of Organizational Documents. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the interests of the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Borrower or any Restricted Subsidiary may effect a change to its organizational form or consummate any other transaction that is permitted under Section 6.07.
Section 6.12.
Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such), or (b) in violation of any Acceptable Intercreditor Agreement or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.
Section 6.13.
Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.
Section 6.14.
Financial Covenant.
(a)
First Lien Leverage Ratio. On each Compliance Date, the Borrower shall not permit the First Lien Leverage Ratio as of such Compliance Date to be greater than 3.80:1.00.
(b)
Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article 7), in the event of the Borrower’s failure to comply with Section 6.14(a) for any Fiscal Quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is ten Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of its Qualified Capital Stock (the “Cure

Amount”), and thereupon the Borrower’s compliance with Section 6.14(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.14(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.14(a) would be satisfied, then the requirements of Section 6.14(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.14(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters in which the Cure Right is not exercised (it being expressly understood and agreed that the Cure Right may be exercised in consecutive Fiscal Quarters), (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.14(a), (iv) from the date of the Administrative Agent’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”) through the 10th Business Day following the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable (such period, the “Cure Period”), neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall have any right to accelerate the Loans or terminate the Revolving Credit Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall have any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents that would be available on the basis of an Event of Default resulting from the failure to comply with Section 6.14(a), (v) there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.14(a) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness), (vi) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be disregarded for purposes of determining whether any financial ratio-based condition to the availability of any carve-out set forth in Article 6 of this Agreement has been satisfied, (vii) if the Borrower has failed to comply with Section 6.14(a), no Revolving Lender or Issuing Bank shall be required to make any Revolving Loan or issue any Letter of Credit hereunder during the Cure Period unless and until the Cure Amount is actually received and (viii) the proceeds of such Cure Amount shall be applied to (A) first, prepay any outstanding Revolving Loans (without a permanent reduction of the Revolving Credit Commitments), (B) second, with respect to any LC Exposure, deposit Cash in a Cash collateral account established for the benefit of the relevant Issuing Bank in amount equal to 103.0% of the Stated Amount of any outstanding Letters of Credit as of such date (minus the amount then on deposit in the LC Collateral Account), and any remaining Cure Amount after the application thereof pursuant to clauses (A) and (B) may be retained by the Borrower for any working capital and other general corporate purposes and any other use not prohibited by this Agreement.
ARTICLE 7
EVENTS OF DEFAULT
Section 7.01.
Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)
Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any premium, any fee or any other amount due hereunder within three Business Days after the date due; or
(b)
Default in Other Agreements. (i) Failure by any Loan Party or any of the Restricted Subsidiaries to pay when due any principal of or interest on or premium on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party or any of the Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of, or a casualty or condemnation event in respect of, the property securing such Indebtedness if such Disposition or casualty or condemnation event is permitted hereunder; provided, further, that any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of all of the outstanding Commitments and acceleration of all of the outstanding Loans pursuant to this Article 7; or
(c)
Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i) (provided that any Event of Default arising from the failure to timely deliver any notice of Default or Event of Default shall automatically be deemed to have been cured (and no longer continuing) immediately upon the earlier to occur of (x) the delivery of notice of the relevant Default or Event of Default and (y) the cessation of the existence of the underlying Default or Event of Default), Section 5.02 (as it applies to the preservation of the existence of the Borrower), Section 5.10 or Article 6, which default has not been remedied or waived within five days after receipt by the Borrower of written notice thereof from the Administrative Agent; provided that, notwithstanding this clause (c), no breach or default by any Loan Party under Section 6.14(a) will constitute a Default or an Event of Default with respect to any Term Loans and the Term Lenders will not be entitled to exercise any remedies with respect to such breach or default unless and until the Required Revolving Lenders have accelerated the Revolving Loans and any Additional Revolving Loans, terminated the commitments under any Revolving Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Facility (and such demand or acceleration has not been rescinded prior to the commencement of the exercise of remedies by any Term Lender); it being understood and agreed that any breach of Section 6.14(a) is subject to the Cure Right, and, to the extent that the Borrower has the right to receive the Cure Amount in respect of such breach and has delivered a Notice of Intent to Cure, no Event of Default may arise as a result of a breach or default under Section 6.14(a) until the 10th Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Sections 5.01(a) or (b), as applicable, and then only to the extent the Cure Amount has not been received on or prior to such 10th Business Day; or
(d)
Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate or any

Perfection Certificate Supplement) being untrue or incorrect in any material respect (or untrue or incorrect in any respect with respect to any representation, warranty or certification that is already qualified by “materiality”, “Material Adverse Effect” or similar language) as of the date made or deemed made; or
(e)
Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within thirty days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(f)
Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law; or (ii) the commencement of an involuntary case against the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) under any Debtor Relief Law, the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary), or over all or a substantial part of its property, or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) for all or a substantial part of its property, which, in the case of each of (i) and (ii), remains undismissed, unvacated, unbounded or unstayed pending appeal for sixty consecutive days; or
(g)
Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of an order for relief, the commencement by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or substantially all of its property; (ii) the making by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or
(h)
Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against any Loan Party or any of the Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of sixty days from the entry or filing thereof; or
(i)
Employee Benefit Plans. The occurrence of one or more ERISA Events or Foreign Benefit Events, which individually or in the aggregate result in liability of any Loan Party or any ERISA Affiliate of a Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j)
Change of Control. The occurrence of a Change of Control; or
(k)
Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (in each case subject to the Legal Reservations), (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms hereof) or shall be declared to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Loan Guarantor in accordance with the terms hereof or thereof), (ii) this Agreement, any Acceptable Intercreditor Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than by reason of (x) any affirmative action of the Administrative Agent, the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof), (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing, the validity or enforceability of any material provision of this Agreement, any Acceptable Intercreditor Agreement or any material Collateral Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under this Agreement, any Acceptable Intercreditor Agreement or any material Collateral Document to which it is a party (it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document) or (iv) the Obligations shall cease to constitute senior indebtedness under the subordination provisions of any documents or instruments evidencing any permitted Junior Indebtedness in an aggregate amount in excess of the Threshold Amount or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto, or any Loan Party shall contest in writing, the validity or enforceability of any material provision of any such subordination provision;

then, (1) and in every such event (other than any breach or default under Section 6.14(a) as described in clause (c) of this Section 7.01 that does not then constitute an Event of Default with respect to the Term Loans in accordance with clause (c) of this Section 7.01 or an event with respect to the Borrower described in clause (f) or (g) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the written request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon such Revolving Credit Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 103.0% of the relevant Stated Amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Section 7.01, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of the Borrower to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender and (2) upon the occurrence and during the continuance of an Event of Default pursuant to clause (c) of this Section 7.01 resulting from a breach or default under Section 6.14(a), at the written request of the Required Revolving Lenders the Administrative Agent shall, by notice to the Borrower, take any of the following actions, at the same or different times: (x) terminate the Revolving Credit Commitments, and thereupon such Revolving Credit Commitment shall terminate immediately, (y) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower to the Revolving Lenders accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (z) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 103.0% of the relevant Stated Amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account). Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default resulting from a breach or default under Section 6.14(a) that does not then constitute an Event of Default with respect to the Term Loans in accordance with clause (c) of this Section 7.01), the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. Upon the occurrence and during the continuance of an Event of Default pursuant to clause (c) of this Section 7.01 resulting from a breach or default under Section 6.14(a) that does not then constitute an Event of Default with respect to the Term Loans in accordance with clause (c) of this Section 7.01, at the written request of the Required Revolving Lenders the Administrative Agent shall exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC (provided that any such exercise shall be solely for the benefit of the Revolving Lenders until such time as an Event of Default with respect to the Term Loans has occurred and is continuing).

ARTICLE 8
THE ADMINISTRATIVE AGENT
Section 8.01.
General Agency Provisions.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints Barclays (or any successor appointed pursuant hereto) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks (except as expressly set forth in this Article 8 with respect to consultation rights in connection with the appointment of a successor Administrative Agent), and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender or an Issuing Bank, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise as directed in writing by the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vii) any property, book or record of any Loan Party or any Affiliate thereof or (viii) the compliance or non-compliance by Affiliated Lenders with the terms hereof related to Affiliated Lenders.

If any Lender obtains knowledge of a Default or Event of Default, such Lender shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable Requirements of Law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or any other similar Disposition of Collateral. Notwithstanding the foregoing, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower (on behalf of itself and the Restricted Subsidiaries), the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a)
consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;
(b)
credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;
(c)
credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;
(d)
credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable Requirements of Law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; or
(e)
estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clauses (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to any contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph is entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this

Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent is a Defaulting Lender (by reason of its insolvency) or an Affiliate of a Defaulting Lender (by reason of such Defaulting Lender’s insolvency), either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a), Section 7.01(f) or Section 7.01(g), no consent of the Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower, if applicable) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof). The fees payable by the Borrower to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent; for the avoidance of doubt, the Borrower shall have no obligation to pay any fee to any successor Administrative Agent that is greater than or in addition to the fees payable to the Administrative Agent on the Closing Date. After the Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed

Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Any resignation by Barclays as Administrative Agent pursuant to the immediately preceding paragraph of this Section 8.01 shall also constitute its resignation as an Issuing Bank, unless it remains a Lender; provided that, if Barclays does not remain a Lender (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Barclays as retiring Issuing Bank and (ii) Barclays shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents as an Issuing Bank except with respect to Letters of Credit previously issued by it.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, none of the Lead Arrangers or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent, an Issuing Bank or a Lender hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(f)
release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral as a result of a transaction permitted under the Loan Documents, (iv) if the property subject to such Lien is owned by a Loan Guarantor, upon the release of such Loan Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;
(g)
subject to Section 9.21, release any Loan Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary), in each case, as a result of a single transaction or series of related transactions permitted hereunder;

(h)
subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(l), 6.02(m), 6.02(n), 6.02(o), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd), 6.02(ee), 6.02(ff), 6.02(gg) and 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); and
(i)
enter into subordination, intercreditor or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust agreement or similar agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender, and each Issuing Bank hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8. In connection with any such release or subordination of the Liens, the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent requesting such release and/or subordination and certifying that such release and/or subordination, and any Liens incurred in connection therewith, and the Administrative Agent may rely exclusively upon such certificate as to whether such release and/or subordination and any such other Liens are permitted.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

The Administrative Agent is authorized to enter into any intercreditor, subordination, collateral trust or similar agreement (including any Acceptable Intercreditor Agreement) contemplated hereby with respect to any Indebtedness (a) that is (i) required or permitted to be subordinated hereunder or (ii) secured by Liens and (b) which contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor, subordination, collateral trust or similar agreement, an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Additional Agreement is binding upon them. Each Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into each Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of each Additional Agreement.

The Administrative Agent is authorized to enter into the Escrow Agreement and the transactions contemplated hereby in connection therewith, and each Secured Party authorizes (and ratifies) the

Administrative Agent’s actions to perform its obligations and exercise its rights thereunder, including with respect to the Escrow Account, in connection therewith.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such Affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 8.02.
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitment,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such “Qualified Professional Asset Manager” made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letter of Credits, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

The Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments and their respective Affiliates each hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitment and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitment for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitment by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 9
MISCELLANEOUS
Section 9.01.
Notices.
(a)
Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
(i)
if to any Loan Party, to such Loan Party in the care of the Borrower at:

Victory Capital Holdings, Inc.
4900 Tiedeman Road 4th Floor

Brooklyn, OH 44144

Attention: Michael D. Policarpo
Email: mpolicarpo@vcm.com

Telephone: (216) 898-2552
Facsimile: (216) 898-2585

(ii)
if to the Administrative Agent, at:

Barclays Bank PLC

Barclays Debt Management

745 Seventh Avenue

New York, New York 10019

Attention: Peter Oberrender

Email:  ~~peter.oberrender@barclays.com~~peter.oberrender@barclays.com and ltmny@barclays.com

Telephone: (212) 526-6687

With a copy (which shall not constitute notice), at:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: John H. Cobb

Email: johncobb@paulhastings.com

Telephone: (212)-318-6959

Facsimile: (212) 230-5169

(iii)
if to the Administrative Agent with respect to Borrowings/Continuations, at:

Barclays Bank PLC

Barclays Debt Management

400 Jefferson Park

Whippany, New Jersey 07981

Attention: Kevin Leamy

Email: Kevin.leamy@barclays.com~~,~~  with a copy to 12145455230@tls.ldsprod.com

(iv)
if to Barclays, as Issuing Bank, at:

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Nnamdi Otudoh and Letter of Credit Department

Email:  ~~nnamdi.otudoh@barclays.com~~nnamdi.otudoh@barclays.com and XraLetterofCredit@barclays.com

Telephone: (212) 526-8527

Facsimile: (212) 412-5011

(v)
if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire; or

(vi)
if to any Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire or such address as may be specified in the documentation pursuant to which such Issuing Bank is appointed in its capacity as such.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of itself and/or any other Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor; provided that any such notice or communication described in clause (i) or (ii) not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(c)
Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself, each Issuing Bank and each Lender.
(d)
The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform. The Borrower acknowledges and agrees that the list of Disqualified Institutions shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders. The Platform is provided “as is” and “as available.” None of the Administrative Agent or any of its Related Parties warrants the adequacy of the Platform and each of them expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section 9.01, including through the Platform.
Section 9.02.
Waivers; Amendments.
(a)
No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any Loan nor the issuance of any Letter of Credit shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)
Subject to clauses (A) through (F) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent (with the consent of the Required Lenders) and each Loan Party that is party thereto; provided that, notwithstanding the foregoing:
(A)
the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:
(1)
increases the Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2)
reduces or forgives the principal amount of any Loan owed to such Lender or any amount due to such Lender on any Term Loan Installment Date or 2021 Incremental Term Loan Installment Date;
(3)
(x) extends the scheduled final maturity of any Loan or (y) postpones any Term Loan Installment Date or 2021 Incremental Term Loan Installment Date or any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder;
(4)
reduces the rate of interest (other than to (x) waive any Default or Event of Default or obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(c) or (y) extend the time for delivery of financials and/or any Compliance Certificate under Section 5.01, which, in each case, shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender;
(5)
extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and
(6)
waives, amends or modifies the provisions of Sections 2.18(a), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) or 9.05(g) or as otherwise provided in this Agreement);
(B)
no such agreement shall:
(1)
change (x) any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender or (y) the definition of “Required Revolving Lenders” without the prior written consent of each Revolving Lender (it being understood that neither the consent of the Required Lenders nor the consent of any other Lender shall be required in connection with any change to the definition of “Required Revolving Lenders”);
(2)
release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.21 hereof), without the prior written consent of each Lender; or
(3)
release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.21 hereof), without the prior written consent of each Lender;
(C)
solely with the consent of the Required Revolving Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may (x) waive, amend or modify Section 6.14 (or the definition of “First Lien Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 6.14), (y) waive any Default or Event of Default resulting from a breach of Section 6.14 or (z) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Loan or Additional Revolving Loan;
(D)
solely with the consent of the relevant Issuing Banks and, in the case of clause (x), the Administrative Agent, any such agreement may (x) increase or decrease the Letter of Credit Sublimit or (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to the issuance of any Letter of Credit;
(E)
solely with the consent of the Swingline Lender and, in the case of clause (x), the Administrative Agent, any such agreement may (x) increase or decrease the Swingline Sublimit or (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Swingline Loan; and
(F)
no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank hereunder, in each case in a manner directly and adversely affecting such Person, without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.
(c)
Subject to clause (F) of Section 9.02(b) but notwithstanding any other provision of this Agreement, this Agreement may be amended:
(i)
with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans under the applicable Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that
(A)
the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 6.01 and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02 and plus (2) the amount of accrued interest and premium (including tender premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),
(B)
any Replacement Term Loans must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,

(C)
any Replacement Term Loans may be pari passu with or junior to any then-existing Term Loans right of payment and pari passu with or junior to such Term Loans with respect to the Collateral (provided that any Replacement Term Loans that are pari passu with or junior to any then-existing Term Loans shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,
(D)
any Replacement Term Loans that are secured may not be secured by any assets other than the Collateral,
(E)
any Replacement Term Loans that are guaranteed may not be guaranteed by any Person other than one or more Loan Parties,
(F)
(i) any Replacement Term Loans that are pari passu with the Tranche B-2 Term Loans and the 2021 Incremental Term Loans in right of payment and security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayment or prepayment in respect of the Tranche B-2 Term Loans and the 2021 Incremental Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as agreed by the Borrower and the Lenders providing the relevant Replacement Term Loans, and any Replacement Term Loans that are junior to the Term Loans shall not be entitled to participate in any such voluntary or mandatory prepayment or repayment,
(G)
any Replacement Term Loans may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Term Loans may agree,
(H)
either (i) the other terms and conditions of any Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or (ii) such Replacement Term Loans are provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness, and
(I)
the Borrower shall have prepaid the Term Loans in accordance with Section 2.11(b)(iii), and
(ii)
with the written consent of the Borrower and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Revolving Credit Commitment under the applicable Class (any such Revolving Credit Commitment being refinanced or replaced, a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:

(A)
the aggregate principal amount of any Replacement Revolving Facility shall not exceed the aggregate principal amount of the Replaced Revolving Facility (plus (x) any additional amounts permitted to be incurred under Section 6.01 and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02 and plus (y) the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),
(B)
no Replacement Revolving Facility may have a final maturity date (or have scheduled commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing,
(C)
any Replacement Revolving Facility may be pari passu with or junior to any then-existing Revolving Credit Commitment in right of payment and pari passu with or junior to any then-existing Revolving Credit Commitment with respect to the Collateral (provided that any Replacement Revolving Facility that is pari passu with or junior to the Revolving Credit Commitment shall be subject to an Acceptable Intercreditor Agreement (which may consist of a payment waterfall) and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements) or may be unsecured,
(D)
any Replacement Revolving Facility that is secured may not be secured by any assets other than the Collateral,
(E)
any Replacement Revolving Facility that is guaranteed may not be guaranteed by any Person other than one or more Loan Parties,
(F)
any Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans set forth in the proviso to clause (i) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),
(G)
any Replacement Revolving Facility may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Revolving Facility may agree, and
(H)
either (i) the other terms and conditions of any Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than covenants or other provisions applicable only to periods after the Latest Revolving Credit Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Revolving Facility)) or (ii) such Replacement Revolving Facility are provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness, and

(I)
the commitments in respect of the relevant Replaced Revolving Facility shall be terminated, and all loans outstanding thereunder and all fees then due and payable in connection therewith shall be paid in full, in each case on the date any Replacement Revolving Facility is implemented;

provided, further, that, in respect of each of sub-clauses (i) and (ii) of this clause (c), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall (x) be permitted without the consent of the Administrative Agent to provide any Replacement Term Loans, it being understood that in connection therewith, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Person under Section 9.05 as if such Replacement Term Loans were term loans acquired by assignment and (y) any Debt Fund Affiliate (but not any Non-Debt Fund Affiliate) may provide any Replacement Revolving Facility.

Each party hereto hereby agrees that this Agreement may be amended by each of the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans or Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Term Loans or Replacement Revolving Facility.

(d)
Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:
(i)
the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement or waive any guaranty, collateral security agreement, pledge agreement or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement or the relevant other Loan Documents,
(ii)
the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to (1) effect the provisions of Sections 2.22, 2.23, 5.11, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent,
(iii)
if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,

(iv)
the Administrative Agent and, to the extent contemplated by such agreement, the Borrower may amend, restate, amend and restate or otherwise modify any Acceptable Intercreditor Agreement to give effect thereto or to carry out the purposes thereof without the consent of any Lender so long as such amendment, supplement, waiver or modification is not materially adverse to the Lenders,
(v)
[Reserved],
(vi)
no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment and any Additional Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)), and
(vii)
this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.
Section 9.03.
Expenses; Indemnity.
(a)
The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower or any other Loan Party and except as otherwise provided in a separate writing between the Borrower or the relevant Agent), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, (x) to one firm of outside counsel to all such Persons taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to each similarly situated group of Persons, and (y) if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to each similarly situated group of Persons, in each such relevant jurisdiction) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within thirty days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with reasonably detailed backup documentation supporting the relevant reimbursement request.
(b)
The Borrower shall indemnify each Agent, each Issuing Bank, the Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to each similarly situated group of affected Indemnitees, taken as a whole, and (y) one additional local counsel to each similarly situated group of affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or any Letter of Credit, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by any Loan Party or the Restricted Subsidiaries, or any Environmental Liability of any Loan Party or the Restricted Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent a final and non-appealable judgment finds that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee solely against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against any Agent, acting in its capacity as such) that does not involve any act or omission of the Sponsors, the Borrower or any of their respective Affiliates or Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof, as determined by a final non-appealable judgment of a court of competent jurisdiction. All amounts due under this clause (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with reasonably detailed backup documentation supporting the relevant reimbursement request. This clause (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)
The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.
Section 9.04.
Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party or any Related Party of any thereof, (a) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03; provided that nothing in this sentence shall limit the Borrower’s indemnity or reimbursement obligations under Section 9.03 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder and (b) in respect of any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, including SyndTrak, IntraLinks, the internet, email or similar electronic transmission systems, except, in each case under this clause (b) to the extent any such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or any other Loan Document by, such Person or Indemnitee, in each case under this Section 9.04.
Section 9.05.
Successors and Assigns.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (e) of this Section 9.05, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent of:
(A)
the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (I) consent of the Borrower shall not be required during the primary syndication of the Term Loans (other than assignments to Disqualified Institutions), (II) (x) the Borrower shall be deemed to have consented to any assignment of Term Loans or Term Commitments unless it has objected thereto by written notice to the Administrative Agent within ten Business Days after receipt of written notice thereof and (y) the consent of the Borrower shall not be required for any assignment of Term Loans or Term Commitments (1) to any Term Lender or any Affiliate of any Term Lender or an

Approved Fund or (2) at any time when an Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists and (III) (x) the Borrower shall be deemed to have consented to any assignment of Revolving Loans or Revolving Credit Commitments unless it has objected thereto by written notice to the Administrative Agent within ten Business Days after receipt of written notice thereof, and (y) the consent of the Borrower shall not be required for any assignment of Revolving Loans or Revolving Credit Commitments (1) by any Revolving Lender to an Affiliate of such Revolving Lender, another Revolving Lender or an Approved Fund or (2) at any time when an Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists;
(B)
the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); and
(C)
in the case of any Revolving Facility, the Swingline Lender and each Issuing Bank (each not to be unreasonably withheld, conditioned or delayed).
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than (x) $1,000,000, in the case of Term Loans and Term Commitments and (y) $5,000,000 in the case of Revolving Loans and Revolving Credit Commitments, unless the Borrower and the Administrative Agent otherwise consent;
(B)
any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
(D)
the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any Internal Revenue Service form required under Section 2.17.
(iii)
Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee or to such assigning Lender, with appropriate insertions, to reflect the new commitments or outstanding Loans of the assignee or the assigning Lender.
(iv)
The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.
(v)
Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)
By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan

Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption (and the Administrative Agent shall be entitled to conclusively rely on such representation without any further investigation); (D) the assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)
(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.05(g), as if the limitation applied to such participations), the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the Administrative Agent, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c) in respect of such participation, to the Borrower). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii)
Notwithstanding the foregoing, no Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging such Participant may receive a greater benefit and such Participant agrees to comply with Section 2.19 as if it was a Lender. Each Participant will comply with Section 2.17(f) as though it were a Lender and to deliver the tax forms required to claim an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document and then only to the extent of any amount to which such Lender would be entitled in the absence of any such participation (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the Administrative Agent).

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan, Letter of Credit or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 (other than this clause (d)) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)
Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.
(f)
(i) Upon the request of any Lender, the Administrative Agent shall make available to such Lender the list of Disqualified Institutions provided to the Lead Arrangers prior to the Closing Date, if any, along with any additions, deletions or modifications to such list as provided to the Administrative Agent after the Closing Date pursuant to the definition of the term Disqualified Institution. Notwithstanding anything else in this Section 9.05 or any other provision of any Loan Document to the contrary, with respect to any assignment, participation or pledge or assignment of a security interest by a Lender without the Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned) or the Borrower’s deemed consent to any Disqualified Institution or any Affiliate thereof, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent (x) terminate any Revolving Credit Commitment of such Disqualified Institution and repay any applicable outstanding Loans and other obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (y) in the case of outstanding Term Loans held by such Disqualified Institution, purchase or prepay such Term Loans at a price equal to the lesser of par and the amount such person paid to acquire such Loans, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts payable to it hereunder), and/or (z) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.05 other than payment of the processing and recordation fee specified in paragraph (b)(ii)(C) above), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees at the price indicated above; provided that upon inquiry by any Lender, Participant, bona fide potential assignee or bona fide prospective participant to the Administrative Agent, the Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions made in accordance with the definition of Disqualified Institutions (as updated thereto from time to time) to such Person or to disclose to such Person whether such Person or a specific potential assignee or prospective participant is a Disqualified Institution; provided, further, that the Administrative Agent shall not be under any obligation to notify any such Person of updates after the date such Person requests such information; provided that, without prejudicing any right or remedy that the Borrower may otherwise have at law or equity, to the extent such Disqualified Institution has assigned its Loans to an Eligible Assignee (which is not an Affiliate of such Person), at the Borrower’s written election, the assignment to such Eligible Assignee shall be deemed effective for all purposes of the Loan Documents irrespective of such Disqualified Institution having previously held the applicable Loan. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not have any responsibility or liability for monitoring the list of Disqualified Institutions or enforcing the Borrower’s or any Lender’s compliance with the terms of any of the provisions set forth herein with respect to Disqualified Institutions or otherwise have any liability in connection with the foregoing.

(ii) If any assignment or participation under this Section 9.05 is made to any Affiliate of any Disqualified Institution without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) the relevant assignment shall otherwise comply with this Section 9.05 (except that (x) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (y) any Term Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of ninety days following such transfer) and (II) to the extent such Disqualified Institution has assigned its Loans to an Eligible Assignee (which is not an Affiliate of such Person) with the written consent of the Borrower (if applicable), the assignment to such Eligible Assignee shall be deemed effective for all purposes of the Loan Documents and no new assignment shall be required irrespective of such Disqualified Institution having previously held the applicable Loan. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have under this Agreement or at law or equity.

(g)
Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:
(i)
any Term Loans acquired by the Borrower or any of the Restricted Subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;
(ii)
any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its Subsidiaries (it being understood that any such Term Loans shall be retired and cancelled promptly upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled;
(iii)
the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv)
after giving effect to the relevant assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25.0% of the aggregate principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap; provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void;
(v)
in connection with any assignment of rights and obligations under this Agreement in respect of Term Loans effected pursuant to a Dutch Auction or open market purchase conducted by the Borrower or any of the Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment and (B) no Default or Event of Default may exist at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and
(vi)
by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)
the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and
(B)
such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2);

(vii)
no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrower or any Subsidiary thereof or their respective securities in connection with any assignment permitted by this Section 9.05(g); and
(viii)
in any bankruptcy or similar proceeding, no Affiliated Lender shall have any right to vote its interest in respect of any Term Loan (it being understood that its interest will be deemed to be voted in the same proportion as the vote of non-Affiliated Lenders on the relevant matter), except that to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of the relevant Affiliated Lender in such Term Loan in a manner that is less favorable to such Affiliated Lender than the proposed treatment of Term Loans held by other Lenders.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Loans and Commitments held by all Debt Fund Affiliates shall not account for more than 30.0% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document (it being understood and agreed that any Term Loans held by Debt Fund Affiliates in excess of such 30.0% of such amounts will be deemed to be voted pro rata along with the votes of the Lenders eligible to vote under the relevant class of Lenders that are not Debt Fund Affiliates). Any Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its Subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of any applicable Term Loans so contributed and cancelled.

Section 9.06.
Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07.
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.08.
Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.09.
Right of Setoff. At any time when an Event of Default exists, (i) the Administrative Agent and (ii) with the prior written consent of the Administrative Agent, the Swingline Lender, each Issuing Bank and each Lender, in each case, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, the Swingline Lender, such Issuing Bank or such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, the Swingline Lender, such Issuing Bank or such Lender, irrespective of whether or not the Administrative Agent, the Swingline Lender, such Issuing Bank or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, the Swingline Lender, such Issuing Bank or such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. The Administrative Agent, the Swingline Lender, such Issuing Bank or such Lender shall promptly notify the Borrower of any such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09. The rights of the Swingline Lender, each Lender, each Issuing Bank and the Administrative Agent under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which the Swingline Lender, such Lender, such Issuing Bank or the Administrative Agent may have.
Section 9.10.
Governing Law; Jurisdiction; Consent to Service of Process.
(a)
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to any Loan Document and agrees that all claims in respect of any such action or proceeding SHALL (EXCEPT AS PERMITTED BELOW) be heard and determined in such New York State or, to the extent permitted by APPLICABLE REQUIREMENTS OF LAW, federal court. EACH partY hereto agreeS that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such Person for any suit, action or proceeding brought in any such court. Each partY hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF its RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(c)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.10. Each parTY hereto hereby irrevocably waives, to the fullest extent permitted by APPLICABLE REQUIREMENTS OF law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.
(d)
To the extent permitted by APPLICABLE REQUIREMENTS OF law, each party hereto hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) directed to it at its address for notices as provided for in Section 9.01. each Party hereto hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any loan document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by APPLICABLE REQUIREMENTS OF law.
Section 9.11.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF law, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13.
Confidentiality. Each Agent, each Lender and each Issuing Bank agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, agents, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by any Agent, any Issuing Bank, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of any Agent, any Issuing Bank or any Lender that is a Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, including as set forth in the Information Materials) in accordance with the standard syndication process of the Lead Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed, to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.12, (f) with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) and (g) to the extent such Confidential

Information is (x) publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives or (y) becomes available to such Person, its Affiliates or their respective Representatives on a non-confidential basis from a source other than any Loan Party or any Subsidiary or any of their respective Affiliates or any of their respective directors, officers, employees, direct or indirect equity holders or agents, including accountants, legal counsel and other advisors as to which source such Person, its Affiliates or their respective Representatives has no actual knowledge of a breach thereby of its obligation to keep such information confidential. In addition, the Borrower and the Administrative Agent may provide generic information regarding the Credit Facilities to service providers providing administrative and ministerial services solely in connection with the syndication and administration of the Credit Facilities (which generic information shall be limited to the identities of parties, maturity dates and interest rates) on a confidential basis. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrower or any of its Subsidiaries and their respective businesses or the Transactions (including any information obtained by any Agent, any Issuing Bank or any Lender or any of their respective Affiliates or Representatives, based on a review of any books and records relating to the Borrower or any of its Subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to any Agent, Issuing Bank or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the numbering, administration, settlement and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. Notwithstanding any of the foregoing, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.
Section 9.14.
No Fiduciary Duty. Each Agent, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
Section 9.15.
Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16.
USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.
Section 9.17.
Disclosure of Agent Conflicts. Each Loan Party, each Issuing Bank and each Lender hereby acknowledge and agree that the Administrative Agent or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.18.
Appointment for Perfection. Each Lender hereby appoints each other Lender and each Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender, Issuing Bank shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 9.19.
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or Letter of Credit under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender or Issuing Bank.
Section 9.20.
Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.
Section 9.21.
Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Loan Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Loan Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) or (ii) upon the occurrence of the Termination Date; provided that (i) no such release under clause (a) hereof shall occur solely because a Loan Guarantor has become an Excluded Subsidiary unless the Borrower so elects and (ii) to the extent any Restricted Subsidiary becomes an Excluded Subsidiary and is released from its guarantee hereunder, any such release under clause (a) hereof shall constitute an Investment as of the date of such release. In connection with any such release, the

Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.21 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).
Section 9.22.
Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document from one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agree to the extent permitted under applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Requirements of Law).
Section 9.23.
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.24.
Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 9.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~VICTORY CAPITAL HOLDINGS, INC.,~~

~~as the Borrower~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~BARCLAYS BANK PLC,~~

~~as Administrative Agent, Swingline Lender, an Issuing Bank and a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~ROYAL BANK OF CANADA,~~

~~as an Issuing Bank and a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~BANK OF MONTREAL,~~

~~as an Issuing Bank and a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~KEYBANK NATIONAL ASSOCIATION,~~

~~as an Issuing Bank and a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~JPMORGAN CHASE BANK, N.A.,~~

~~as an Issuing Bank and a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~BANK OF AMERICA, N.A.,~~

~~as an Issuing Bank and a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~MORGAN STANLEY SENIOR FUNDING, INC.,~~

~~as an Issuing Bank and a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Signature Page to Victory Capital Credit Agreement~~

~~[•],~~

~~as a Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Victory Capital Credit Agreement~~

~~Schedule 1.01(a)~~

~~Commitment Schedule~~

~~Initial Revolving Credit Commitments~~

~~Lender~~	~~Initial Revolving Credit Commitment~~	~~Pro Rata Share~~
~~Barclays Bank PLC~~	~~$20,000,000.00~~	~~20.00%~~
~~Royal Bank of Canada~~	~~$20,000,000.00~~	~~20.00%~~
~~Bank of Montreal~~	~~$20,000,000.00~~	~~20.00%~~
~~KeyBank National Association~~	~~$20,000,000.00~~	~~20.00%~~
~~JPMorgan Chase Bank, N.A.~~	~~$10,000,000.00~~	~~10.00%~~
~~Bank of America, N.A.~~	~~$5,000,000.00~~	~~5.00%~~
~~Morgan Stanley Senior Funding, Inc.~~	~~$5,000,000.00~~	~~5.00%~~
~~Total~~	~~$100,000,000.00~~	~~100%~~

~~Initial Term Loan Commitments~~

~~Lender~~	~~Initial Term Loan Commitment~~	~~Pro Rata Share~~
~~Barclays Bank PLC~~	~~$1,100,000,000.00~~	~~100.00%~~
~~Total~~	~~$1,100,000,000.00~~	~~100%~~

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